Exhibit 99.1

IN THE UNITTED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE
—————————————————————————————-)(
In re:    Chapter 11
Rentech WP U.S. Inc., et al.,1 Case No. 17-12958 (CSS) Debtors. (Jointly Administered)
Ref. Docket No. 232
—————————————————————————————-)(
FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING SECOND AMENDED COMBINED DISCLOSURE STATEMENT AND CHAPTER 11 PLAN OF LIQUIDATION AND APPROVING THE ADEQUACY OF DISCLOSURE ON A FINAL BASIS
Rentech, Inc. and Rentech WP U.S. Inc. (together, the “Debtors”) having proposed and filed with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) the Debtors’ Second Amended Combined Disclosure Statement (as approved on an interim basis by the Conditional Approval and Procedures Order (as defined below) and, as amended, modified or supplemented in accordance with its terms, the “Disclosure Statement”) and Chapter 11 Plan of Liquidation (as amended, modified or supplemented in accordance with its terms, the “Plan”, and together with the Disclosure Statement, the “Combined Plan and Disclosure Statement”),2 dated April 4, 2018, and attached hereto as Exhibit A; and the Bankruptcy Court having entered the Order (I) Approving on an Interim Basis the Adequacy of Disclosures in the Debtors’ Amended Combined Plan and Disclosure Statement, (II) Scheduling the Confirmation Hearing and the Deadline for Filing Objections, (III) Establishing Procedures for Solicitation and Tabulation of Votes to Accept or Reject the Plan, and Approving the Form of Ballot and Solicitation
1 The Debtors, together with the last four digits of each Debtor’s U.S. federal tax identification number, are Rentech WP U.S. Inc. (7863) and Rentech, Inc. (7421). The address for the Debtors is 10880 Wilshire Boulevard, Suite 1101, Los Angeles, CA 90024.
2     Capitalized terms used, but not otherwise defined herein, have the meanings given to them in the Plan.

Package, (IV) Approving the Notice Procedures, and (V) Confirming the Plan [Docket No. 229] (the “Conditional Approval and Procedures Order”) approving, among other things, the Disclosure Statement on an interim basis, the contents of the Solicitation Package and the procedures for soliciting and tabulating votes to accept or reject the Plan; and the Debtor having filed the Plan Supplement (as defined below) [Docket Nos. 290 and 329]; and upon the filed affidavits of service documenting compliance with the notice and solicitation requirements of the Conditional Approval and Procedures Order and Notice of(I) Approval on an Interim Basis of the Debtors’ Amended Combined Plan and Disclosure Statement as Containing Adequate Information for Solicitation Purposes, (II) Deadline for Casting Votes to Accept or Reject the Plan, and (III) the Confirmation Hearing to Consider (A) Final Approval of the Debtors’ Amended Combined Plan and Disclosure Statement and (B) Confirmation of the Plan dated February 12, 2018 [Docket No. 233] (the “Confirmation Hearing Notice”) being delivered or published (the “Publication Notice”), as applicable, in accordance with the Conditional Approval and Procedures Order, as evidenced by the Affidavit of Service [Docket No. 257] (the “Service Affidavit”) and the Affidavit of Publication [Docket No. 255] (the “Publication Verification”); and upon the Declaration of James Daloia of Prime Clerk LLC Regarding Solicitation of Votes and Tabulation of Ballots Cast on the Debtors’ Amended Combined Disclosure Statement and Chapter 11 Plan of Liquidation [Docket No 330] (the “Voting Declaration”); and upon the Declaration of Paul Summers in Support of Confirmation of the Debtors’ Second Amended Combined Disclosure Statement and Chapter 11 Plan of Liquidation, dated April 2, 2018 [Docket No. 332] (the “Declaration”) filed in support of confirmation of the Plan; and upon the Debtors’ Memorandum in Support of Confirmation of Debtors’ Second Amended Combined Disclosure Statement and Chapter 11 Plan of Liquidation [Docket No. 333] (the “Confirmation Brief’) in support of confirmation of the Plan and final approval of the adequacy of the Disclosure

Statement having been filed on April 2, 2018; and the Bankruptcy Court having held the hearing to consider (a) final approval of the Disclosure Statement and (b) confirmation of the Plan on April 4, 2018 (the “Combined Hearing”); and any responses or objections to confirmation of the Plan raised at or prior to the Combined Hearing (collectively, the “Objections”) having been resolved (including to the extent such resolution is set forth in any modification to the Combined Plan and Disclosure Statement or as set forth herein), overruled, or withdrawn prior to or during the Combined Hearing; and after due deliberation and sufficient cause appearing therefor; and the Bankruptcy Court having conducted the Combined Hearing, considered all the evidence proffered or adduced and the arguments of counsel made at the Combined Hearing, reviewed all documents in connection and having heard all parties desiring to be heard; and upon the full record of these Chapter 11 Cases; and after due deliberation and consideration of all of the foregoing; the Bankruptcy Court hereby finds and determines that:
FINDINGS OF FACT AND CONCLUSIONS OF LAW
A.                 Findings and Conclusions. The findings and conclusions set forth herein and on the record of the Combined Hearing constitute the Bankruptcy Court’s findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.
B.     Exclusive Jurisdiction: Venue; Core Proceeding (28 U.S.C. §§ 157(b)(2) and 1334(a)). The Bankruptcy Court has jurisdiction over the Chapter 11 Cases pursuant to 28 U.S.C. §§ 157 and 1334 and the Amended Standing Order of Reference from the United States District Court for the District of Delaware, dated as of February 29, 2012. Approval of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b), and the Bankruptcy Court has

jurisdiction to enter a Final Order with respect thereto.     Venue is proper before the Bankruptcy Court pursuant to 28 U.S.C. §§ 1408 and 1409. The Debtors are eligible debtors under Bankruptcy Code Section 109 and are proper plan proponents under Bankruptcy Code Section 1121(a).
C. Findings Regarding the Debtors. The Debtors are in good standing in the jurisdiction in which each has been incorporated and is registered and/or authorized to do business.     As debtors-in-possession, the management of the Debtors, including but not limited to their boards of directors and officers, were duly authorized and empowered to take any and all such actions contemplated by and giving rise to the Combined Plan and Disclosure Statement, including pursuit of approval of the Disclosure Statement and confirmation of the Plan. Each action, agreement, and transaction contemplated by the Combined Plan and Disclosure Statement and this Confirmation Order, and all related actions, agreements, and transactions necessary to implement, effectuate, and confirm the Combined Plan and Disclosure Statement are authorized by this Confirmation Order. The Debtors, acting by and through their directors, officers, or managers, are duly authorized and empowered to take any and all such actions as any of these may determine are necessary or appropriate to implement, effectuate, and consummate any and all documents or transactions contemplated by the Combined Plan and Disclosure Statement or this Confirmation Order. The Debtors have been duly authorized, or are empowered to duly authorize, each of the acts, documents, agreements, and transactions contemplated in the Combined Plan and Disclosure Statement and this Confirmation Order to implement, effect, and consummate the Combined Plan and Disclosure Statement.
D. Judicial Notice. The Bankruptcy Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the Clerk of the Bankruptcy Court, including all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered, or adduced at the hearings held before the Bankruptcy Court during the pendency of these Chapter 11 Cases.
E. Burden of Proof. The Debtors have the burden of proving the elements of Bankruptcy Code Sections 1125 and 1129(a) and (b) by a preponderance of the evidence. The Debtors have met their burden with respect to each Debtor and each element of Bankruptcy Code Sections 1125 and 1129.
F. Chapter 11 Petitions. On the Petition Date, each of the Debtors filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code with the Bankruptcy Court. The Debtors continue to operate their businesses and manage their properties as debtors-in -possession pursuant to Bankruptcy Code Sections 1107(a) and 1108. In accordance with the Bankruptcy Court’s Order Under Fed. R. Bankr. P. 1015 and Del. Bankr. L.R. 1015-1 Authorizing Joint Administration of Chapter 11 Cases, dated December 20, 2017 [Docket No. 33], the Debtors’ cases are being jointly administered pursuant to Bankruptcy Rule 1015(b). No trustee or examiner has been appointed in these Chapter 11 Cases. On January 3, 2018, the UST appointed a Committee of Unsecured Creditors (the “Committee”) pursuant to Bankruptcy Code Section 1102(a)(1) in connection with the Chapter 11 Cases [Docket No. 72].
G. Adequacy of the Disclosure Statement. The Disclosure Statement contains extensive material information regarding the Debtors so that parties entitled to vote on the Plan could make informed decisions regarding the Plan. Additionally, the Disclosure Statement, including the various notices and the Ballot, contains adequate information as that term is defined in Bankruptcy Code Section 1125(a) and complies with any additional requirements of the Bankruptcy Code, the Bankruptcy Rules, and applicable nonbankruptcy law.

H.                 Notice and Service of Solicitation Materials. The Voting Declaration and the Service Affidavit establish the transmittal and service of the Combined Plan and Disclosure Statement and related solicitation materials and notices (including, without limitation, notice of all deadlines for objecting to, or voting to accept or reject, the Plan and of the proposed release, discharge, exculpation and injunction provisions of the Plan) in accordance with the Conditional Approval and Procedures Order, the Bankruptcy Code, the Bankruptcy Rules and the Local Rules. Under the circumstances, such transmittal and service, together with the Publication Notice, constitutes due, adequate and sufficient notice of the Disclosure Statement, Plan and the Combined Hearing to all parties entitled to such notice under the Bankruptcy Code and the Bankruptcy Rules, and no other or further notice is necessary or required. All parties in interest in these Chapter 11 Cases had a full and fair opportunity to appear and be heard at the Combined Hearing and no other or further notice is or shall be required.
I.     Solicitation. Based on the record before the Bankruptcy Court, the Debtors and their counsel, advisors and agents have acted and solicited votes for acceptance and rejection of the Plan in good faith and in compliance with Bankruptcy Code Sections 1125 and 1126, Bankruptcy Rules 3017 and 3018, the Conditional Approval and Procedures Order, all applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules and all other applicable rules, laws and regulations. The Debtors and their counsel, advisors and agents are entitled to the protections of Bankruptcy Code Section 1125(e).
J.     Voting Certification. All procedures used to tabulate the Ballots were fair and conducted in accordance with the Conditional Approval and Procedures Order, the Bankruptcy Code, the Bankruptcy Rules, the Local Rules and all other applicable rules, laws and regulations. As evidenced by the Voting Declaration, Class 3 voted to accept the Plan.

K.                 Plan Supplement.     In accordance with the Conditional Approval and Procedures Order, on March 14, 2018, the Debtors filed the initial Plan Supplement [Docket No. 290]. On April 2, 2018, the Debtors filed a second Plan Supplement (together with the initial Plan Supplement, the “Plan Supplement”) providing disclosures pursuant to Bankruptcy Code Section 1129(a)(5) regarding the individual proposed to serve as director and officer of the Post-Effective Date Debtors and the Liquidation Trustee after the Effective Date [Docket No. 329]. The information and documents comprising the Plan Supplement and the amendments or supplements thereto are integral to, part of, and incorporated by reference into the Plan. Consistent with the terms of the Plan, the Debtors reserve the right to alter, amend, update or modify the Plan Supplement before the Effective Date.
L.     Transmittal of Plan Materials. In satisfaction of Bankruptcy Code Sections 1125 and 1126 and Bankruptcy Rule 2002(b), on or about February 15, 2018, the Debtors, through Prime Clerk, mailed the Confirmation Hearing Notice to, among others, known Holders of Claims against or Equity Interests in the Debtors. Further, on February 20, 2018, the Debtors published the Publication Notice in The New York Times. The Confirmation Hearing Notice and the Publication Notice notified Holders of Claims and Equity Interests and other parties of the deadline and procedures for filing objections to the Plan and that April 4, 2018, at 10:00 a.m. (Prevailing Eastern Time) was the date and time of the Combined Hearing. The Confirmation Hearing Notice and the Publication Notice put parties in interest on notice of the following: (a) (i) that all Holders of Allowed Claims in Class 1 (Secured Claims) and Class 2 (Priority Non-Tax Claims) are Unimpaired under the Plan and, pursuant to Bankruptcy Code Section 1126(f), are presumed to accept the Plan and are not entitled to vote to accept or reject the Plan, (ii) that all Holders of Claims in Class 3 (General Unsecured Claims) are Impaired and entitled to vote to accept or reject the Plan, and (iii) that all Holders of Allowed Claims in Class 4 (Affiliate Claims) and Class 5 (Intercompany Claims) and all

Holders of Equity Interests in Class 6 (Rentech Equity Interests), Class 7 (Rentech WP Equity Interests) and Class 8 (Other Equity Interests) are Impaired, deemed to reject the Plan and ineligible to vote on the Plan; (b) the proposed classification of their Claims or Equity Interests and the estimated recovery for each Class; and (c) in bold and conspicuous font that the Plan contained certain injunction, exculpation, and release provisions.
M.                 Adequacy of Notice.     Notice of the Combined Hearing was given in compliance with the Bankruptcy Rules, and the materials served in conjunction therewith and the publication of the Publication Notice were good and sufficient notice in accordance with Bankruptcy Rules 2002(b) and 3020(b)(2).     See Service Affidavit and    Publication Verification. All parties required to be given notice of the Combined Hearing (including the deadline for filing and serving objections to confirmation of the Plan) have been given due, proper, timely, and adequate notice in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and applicable non-bankruptcy law. No other or further notice or solicitation is required. All parties in interest had the opportunity to appear and be heard at the Combined Hearing and no other or further notice is required.
N.                 Impaired Classes Deemed to Reject the Plan. As provided in Articles V, VII, and VIII of the Plan, Classes 4 (Affiliate Claims), 5 (Intercompany Claims), 6 (Rentech Equity Interests), 7 (Rentech WP Equity Interests), and 8 (Other Equity Interests) are Impaired under the Plan and are deemed to have rejected the Plan.
O.     Classes Deemed To Accept the Plan. Class 1 (Secured Claims) and Class 2 (Priority Non-Tax Claims) are Unimpaired and are deemed to accept the Plan, pursuant to Bankruptcy Code Section 1126(f).
P.                 Preservation of Causes of Action. Pursuant to the Plan, the Debtors have provided due and sufficient notice that the Plan preserves all Causes of Action, as set forth in the Plan or this Confirmation Order.

Q.     Releases, Exculpation and Injunctions. Pursuant to Bankruptcy Code Section 1123(b)(3) and applicable law, the settlements, compromises, releases, exculpations, and injunctions set forth in the Plan, and implemented by this Confirmation Order, are fair, equitable, reasonable, and are permissible under applicable law. Such compromises and settlements are made in exchange for adequate consideration; and are fair, necessary, equitable, and reasonable. The release by the Debtors ofthe Debtors’ Related Persons as set forth in Section XII.B. of the Plan (the “Debtor Releases”) are important to the success of the Plan, which embodies the settlement of claims and compromises contemplated by the Plan. Each of the parties to the Debtor Releases played an integral role in the Chapter 11 Cases and the formulation and implementation of the Plan. In approving the release of claims by the Debtors based on the record and facts and the circumstances of the Chapter 11 Cases, the Bankruptcy Court determines that the Debtor Releases are (i) supported by the Debtors’ business judgment; (ii) a good faith settlement and compromise of claims released by the Debtor Releases; (iii) fair, equitable and reasonable; and (iv) given and made after notice and an opportunity for hearing. The releases by Holders of Claims as set forth in Section XII.C. of the Plan (the “Third-Party Releases”) are only given by Holders of Claims who vote to accept or reject the Plan but do not opt-out and therefore the Third Party Releases are consensual, consistent with applicable law, and in compliance with Rule 3017-2 ofthe Local Rules of this Court. The exculpation (i) is within the jurisdiction of the Bankruptcy Court under 28 U.S.C. §§ 1334(a), 1334(b), and 1334(d); (ii) is an integral element ofthe Plan; and (iii) is consistent with the Bankruptcy Code and other applicable law. The Declaration, the Confirmation Brief, and the record of the Combined Hearing and the Chapter 11 Cases are sufficient to support the releases, exculpations, and injunctions provided for in the Plan and herein.

R.                 Plan’s Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(l)). The Plan complies with the applicable provisions of the Bankruptcy Code, including, without limitation, Bankruptcy Code Sections 1122 and 1123, thereby satisfying Bankruptcy Code Section 1129(a)(l).
i. Proper Classification (11 U.S.C. §§ 1122 & 1123(a)(1)). In addition to Administrative Expense Claims, Fee Claims, Priority Tax Claims, and Statutory Fees, which are not and do not need to be classified, the Plan designates separate Classes of Claims and Equity Interests for and against the Debtors. The Claims and Equity Interests placed in each Class are substantially similar to other Claims and Equity Interests, as the case may be, in each such Class. Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims and Equity Interests created under the Plan, and such Classes do not unfairly discriminate between Holders of Claims and Equity Interests or the Holders of such Claims and Equity Interests have consented to such classification. Thus, the Plan satisfies Bankruptcy Code Sections 1122 and 1123(a)(1).
ii. Specify Unimpaired Classes (11 U.S.C. § 1123(a)(2)). Articles V, VII, and VIII of the Plan specify that Class 1 (Secured Claims) and Class 2 (Priority Non-Tax Claims) are Unimpaired in that the legal, equitable, or contractual rights of Holders of Claims in these Classes are not altered under the Plan, which satisfies Bankruptcy Code Section 1123(a)(2).
iii.     Specify Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)). Articles V, VII, and VIII of the Plan provide that Holders of Claims in Classes 4 (Affiliate Claims) and 5 (Intercompany Claims) and Holders of Equity Interests in Classes 6 (Rentech Equity Interests), 7 (Rentech WP Equity Interests), and 8 (Other Equity Interests) are Impaired under the Plan and clearly specify the treatment of the Holders of Claims or Equity Interests in Classes 4, 5, 6, 7, and 8, thereby satisfying Bankruptcy Code Section 1123(a)(3).
iv. No Discrimination (11 U.S.C. § 1123(a)(4)). Article VIII of the Plan provides for the same treatment by the Debtors for each Claim or Equity Interest in each respective Class unless the Holder of a particular Claim or Equity Interest has agreed to a less favorable treatment of such Claim or Equity Interest, which satisfies Bankruptcy Code Section 1123(a)(4).
v. Implementation of the Plan (11 U.S.C. § 1123(a)(5)).    Articles VIII, IX, X, XI, and XVI of the Plan provide adequate means for the Plan’s implementation, including, without limitation, provisions concerning (1) the limited substantive consolidation of the Debtors’ Estates; (2) the transfer of all of the Debtors’ remaining assets to the Rentech Liquidation Trust; (3) appointment of the Liquidation Trustee; (4)

10

sources of cash for Distribution; (5) authority to take corporate action; (6) authority to effectuate documents and further transactions; (7) preservation of Causes of Actions; (8) cancellation of Equity Interests; (9) distributions under the Plan; and (10) amendments to Debtor Rentech, Inc.’s articles of incorporation. Thus, the Plan provides adequate and proper means for its implementation, which satisfies Bankruptcy Code Section 1123(a)(5).
vi.     Non-Voting Equity Securities (11 U.S.C. § 1123(a)(6)). Bankruptcy Code Section 1123(a)(6) does not apply to the Plan because the Debtors do not propose to issue any equity securities under the Plan.
vii.     Selection of Officers, Directors, and the Trustee (11 U.S.C. § 1123(a)(7)). Pursuant to Section IX.A. of the Plan, effective as of the Effective Date, (i) the board of directors of each Post-Effective Date Debtor shall be comprised solely of the Liquidation Trustee, and (ii) the sole officer of each Post-Effective Date Debtor shall be the Liquidation Trustee. The Debtors have adequately disclosed the identity of the Liquidation Trustee in the Plan Supplement. As required by Bankruptcy Code Section 1123(a)(7), the Liquidation Trustee has been selected in a manner consistent with the interests of Creditors and Holders of Equity Interests and with public policy.
viii.     Impairment/Unimpairment of Classes of Claims and Equity Interests (11 U.S.C. § 1123(b)(l )). As permitted by Bankruptcy Code Section 1123(b)(1), pursuant to Articles V, VII, and VIII of the Plan, Claims in Class 1 (Secured Claims) and Class 2 (Priority Non-Tax Claims) are Unimpaired while Claims in Class 3 (General Unsecured Claims), Class 4 (Affiliate Claims), and Class 5 (Intercompany Claims) and Equity Interests in Class 6 (Rentech Equity Interests), Class 7 (Rentech WP Equity Interests), and Class 8 (Other Equity Interests) are Impaired.
ix. Assumption and Rejection (11 U.S.C. § 1123(b)(2)). As permitted by Bankruptcy Code Section 1123(b)(2), Section XIII.A. of the Plan provides that on the Effective Date, all Executory Contracts not assumed before the Effective Date, or subject to a pending motion to assume as of the Effective Date, will be deemed rejected.
x.     Settlement/Retention of Claims or Interests (11 U.S.C. § 1123(b)(3)). As permitted by Bankruptcy Code Section 1123(b)(3), Section XVI.B. of the Plan provides that except as otherwise provided therein, any assets that are property of the Debtors’ Estates on the Effective Date including, without limitation, any Causes of Action, shall transfer to the Rentech Liquidation Trust on the Effective Date. Thereafter, the Rentech Liquidation Trust (at the direction of the Liquidation Trustee) may use, acquire and dispose of such property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, or Bankruptcy Court approval. Except as specifically provided in the Plan or this Confirmation Order, as of the Effective Date, all property of the Debtors that has been transferred to the Rentech Liquidation Trust

11

shall be free and clear of any liens, Claims, encumbrances and interests of any kind.
xi. Additional Plan Provisions (11 U.SC. § 1123(b)(6)). The exculpations, releases, and injunctions issued pursuant to Article XII of the Plan preserve and enforce the releases granted by the Plan and are narrowly tailored to achieve that purpose. Such provisions, and all other provisions of the Plan, are consistent with Bankruptcy Code Section 1123(b)(6), and not inconsistent with the applicable provisions of the Bankruptcy Code.
S.                 Compliance with Bankruptcy Rule 3016(a). The Plan is dated and identifies the entities submitting it, thereby satisfying Bankruptcy Rule 3016(a).
T.                 Debtors’ Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(2)). The Debtors have complied with the applicable provisions of the Bankruptcy Code, including without limitation Bankruptcy Code Sections 1122, 1123, 1124, 1125, and 1126, the Bankruptcy Rules, the Conditional Approval and Procedures Order, and other orders of the Bankruptcy Court, and have otherwise complied with the provisions of Title 11, thereby satisfying Bankruptcy Code Section 1129(a)(2).
U.                 Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)). The Debtors have proposed the Plan in good faith and not by any means forbidden by law, thereby satisfying Bankruptcy Code Section 1129(a)(3). The Plan is designed to allow the Debtors to liquidate their remaining assets in a manner that will maximize recoveries to Creditors and Holders of Equity Interests, if applicable. The Debtors, their officers, directors, employees, managers, financial advisors, attorneys, accountants, investment bankers, consultants, agents, professionals, and other representatives have acted in “good faith” within the meaning of Bankruptcy Code Section 1125(e), thus satisfying the “good faith” requirement of Bankruptcy Code Section 1129(a)(3). In determining that the Plan has been proposed in good faith, the Bankruptcy Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the formulation of the Plan and the Plan Supplement, the record of the Combined Hearing and all pleadings, exhibits, statements and comments

12

regarding the confirmation of the Plan and approval of the Plan by Holders of General Unsecured Claims that voted to accept or reject the Plan.
V.                 Payments for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). Any payment made or to be made by the Debtors or by any person acquiring property under the Plan, for services or for costs and expenses in or in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been approved by the Bankruptcy Court or was otherwise permitted by an Order of the Bankruptcy Court. Any such payment made on a final basis before confirmation of the Plan is reasonable and any such payment to be fixed or approved on a final basis after confirmation of the Plan is subject to Bankruptcy Court approval, as reasonable, unless otherwise permitted by an Order of the Bankruptcy Court. The Plan therefore satisfies Bankruptcy Code Section 1129(a)(4).
W.     Directors, Officers, and Insiders (11 U.S.C. § 1129(a)(5)). Pursuant to Bankruptcy Code Section 1129(a)(5)(A)(i), the Debtors disclosed the identity and affiliation of the proposed sole officer and director of the Post-Effective Date Debtors in the Plan Supplement. Further, in accordance with Bankruptcy Code Section 1129(a)(5)(A)(ii), the appointment of the directors and officers to such offices is consistent with the interests of creditors and with public policy as no objection to the appointments was received. The appointment of Peter Kravitz, a Principal at Province, Inc., is consistent with the requirements of Bankruptcy Code Section 1129(a)(5) and public policy, and is in the best interests of Creditors and Holders of Equity Interests, and, therefore, the Plan satisfies the requirements of Bankruptcy Code Section 1129(a)(5).
X.                 No Rate Changes (11 U.S.C. § 1129(a)(6)). The Plan does not provide for the change of any rates subject to the oversight of a governmental regulatory commission. Thus, Bankruptcy Code Section 1129(a)(6) is inapplicable.

13

Y.                 Best Interests Test (11 U.S.C. § 1129(a)(7)). Based on the evidence presented, the Plan meets the requirements of Section 1129(a)(7) of the Bankruptcy Code. The analysis provided in the Confirmation Brief, the Liquidation Analysis, and other evidence proffered or adduced at the Combined Hearing, (i) is persuasive and credible, (ii) has not been controverted by other evidence, and (iii) establishes that the Holders of Allowed Claims and Equity Interests that have not accepted or are deemed not to have accepted the Plan will, on account of such Claims or Equity Interests, receive or retain property of a value, as of the Effective Date, that is not less than the amount that such Holder would so receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on the Effective Date. Recoveries pursuant to the Plan are equal to or in excess of those that would be available if the Debtors were liquidated pursuant to chapter 7, and, therefore, the Plan satisfies the requirements of Bankruptcy Code Section 1129(a)(7).
Z.                 Acceptance or Rejection by Certain Classes (II U.S.C. § 1129(a)(8)). Class 1 (Secured Claims) and Class 2 (Priority Non-tax Claims) are Unimpaired under the Plan and each is conclusively presumed to have accepted the Plan pursuant to Bankruptcy Code Section 1126(f). Class 3 (General Unsecured Claims) has voted to accept the Plan in accordance with Bankruptcy Code Section 1126(c). However, Bankruptcy Code Section 1129(a)(8) has not been satisfied because Classes 4 (Affiliate Claims), 5 (Intercompany Claims), 6 (Rentech Equity Interests), 7 (Rentech WP Equity Interests), and 8 (Other Equity Interests) are deemed to reject the Plan pursuant to Bankruptcy Code Section 1126(g). However, as set forth below, the Plan is confirmable because it satisfies the nonconsensual confirmation requirements pursuant to Bankruptcy Code Section 1129(b).
AA.    Treatment of Administrative, Priority, and Tax Claims (11 U.S.C. § 1129(a)(9)). The Plan provides for treatment of Allowed Claims entitled to priority pursuant to Bankruptcy Code Section 507(a)(2)-(8) in the manner required by Bankruptcy Code

14

Section 1129(a)(9). Accordingly, the Plan satisfies the requirements of Bankruptcy Code Section 1129(a)(9)(A), (B), and (C).
BB.     Acceptance by Impaired Class (11 U.S.C. § 1129(a)(10)). Pursuant to Bankruptcy Code Section 1129(a)(10), to the extent there is an Impaired Class of Claims, at least one Impaired Class of Claims must accept the Plan, excluding acceptance by any insider. Class 3 is Impaired and has voted to accept the Plan, determined without including any acceptances by any insider. Accordingly, the Plan satisfies the requirements of Bankruptcy Code Section 1129(a)(10).
CC.     Feasibility (11 U.S.C. § 1129(a)(11)). The Debtors have established by a preponderance of the evidence, that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors as the Plan effectuates the liquidation and dissolution of the Debtors through the terms of the Plan and the Rentech Liquidation Trust. The Plan therefore complies with Bankruptcy Code Section 1129(a)(ll).
DD.     Payment of Fees (11 U.S.C. § 1129(a)(12)). The Plan provides that (i) all Statutory Fees incurred prior to the Effective Date shall be paid by the Debtors on the Effective Date, and (ii) after the Effective Date, the Liquidation Trustee shall pay any and all such fees when due and payable, and shall file with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the US Trustee. Notwithstanding the limited substantive consolidation of the Debtors called for in the Plan, each of the Debtors shall remain obligated to pay quarterly fees to the US Trustee until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code. Therefore, the Plan meets the requirements of Bankruptcy Code Section 1129(a)(12).

15

EE.     Retiree Benefits (11 U.S.C. § 1129(a)(13)). Bankruptcy Code Section 1129(a)(13) is not applicable to the Plan because the Debtors have not committed to continue to pay any retiree benefits post-Effective Date.
FF.     Payment of Domestic Support Obligations (11 U.S.C. § 1129(a)(l4)).     The Debtors are not required by any judicial or administrative order, or by statute, to pay any domestic support obligation, and Bankruptcy Code Section 1129(a)(14) is, therefore, inapplicable to the Plan.
GG.     Certain Payments by Individual Debtors (11 U.S.C. § 1129(a)(15)). Neither Debtor is an individual, and, therefore, Bankruptcy Code Section 1129(a)(15) is inapplicable to the Plan.
HH.     Transfers of Property of a Debtor that Is Not a Moneyed Interest (11 U.S.C. § 1129(a)(16)).     The Debtors are for-profit corporations, and Bankruptcy Code Section 1129(a)(16), by its terms, applies only to corporations and trusts that are not “moneyed, business, or commercial.” Bankruptcy Code Section 1129(a)(16) is, therefore, inapplicable to the Plan.
II.     No Unfair Discrimination; Fair and Equitable (11 U.S.C. § 1129(b)). Classes 4 (Affiliate Claims), 5 (Intercompany Claims), 6 (Rentech Equity Interests), 7 (Rentech WP Equity Interests), and 8 (Other Equity Interests) are deemed to reject the Plan pursuant to Bankruptcy Code Section 1126(g) (the “Deemed Rejecting Classes”). Because the Plan has not been accepted by all Impaired Classes, the Debtors must show that the Plan “does not discriminate unfairly” against, and is “fair and equitable” with respect to, the non-accepting Impaired Classes. The absolute priority rule requires that, if the Holders of Claims or Equity Interests in a particular Impaired Class, which are deemed to reject the Plan, receive less than full value for their Claims or Equity Interests, no Holder of Claims or Equity Interests in a junior class may receive or retain any property under the Plan. In addition, senior Classes

16

cannot receive more than a 100% recovery for their Claims. The Plan’s classification scheme, including its treatment of the Deemed Rejecting Classes, is appropriate as similarly situated Holders of Claims and Equity Interests receive substantially similar treatment under the Plan and valid business, factual and legal reasons exist for the separate classification and treatment of the Claims or Equity Interests across the various Classes established under the Plan. In addition, there is no Holder of any Claim or Equity Interest that is junior to the Claims and Equity Interests in the Deemed Rejecting Classes that will receive or retain any property under the Plan on account of such junior Claim or Equity Interest, and no class of Claims is receiving or retaining property under the Plan with a value greater than the Allowed amount of Claims in such Class. Accordingly, the Plan does not discriminate unfairly and is fair and equitable with respect to Classes 3, 4, 5, 6, 7 and 8 and the Plan complies with Bankruptcy Code Section 1129(b) and may be confirmed notwithstanding the deemed rejection of the Plan by Classes 4, 5, 6, 7 and 8.
JJ.    Only One Plan (11 U.S.C. § 1129(c)). The Plan, including previous versions thereof, is the only plan filed in each of the Chapter 11 Cases. Accordingly, Bankruptcy Code Section 1129(c) has been satisfied.
KK.     Principal Purpose (11 U.S.C. § 1129(d)). The avoidance of Section 5 of the Securities Act of 1933 is not the principal purpose of the Plan, nor is the avoidance of taxes or any provision of applicable tax law a principal purpose of the plan. The Plan, therefore, satisfies the requirements of Bankruptcy Code Section 1129(d).
LL.     Modifications of the Plan (11 U.S.C. § 1127). Modifications made to the Plan since it was initially filed have complied in all respects with Bankruptcy Code Section 1127 and Bankruptcy Rule 3019. MM. Satisfaction of Confirmation Requirements.     The Plan satisfies the requirements for confirmation set forth in Bankruptcy Code Section 1129.

17

NN.     Plan Conditions to Confirmation. Any and all conditions to confirmation set forth in the Plan have been satisfied or waived in accordance with the terms of the Plan.
OO.    Plan Conditions to Consummation. Each of the conditions to the Effective Date under the Plan, as set forth in Article XIV thereof, is reasonably likely to be satisfied or waived in accordance with the terms of the Plan.
PP.     Implementation. All documents necessary to implement the Plan have been negotiated in good faith and at arm’s length and shall, upon completion of documentation and execution, be valid, binding, and enforceable agreements and shall not be in conflict with any federal or state law.
QQ.     Retention of Jurisdiction. Pursuant to Bankruptcy Code Sections 105(a) and 1142, and notwithstanding the entry of this Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court, except as otherwise provided in the Plan or herein, shall retain jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan to the fullest extent permitted by law.
RR.     Substantive Consolidation. Section XI.A.1 of the Plan provides for the limited substantive consolidation of the Debtors for all purposes related to the Plan, including, without limitation, distributions thereunder. Based on the Declaration, the Confirmation Brief, the record of the Combined Hearing and in the absence of any objections to such request, the Bankruptcy Court finds that such limited substantive consolidation of the Debtors and their Estates is justified and appropriate in these Chapter 11 Cases for the purposes of the Plan and the distributions thereunder.
SS.     Waiver of Stay. Under the circumstances, good cause exists to waive the stay imposed by Bankruptcy Rule 3020(e).

18

ORDER
NOW, THEREFORE, IT IS ORDERED, ADJUDGED, AND DECREED THAT:
1.                 Confirmation of the Plan. The Plan, including all exhibits and modifications thereto and the Plan Supplement and as deemed amended by this Confirmation Order, is approved and confirmed under Bankruptcy Code Section 1129. The terms of the Plan and the Plan Supplement, and any exhibits or annexations thereto (all of which are subject to further modifications by the Debtors, to the extent permitted by Bankruptcy Code Section 1127(b), and subject to the procedures set forth in Bankruptcy Code Section 1127(b), which modifications shall not be inconsistent with the Plan or this Confirmation Order), and any documents necessary in the judgment of the Liquidation Trustee to implement, effectuate, and finalize the Plan (which documents shall be consistent with the Plan), whether or not specifically contemplated in the Plan, are approved, are an integral part of the Plan, and are incorporated by reference into the Plan and this Confirmation Order.
2.                 Adequacy of Disclosure. The Disclosure Statement is approved on a final basis as containing “adequate information” within the meaning of Bankruptcy Code Section 1125 and contains sufficient information of a kind necessary to satisfy the disclosure requirements of any applicable non-bankruptcy laws, rules and regulations.
3.                 Solicitation and Tabulation. The solicitation and tabulation of votes on the Plan complied with the Conditional Approval and Procedures Order and applicable bankruptcy law, were appropriate and satisfactory, and are approved in all respects.
4.                 Compromise of Controversies. For the reasons stated herein, the Plan constitutes a good faith, arm’s length compromise and settlement of all Claims or controversies relating to the rights that a Holder of a Claim or Equity Interest, or any assignees thereof, may have with respect to any Allowed Claim or Equity Interest or any

19

Distribution to be made or obligation to be incurred pursuant to the Plan, and the entry of this Confirmation Order constitutes approval of all such compromises and settlements.
5.                 Tax Withholdings. For the avoidance of doubt, the Debtors and the Liquidation Trustee, as applicable, are required to make all required withholding payments and apply with all applicable tax laws with respect to the Distributions.
6.                 Objections Withdrawn or Overruled. The Objections, and all other objections and responses to the Plan, if any, not heretofore withdrawn or resolved, or otherwise resolved at the Combined Hearing as announced on the record, are overruled in their entirety or deemed withdrawn with prejudice.
7.                 Amendments, Modifications or Alterations. To the extent the Plan has been amended, modified or supplemented subsequent to solicitation, including as modified herein, such revisions do not materially and adversely affect the treatment of any Claims or Equity Interests pursuant to the Plan and are otherwise consistent with the Plan, pursuant to Bankruptcy Rule 3019.     Such revisions, do not require additional disclosure under Bankruptcy Code Section 1125 or re-solicitation of votes under Bankruptcy Code Section 1126, nor do they require that Holders of Claims or Equity Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan.
8.                 Substantive Consolidation for Plan Purposes Only.     Pursuant to Section XI.A.l. of the Plan, entry of this Confirmation Order shall constitute the approval, pursuant to Bankruptcy Code Sections 105(a), 541, 1123, and 1129, effective as of the Effective Date, of the limited substantive consolidation of the Debtors’ Estates, solely for the purposes of the Plan, including making any Distributions to Holders of Claims and Equity Interests. On the Effective Date, (i) all assets and liabilities of the Debtors will, solely for Distribution purposes, be treated as if they were merged, (ii) each Claim against the Debtors will be deemed a single Claim against and a single obligation of the Debtors, (iii) any Claims

20

filed or to be filed in the Chapter 11 Cases will be deemed single Claims against both of the Debtors, (iv) all guarantees of either Debtor of the payment, performance, or collection of obligations of the other Debtor shall be eliminated and canceled, (v) all transfers, disbursements and Distributions on account of Claims made by or on behalf of any of the Debtors’ Estates hereunder will be deemed to be made by or on behalf of all of the Debtors’ Estates, and (vi) any obligation of the Debtors as to Claims or Equity Interests will be deemed to be one obligation of both of the Debtors. Except as set forth in the Plan, such limited substantive consolidation shall not (other than for purposes related to the Plan) affect the legal and corporate structures of the Debtors. Notwithstanding the limited substantive consolidation of the Debtors called for in the Plan, each of the Debtors shall remain obligated to pay quarterly fees to the U.S. Trustee until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code.
9.                 Plan Classification Controlling. The classifications of Claims and Equity Interests for purposes of distributions under the Plan shall be governed solely by the terms of the Plan.
10.    Record Closed. The record of the Combined Hearing is hereby closed.
11.     Notice. The Confirmation Hearing Notice and Publication Notice constitute adequate and sufficient notice of the Combined Hearing in accordance with Bankruptcy Rule 2002. The Debtors provided good and sufficient notice of the Combined Hearing and the deadline for filing and serving objections to the Plan, as established by the Service Affidavits and the Publication Verification, and as set forth in Paragraphs L and M above.
12.     Authorization and Direction to Act. In accordance with Bankruptcy Code Section 1142 and any other applicable law of any jurisdiction, the Debtors, the Post -Effective Date Debtors, the Liquidation Trustee, and each other appropriate party are hereby

21

authorized and directed to take all steps and perform such acts as may be necessary, desirable, or appropriate to comply with, implement, and effectuate the Plan, whether or not such action is specifically contemplated by the Plan or this Confirmation Order. Pursuant to this Confirmation Order, the Debtors are hereby authorized and empowered, without action by their stockholders or further action by their boards of directors, to take any and all actions as are consistent with the Plan and as are reasonably determined by any of their officers to be necessary or appropriate to implement, effectuate or consummate any and all instruments, documents or transactions contemplated by the Plan or this Confirmation Order. Without further order or authorization of the Bankruptcy Court, the Debtors, the Post-Effective Date Debtors and the Liquidation Trustee are authorized to make all modifications to the Plan and its related documents in accordance with the Plan, subject to the requirements of Bankruptcy Code Section 1127(b). Execution versions of the Plan and its related documents, where applicable, shall constitute legal, valid, binding and authorized obligations of the respective parties thereto, enforceable in accordance with their terms. No further approval by the Bankruptcy Court shall be required for any action, transaction, or agreement that the management of the Debtors determine is necessary or appropriate to implement and effectuate or consummate the Plan, whether or not such action, transaction, or agreement is specifically contemplated in the Plan or this Confirmation Order. This Confirmation Order shall further constitute all approvals, consents, and directions required for the Liquidation Trustee to act consistent with the Plan and the Liquidation Trust Agreement by the laws, rules, and regulations of all states and any other governmental authority with respect to the implementation or consummation of the Plan and any documents, instruments, or agreements, and any other acts and transactions referred to in or contemplated by the Plan. Unless specifically directed by this Confirmation Order or the Plan, no further action of the Debtors or the Post-Effective Date Debtors shall be necessary to perform any act to comply with,

22

implement, and effectuate the Plan. The approvals and authorizations specifically set forth in this Confirmation Order are nonexclusive and are not intended to limit the authority of the Debtors or the Post-Effective Date Debtors to take any and all actions necessary or appropriate to implement, effectuate, and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order.
13.     Corporate Action.     Prior to, on, or after the Effective Date, as appropriate, all matters expressly provided for under the Plan that would otherwise require approval of the shareholders, directors, or managers of the Debtors shall be deemed to have occurred and shall be in effect prior to, on, or after the Effective Date (as appropriate) pursuant to the applicable general corporate or other applicable law of the jurisdictions in which the Debtors are incorporated without any requirement of further action by such shareholders, directors, or managers of the Debtors.
14.     Binding Effect. Except as otherwise provided in Bankruptcy Code Section 1141(d)(3) and subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of the Plan shall bind (a) the Post-Effective Date Debtors; (b) the Liquidation Trustee and any professionals or other parties assisting or supporting the Liquidation Trustee; (c) all Professionals; (d) any and all non-Debtor parties to judicial or administrative proceedings in which either of the Debtors is a party; (e) any Holder of a Claim against, or Equity Interest in, the Debtors, and such Holder’s respective successors and assigns (irrespective of (i) whether such Claims or Equity Interests are Impaired under the Plan, (ii) whether the Holders of such Claims or Equity Interests accepted, rejected or are deemed to have accepted or rejected the Plan, or (iii) whether such Claims or Equity Interests have been asserted in a filed proof of claim, proof of interest, request for administrative expense payment or other pleading or filing); (f) any and all non-Debtor parties to Executory Contracts with the Debtors; (g) any Person that received or may be deemed to have received

23

actual or constructive notice of the Plan and the Combined Hearing; and (h) the respective heirs, executors, administrators, trustees, affiliates, officers, directors, agents, representatives, attorneys, beneficiaries, guardians, successors or assigns, if any, of any of the forgoing. All settlements, compromises, releases, waivers, exonerations and injunctions set forth in the Plan and this Confirmation Order shall be, and hereby are, effective and binding on all Persons who may have had standing to assert any settled, released, exculpated, or enjoined causes of action, and no other Person or entity shall possess such standing to assert such causes of action after the Effective Date. Pursuant to Bankruptcy Code Sections 1123(a) and 1142(a) and the provisions of this Confirmation Order, the Plan and all documents related to the Plan shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law. Pursuant to Bankruptcy Code Section 1141, effective as of the Confirmation Date, but subject to occurrence of the Effective Date and subject to the terms of the Plan and this Confirmation Order, all prior orders entered in the Chapter 11 Cases, all documents and agreements executed by the Debtor as authorized and directed thereunder, and all motions or request for relief by the Debtors pending before the Bankruptcy Court as of the Effective Date shall be binding upon and shall inure to the benefit of the Rentech Liquidation Trust in accordance with the Plan.
15. Cancellation of Existing Securities and Agreements. On the Effective Date, except for purposes of evidencing a right to receive a Distribution pursuant to the Plan and the Voting Record Date contained therein, any document, agreement, or instrument evidencing Equity Interests in the Debtors shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, order, or rule and the obligations of the Debtors under such documents, agreements, or instruments evidencing such Claims and Equity Interests, as the case may be, shall be rendered legally ineffective.

24

16. Rentech Liquidation Trust. On the Effective Date, the Rentech Liquidation Trust shall be established pursuant to the terms of the Plan and the Liquidation Trust Agreement. For federal income tax purposes, all parties shall treat the transfer of the Debtors’ assets to the Rentech Liquidation Trust as (a) a transfer of such assets to the beneficiaries of the Rentech Liquidation Trust (to the extent of the value of their respective interests in the applicable Liquidation Trust Assets) followed by (b) a transfer of such assets by such beneficiaries to the Rentech Liquidation Trust (to the extent of the value of their respective interests in the applicable Liquidation Trust Assets), with the beneficiaries of the Rentech Liquidation Trust being treated as the grantors and owners of the Rentech Liquidation Trust.
17. Appointment of the Liquidation Trustee. On the Effective Date, all assets of the Debtors, including all property of the Debtors’ Estates, will be transferred to and vest in the Rentech Liquidation Trust and Peter Kravitz, a Principal at Province, Inc., shall be appointed to serve as the initial Liquidation Trustee and thereafter will serve in accordance with the Plan and the Liquidation Trust Agreement. The Liquidation Trustee shall be empowered to act on behalf of the Estates and the Post-Effective Date Debtors in the manner set forth in the Plan. Following the Effective Date, as they come due, Wind-Down Expenses shall be paid by the Liquidation Trustee from the assets of the Estates. The Liquidation Trustee shall have the right to file objections and/or motions to estimate any and all Claims after the Effective Date. The Liquidation Trustee shall have the authority to compromise, settle, otherwise resolve or withdraw any objections, without approval of the Bankruptcy Court.
18. Post Confirmation Date Expenses of the Liquidation Trustee. The Liquidation Trustee shall receive reasonable compensation for services rendered to the Estates and the Post-Effective Date Debtors pursuant to the Plan or the Liquidation Trust

25

Agreement without further Order. In addition, the amount of reasonable fees and expenses incurred by the Liquidation Trustee on or after the Effective Date (including, without limitation, reasonable attorney and professional fees and expenses) may be paid without further Order. The Liquidation Trustee shall not be required to post a bond or other security in connection with its obligations under the Liquidation Trust Agreement. Following the Effective Date, the authorities and powers of the Liquidation Trustee shall include, among other things, the power, authority and standing to File objections to Claims and to settle, compromise, withdraw or litigate to judgment objections to Claims. The Liquidation Trustee may settle or compromise any Disputed Claims without approval of the Bankruptcy Court.
19. Preservation and Retention of Causes of Action. Except as otherwise provided expressly in the Plan, in this Confirmation Order, or in any document, instrument, settlement agreement approved by the Bankruptcy Court, release, or other agreement entered into in connection with the Plan, nothing contained in the Plan or in this Confirmation Order shall be deemed a waiver or relinquishment of Causes of Action, or other legal or equitable defenses that the Debtors had immediately prior to the Effective Date in accordance with any provision of the Bankruptcy Code or any applicable non-bankruptcy law. Except as otherwise provided in the Plan, any assets that are property of the Debtors’ Estates on the Effective Date including, without limitation, any Causes of Action, shall vest and transfer to the Rentech Liquidation Trust on the Effective Date free and clear of all claims, liens, encumbrances, charges and other interests of Holders of Claims and Equity Interests, except as otherwise expressly provided in the Plan or any document entered into in connection with the transactions described in the Plan or this Confirmation Order. Thereafter, the Rentech Liquidation Trust (at the direction of the Liquidation Trustee) may use, acquire and dispose of such property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules or Bankruptcy Court approval. The failure to specifically list in the Plan any potential or

26

existing Causes of Action generally or specifically does not limit the rights of the Debtors, the Post-Effective Date Debtors, or the Liquidation Trustee to pursue such action. Except as specifically provided in the Plan or the Confirmation Order, as of the Effective Date, all property of the Debtors that has been transferred to the Rentech Liquidation Trust shall be free and clear of any liens, Claims, encumbrances and interests of any kind.
20. Distributions and Claims Reconciliation. The provisions of Article X of the Plan are hereby approved in all respects and found to be fair and reasonable. Except as otherwise provided in the Plan or herein, on and after the Effective Date, the Post-Effective Date Debtors or the Liquidation Trustee shall have responsibility and authority for administering, disputing, objecting to, compromising, and settling, or otherwise resolving and making distributions (if any) with respect to all Claims, including all Administrative Expense Claims, without notice to any other party or approval of, or notice to, the Bankruptcy Court.
21. Record Date. The Voting Record Date shall be February 14, 2018. Except as otherwise provided in a Final Order of the Bankruptcy Court, the transferees of Claims that are transferred pursuant to Bankruptcy Rule 3001 on or prior to the Voting Record Date will be treated as the Holders of those Claims for all purposes. The Liquidation Trustee shall have no obligation to recognize any transfer of any Claim occurring after the Voting Record Date. In making any Distribution with respect to any Claim, the Liquidation Trustee shall be entitled instead to recognize and deal with, for all purposes hereunder, only the Entity that is listed on the proof of claim Filed with respect thereto or on the Schedules as the Holder thereof as of the close of business on the Voting Record Date, and upon such other evidence or record of transfer or assignment that are actually known to the Debtors or the Liquidation Trustee as of the Voting Record Date.
22. Claims Objection Deadline. As set forth in Section X.C. of the Plan, the Liquidation Trustee, and any other party in interest to the extent permitted pursuant to

27

Bankruptcy Code Section 502(a), shall file and serve any objection to any Claims, including Administrative Expense Claims, no later than the Claims Objection Deadline; provided, however, that the Claims Objection Deadline may be extended by the Bankruptcy Court from time to time upon motion and notice by Liquidation Trustee. The Bankruptcy Court may enter an Order approving such motion without further notice or a hearing. Any objection not filed by the Claims Objection Deadline shall be deemed waived.
23.     Rejection of Executory Contracts; Bar Date for Rejection Claims. On the Effective Date, all Executory Contracts not assumed before the Effective Date, or subject to a pending motion to assume as of the Effective Date, will be deemed rejected. Entry of this Confirmation Order shall constitute approval of such rejections pursuant to Bankruptcy Code Sections 365(a) and 1123. If the rejection by the Debtors of an Executory Contract pursuant to the Plan gives rise to a Claim, a proof of claim must be submitted to the Balloting Agent at Rentech WP U.S. Inc. Claims Processing Center, c/o Prime Clerk LLC, 830 3rd Avenue, 3rd Floor, New York, NY 10022, by no later than thirty (30) days after service of the notice of the Effective Date on the contract counterparty, which notice shall include such objection deadline. Any proofs of claim not filed and served within such time period will be forever barred from assertion against the Debtors and their Estates, absent order of the Bankruptcy Court to the contrary. Unless otherwise ordered by the Bankruptcy Court, all Claims arising from the rejection of Executory Contracts shall be treated as Class 3 Claims under the Plan. For the avoidance of doubt, any Claims arising from the rejection of an Executory Contract pursuant to a separate motion are subject to the Rejection Bar Date.
24.     Debtors’ Insurance Policies.     Nothing in the Plan and/or this Confirmation Order alters the rights and obligations of the Debtors (and their Estates) and the Debtors’ insurers (and third-party claims administrators) under the Insurance Policies or

28

modifies the coverage or benefits provided thereunder or the terms or conditions thereof or diminishes or impairs the enforceability of the Insurance Policies.
25.     Exculpation. The Exculpation provision set forth in Section XII.A. of the Plan is hereby approved.
26.     Injunctions Relating to Exculpation and Releases. This injunction provision set forth in Section XII.D. of the Plan is hereby approved.
27.     Injunctions Relating to Plan Assets. The injunction provision set forth in Section XII.E. of the Plan is hereby approved.
28.    Releases by the Debtors. The releases by the Debtors set forth in Section Xll.B. of the Plan are hereby approved.
29.     Releases by Holders of Claims. The release by Holders of Claims set forth in Section XII.C. of the Plan are hereby approved.
30.     Release Limitations.     Notwithstanding anything otherwise to the contrary, no provision of the Plan or of this Confirmation Order, including any release or exculpation provision, shall modify, release, or otherwise limit the liability of any Person not specifically released under the Plan, including any Person that is a co-obligor or joint tortfeasor of a released party, that otherwise is liable under theories of vicarious or other derivative liability. Notwithstanding any language to the contrary contained in the Combined Plan and Disclosure Statement Plan, and/or this Confirmation Order (the “Plan Documents”), Section XII.C. of the Combined Plan and Disclosure Statement shall not release any non-debtor, including any current and/or former officer and/or director of the Debtors and/or any non-debtor person or entity referred to in the Plan Documents, from liability to the United States Securities and Exchange Commission, in connection with any legal action or claim brought by such governmental unit against such person and/or entity. Nothing in this Confirmation Order or the Plan discharges, releases, precludes, or enjoins any liability to a

29

Governmental Unit on the part of any Entity other than the Debtors or the Debtors’ estates. Nor shall anything in this Confirmation Order or the Plan enjoin or otherwise bar a Governmental Unit from asserting or enforcing, outside of this Bankruptcy Court, any liability against an Entity other than the Debtors or the Debtors’ estates. Nothing in this Confirmation Order or the Plan shall affect any setoff or recoupment rights of any Governmental Unit to the extent allowed under Bankruptcy Code Section 553.
31.     Term of Bankruptcy Injunction or Stays. Unless otherwise provided in the Plan, this Confirmation Order, or a separate Order from the Bankruptcy Court, all injunctions or stays arising under or entered during the Chapter 11 Cases in accordance with Bankruptcy Code Sections 105 or 362, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in such applicable Order.
32.     No Discharge. Notwithstanding any provision of the Plan to the contrary, the Debtors are not entitled to, and shall not receive, a discharge pursuant to Bankruptcy Code Section 1141(d)(3).
33.     Bar Date for Administrative Expense Claims. Requests for Administrative Expense Claims must be filed by no later than the Business Day that is thirty (30) days after service of notice of the Effective Date (the “Administrative Claims Bar Date”), which notice shall include such bar date.     Holders of Administrative Expense Claims that are required to file and serve a request for payment of such Administrative Claims and that do not file and serve such request by the Administrative Claims Bar Date shall be forever barred from asserting such Administrative Claims against the Debtors, the Estates, the Post-Effective Date Debtors, the Rentech Liquidation Trust, or their respective property, absent order to the contrary by the Bankruptcy Court.     Notwithstanding anything to the contrary in the Plan, all

30

Administrative Expense Claims based on the fees and expenses of Professionals shall only be paid after Court authorization in accordance with Section XVI.W. of the Plan.
34.     Professional Fee Claim Bar Date. On the later of (i) the Effective Date and (ii) the date the Bankruptcy Court enters an order approving the final fee applications of the applicable Professional, the Debtors shall pay all unpaid amounts approved by the Bankruptcy Court owing to such Professional relating to prior periods and for the period ending on the Effective Date. Each Professional shall estimate its Professional Fee Claims due for periods that have not been billed as of the Effective Date. On or prior to thirty (30) days after service of notice of the Effective Date, each Professional shall File with the Bankruptcy Court its final fee application seeking final approval of all fees and expenses from the Petition Date through the Effective Date; provided that the Post-Effective Date Debtors or the Liquidation Trustee may pay retained Professionals or other Entities in the ordinary course of business after the Effective Date, without further Bankruptcy Court order. Objections to any Fee Claim must be Filed and served on the Liquidation Trustee and the requesting party no later than thirty (30) days after such Fee Claim is Filed with the Bankruptcy Court. For the avoidance of doubt, to the extent there is any conflict between the terms of this Combined Plan and Disclosure Statement and/or the Confirmation Order and the Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals [Docket No. 174], the Confirmation Order shall govern. Within ten (10) days after entry of a Final Order with respect to its final fee application, each Professional shall remit any overpayment to the Liquidation Trustee, and the Liquidation Trustee shall pay any unpaid amounts to each Professional. Upon the Effective Date, any requirement that Professionals comply with Bankruptcy Code Sections 327 through 331 in seeking retention or compensation for services rendered after such date shall terminate, and Professionals may be

31

employed and paid in the ordinary course of business without any further notice to, or action, Order, or approval of, the Bankruptcy Court.
35.     Post-Effective Date Fees and Expenses. From and after the Effective Date, the Post-Effective Date Debtors or the Liquidation Trustee shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional Persons thereafter incurred by the Post-Effective Date Debtors and Liquidation Trustee, including those fees and expenses incurred in connection with the implementation and consummation of the Plan, pursuant to the terms of the Liquidation Trust Agreement.
36.     Termination of Professionals. On the Effective Date, the engagement of each Professional retained by the Debtors shall be terminated without further order of the Bankruptcy Court or act of the parties; provided, however, such Professionals shall be entitled to prosecute their respective Fee Claims.
37.                References to Provisions of the Plan.     The failure to specifically include or reference any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Bankruptcy Court that the Plan be confirmed in its entirety and such provisions shall have the same binding effect, enforceability, and legality as every other provision of the Plan. Each term and provision of the Plan, as it may have been altered or interpreted by the Bankruptcy Court, is valid and enforceable pursuant to its terms.
38.                Substantial Consummation.     The substantial consummation of the Plan, within the meaning of Bankruptcy Code Section 1101(2), shall be deemed to occur on or as of the Effective Date.
39.     Notice of Effective Date. Pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c), on or within two (2) Business Days after the Effective Date, the Debtors shall

32

cause a notice of the Effective Date to be served on all parties on whom the Confirmation
Hearing Notice was served, in substantially the form attached hereto as Exhibit B.
40.                 Confirmation Order Controlling. If there is any inconsistency between the provisions of the Plan and this Confirmation Order, the terms and conditions contained in this Confirmation Order shall govern.
41.     Applicable Non-Bankruptcy Law.     Pursuant to Bankruptcy Code Sections 1123(a) and 1142(a), the provisions of this Confirmation Order and the Plan shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.
42.     Retention of Jurisdiction. Pursuant to Bankruptcy Code Sections
105(a) and 1142, and notwithstanding the entry of this Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court, except as otherwise provided in the Plan or herein, shall retain jurisdiction over all matters arising in, arising out of, and related to, the Chapter 11 Cases and the Plan.
43.                Final Order, Effective Date. This Confirmation Order is a Final Order and the period in which an appeal must be filed shall commence upon the entry hereof. Notwithstanding Bankruptcy Rules 7062 or 3020(e), this Confirmation Order shall be effective and enforceable immediately upon its entry. The Effective Date shall occur on the date, as determined by the Debtors, when the conditions set forth in Section XIV.B. of the
Plan have been satisfied or waived in accordance with the Plan.
44.    Dissolution . On the closing date of these Chapter 11 cases, and without the need for any further order of the Bankruptcy Count action or formality which might otherwise be required under applicable non-bankruptcy laws, each of the Debtors shall be deemed dissolved without the need for any filings with the Secretary of State or other requisite government official in each of the Debtor’s respective jurisdiction of formation.

33

45.     Debtors’ Insurance Policies.     Notwithstanding anything in this Confirmation Order, the Combined Plan and Disclosure Statement or the Plan Supplement (including, without limitation, any provision that purports to be preemptory or supervening (including Section XIII.D. of the Combined Plan and Disclosure Statement)): (i) the Claims of Westchester Surplus Lines Insurance Company and Westchester Fire Insurance Company (collectively and together with any of their affiliates, the “Chubb Companies”) shall be paid, subject to the time constraints contained in this paragraph and if undisputed, in the ordinary course of business by the Liquidation Trustee, regardless of when they arise, under any of the Chubb Companies’ insurance policies issued (or providing coverage) at any time to any of the Debtors (the “Chubb Policies”) and any agreements related to the Chubb Policies (together, with the Chubb Policies, the “Chubb Insurance Agreements”) without the requirement or need for any of the Chubb Companies to file an Administrative Expense Claim, amend any proof of Claim, or to object to any cure amount; provided, however, that upon any such payment and/or obligation becoming due and owing, the Liquidation Trustee and the Chubb Companies each reserve their rights with respect to whether such payment and/or obligation shall be treated as an Administrative Expense Claim or a General Unsecured Claim in accordance with this Confirmation Order and the Combined Plan and Disclosure Statement and should the Liquidation Trustee and the Chubb Companies not agree upon such treatment, the dispute shall be submitted to the Bankruptcy Court for determination thereon; provided further however, that the Liquidation Trustee agrees to provide the Chubb Companies’ counsel of record in the Bankruptcy Court with sixty (60) days’ notice of his intention to make a distribution and/or close the Chapter 11 Cases and the Chubb Companies shall advise the Liquidation Trustee’s counsel of record in the Bankruptcy

34

Court within thirty (30) days thereof of any amounts that are or are estimated to become due and owing in the future pursuant to the Chubb Insurance Agreements; provided further however, that as of the Effective Date, the reserve amount for amounts on account of any claim of the Chubb Companies shall be $0.00; (ii) nothing shall prejudice any of the rights, Claims, or defenses of the Chubb Companies, the insured, or the Liquidation Trustee, on behalf of the Rentech Liquidation Trust (to the extent the Rentech Liquidation Trust is authorized to assert the rights of any insured by the terms of the Combined Plan and Disclosure Statement, this Confirmation Order and/or applicable law); (iii) nothing shall modify any of the terms, conditions, limitations, and/or exclusions contained in the Chubb Insurance Agreements, which terms, conditions, limitations, and exclusions shall remain in full force and effect; (iv) nothing shall be deemed to create any insurance coverage that does not otherwise exist, if at all, under the terms of the Chubb Insurance Agreements, or create any right of action against the Chubb Companies that does not otherwise exist under applicable non-bankruptcy law; (v) nothing shall be deemed to prejudice any of the Chubb Companies’ or insured(s)’ rights and/or defenses in any pending or subsequent litigation in which the Chubb Companies or any insured may seek any declaration regarding the nature and/or extent of any insurance coverage under the Chubb Insurance Agreements; (vi) nothing shall be deemed to alter the continuing duties and obligations of any insured or the Chubb Companies under the Chubb Insurance Agreements; (vii) nothing shall be construed as an acknowledgement that the Chubb Insurance Agreements cover or otherwise apply to any Claims or that any Claims are eligible for payment under any of the Chubb Insurance Agreements; (viii) the automatic stay of Bankruptcy Code Section 362(a) and the injunctions set forth in Sections XII.D. (as to the Debtors only) and XII.E. of the Combined Plan and Disclosure Statement, if and to the extent applicable, shall be deemed lifted without further order of the Bankruptcy Court, solely to permit: (A) claimants with valid workers’

35

compensation Claims or with valid direct action Claims against any of the Chubb Companies under applicable non-bankruptcy law to proceed in the appropriate forum with their Claims; and (B) the Chubb Companies to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of this Bankruptcy Court: (1) workers’ compensation Claims, (2) Claims where a claimant asserts a direct Claim against any of the Chubb Companies under applicable non-bankruptcy law, or where an Order has been entered by this Bankruptcy Court granting a claimant relief from the automatic stay or the injunctions set forth in Article XII of the Combined Plan and Disclosure Statement to proceed with its Claim; and (3) all undisputed defense and similar costs in relation to each of the foregoing subject in all respects to the terms of the Chubb Insurance Agreements and (ix) the Liquidation Trustee agrees that the Chubb Companies properly exercised their right to the Release Opt-Out.
46. Cigna Objection. The Limited Objection of Cigna Health and Life Insurance Company (“Cigna”) [Docket No. 317] (the “Cigna Objection”) to the Plan is resolved as follows: (i) on or before the Effective Date, the Debtors shall transfer to Cigna $600,000, which shall be held by Cigna, along with the remaining portion of the cash pre-payment currently held by Cigna, plus any refunds received (collectively, the “Funds”); (ii) the Funds shall be applied by Cigna solely to satisfy the Debtors’ ongoing Run-Out Claims Obligations (as defined in the Cigna Objection); (iii) Cigna shall continue to process for payment all Run-Out Claims3 submitted to Cigna on or before March 31, 2019 (the end of the Run-Out Claims period) in accordance with the Cigna Agreements (as defined in the Cigna Objection), regardless of whether the Funds are adequate to satisfy all of the Debtors’ remaining Run-Out Claims Obligations (as defined in the Cigna Objection); (iv) following the Effective Date, the Debtors or their successor shall continue to meet all of the Debtors’
3 The Run-Out Claims are those employee healthcare claims that were incurred, but not submitted, processed and paid prior to the December 31, 2017 termination date.

36

non-monetary obligations under the Cigna Agreements; (v) on or before May 15, 2019, Cigna shall remit to the Liquidation Trustee, or to a successor designated in a written notice to Cigna, any portion of the Funds that has not been used to satisfy the Debtors’ Run-Out Claims Obligations; (vi) claim number 67 filed by Cigna shall be deemed withdrawn and Cigna’s scheduled claim shall be reduced to $0.00; and (vii) effective upon entry of this Confirmation Order, the Debtors, on behalf of themselves and their Estates, hereby release, acquit and forever discharge Cigna and its successors, assigns and agents from any and all claims of any kind or nature, known or unknown, fixed or contingent, which they either have, had, or may hereafter claim to have, in law or in equity, arising from or relating to the Cigna Agreements; provided, however that such release shall not apply to (a) Cigna’s obligation to perform in accordance with the subparagraphs above or (b) any claims against Cigna that constitute gross negligence, fraud or willful misconduct.
47. EAD Objection. Nothing in the Plan or this Confirmation Order shall prejudice the rights, claims and defenses of EAD Engineering, Inc. (“EAD Engineering”), EAD Control Systems, Inc. (“EAD Controls”, and, together with EAD Engineering, “EAD”), the Debtors, the Debtors’ Related Persons and the Liquidation Trustee related to that certain Settlement Agreement, Deed of Irrevocable Assignment, Allocation Agreement and Mutual and Full and Final Release dated October 5, 2017 (the “Settlement Agreement”) between EAD, Rentech, Inc. and RTK WP Canada, ULC and RTK WP2 Canada, ULC. More specifically, neither the Plan or this Confirmation Order shall be deemed to be a determination as to whether the Settlement Agreement is an executory contract; provided, however, that to the extent the Settlement Agreement is determined to be executory, on a consensual basis, or pursuant to an order of the Bankruptcy Court, the Settlement Agreement shall be deemed to have been rejected pursuant to the terms of the Plan and this Confirmation Order. The rights of the Debtors and Liquidation Trustee and the rights of EAD to argue that

37

the Settlement Agreement is or is not executory are fully preserved. Nothing in the Plan or this Confirmation Order shall prejudice EAD’s claims arising from the Settlement Agreement (which are currently registered as claim numbers 30, 31, 41 and 42 on the Debtors’ claims register) or the rights of the Debtors, the Debtors’ Related Persons, the Liquidation Trustee or other interested parties to object to such claims on any and all bases. Notwithstanding any contrary terms in the Plan or in this Confirmation Order, before the Debtors and/or Liquidation Trustee abandon, destroy or otherwise dispose of any books or records relevant to EAD’s claims under the Settlement Agreement, the Debtors and/or Liquidation Trustee shall give EAD at least 14 days prior written notice. Should EAD object to the proposed abandonment, destruction or other disposal (a “Books and Records Dispute”), the parties shall attempt to resolve the Books and Records Dispute consensually. If the parties are unable to do so, they shall submit the Books and Records Dispute to the Bankruptcy Court.
Dated: April 4, 2018
Wilmington, Delaware

THE HONORABLE CHRISTOPHER S. SONTCHI
UNITED STATES BANKRUPTCY JUDGE

38

Exhibit A
Debtors’ Second Amended Combined Disclosure Statement and Chapter 11 Plan of
Liquidation

THIS DISCLOSURE STATEMENT HAS BEEN APPROVED ON AN INTERIM BASIS ONLY BY THE BANKRUPTCY COURT, SO THAT THE DEBTORS COULD BEGIN SOLICITATION OF VOTES ON THE PLAN AND TO COMBINE THE HEARINGS ON FINAL APPROVAL OF THE DISCLOSURE STATEMENT AND CONFIRMATION OF THE PLAN. THE BANKRUPTCY COURT WILL CONSIDER APPROVAL OF THIS DISCLOSURE STATEMENT ON A FINAL BASIS AND CONFIRMATION OF THE PLAN ON APRIL 4, 2018 AT 10:00 A.M. EST.

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	:	Chapter 11
Rentech WP U.S. Inc., *et al.*,[1]	:	Case No. 17-12958 (CSS)
Debtors.	:	(Jointly Administered)

DEBTORS' SECOND AMENDED COMBINED DISCLOSURE
<u>STATEMENT AND CHAPTER 11 PLAN OF LIQUIDATION</u>

YOUNG CONAWAY STARGATT & TAYLOR, LLP
Michael R. Nestor (No. 3526)
Matthew B. Lunn (No. 4119)
Rodney Square
1000 North King Street
Wilmington, DE 19801

LATHAM & WATKINS LLP
Peter M. Gilhuly (admitted *pro hac vice*)
Kimberly A. Posin (admitted *pro hac vice*)
Adam E. Malatesta (admitted *pro hac vice*)
LATHAM & WATKINS LLP
355 South Grand Avenue, Suite 100
Los Angeles, CA 90071-1560

Counsel to the Debtors and Debtors-in-Possession

Dated: April 4, 2018
Wilmington, Delaware

[1] The Debtors, together with the last four digits of each Debtor's U.S. federal tax identification number, are Rentech WP U.S. Inc. (7863) and Rentech, Inc. (7421). The address for the Debtors is 10880 Wilshire Boulevard, Suite 1101, Los Angeles, CA 90024.

01:23051804.1

US-DOCS\99954193.4

TABLE OF CONTENTS
I. INTRODUCTION 1
II. DEFINITIONS AND CONSTRUCTION OF TERMS 2
A. Definitions 2
B. Interpretation; Application of Definitions and Rules of Construction 23
III. BACKGROUND AND DISCLOSURES 24
A. General Background 24
1. Overview of Operations 24
2. Corporate Structure 27
3. The Debtors’ Secured Prepetition Indebtedness 29
B. Events Precipitating the Chapter 11 Filing 34
C. The Chapter 11 Cases 37
1. First Day Motions 37
2. Appointment of the Committee and Retention of Committee
Professionals . 39
3. Employment of Professionals and Advisors 40
4. Claims Process and Bar Date 40
D. Certain Federal Income Tax Consequences 41
1. In General. 41
2. U.S. Federal Income Tax Consequences to the Debtors 43
3. U.S. Federal Income Tax Treatment of the Rentech Liquidation Trust 46
4. Disputed Claims Reserve 48
5. U.S. Federal Income Tax Consequences to Holders of Claims 49
6. Backup Withholding and Information Reporting 51
E. Alternate Plan 53
F. The Non-Debtor Subsidiary Sales 53
G. Best Interests Test 60
H. Releases 62
I. Certain Risk Factors to be Considered 62
1. Risk Factors that May Affect the Debtors’ Ability to Consummate this Combined Plan and Disclosure Statement 63
2. Risk Factors that may Affect Distributions under this Combined
i

B. Summary of Treatment of Claims and Equity Interests and Estimated

X. PROVISIONS GOVERNING DISTRIBUTIONS UNDER THIS COMBINED PLAN

XI. IMPLEMENTATION AND EFFECT OF CONFIRMATION OF COMBINED
PLAN AND DISCLOSURE STATEMENT ...............................................................87
A. Means for Implementation of this Combined Plan and Disclosure

XIII. EXECUTORY CONTRACTS AND UNEXPIRED LEASES 95
A. Rejection of Executory Contracts and Unexpired Leases 95
B. Deadline for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to this Combined Plan and Disclosure Statement 95
C. Debtors' Obligations Pursuant to their Corporate Charters, Bylaws or other Organizational Documents 96
D. Debtors' Insurance Policies 97
XIV. CONDITIONS PRECEDENT TO AND OCCURRENCE OF CONFIRMATION AND THE EFFECTIVE DATE 97
A. Conditions Precedent to Confirmation 97
B. Conditions Precedent to the Effective Date 98
C. Establishing the Effective Date 98
D. Effect of Failure of Conditions 98
E. Waiver of Conditions to Effective Date 99
XV. RETENTION OF JURISDICTION 99
XVI. MISCELLANEOUS PROVISIONS 102
A. Books and Records 102
B. Transfer of the Debtors' Assets 102
C. Termination of Injunctions or Stays 103
D. Amendment or Modification of this Combined Plan and Disclosure Statement 103
E. Severability 103
F. Revocation or Withdrawal of this Combined Plan and Disclosure Statement 104
G. Binding Effect 104
H. Notices 104
I. Governing Law 104
J. Withholding and Reporting Requirements 105
K. Headings 106
L. Exhibits/Schedules 106
M. Filing of Additional Documents 106
N. No Admissions 106
O. Successors and Assigns 106

01:23051804.1

iv

US-DOCS\99954193.4

v

NOTICE
THERE HAS BEEN NO INDEPENDENT AUDIT OF THE FINANCIAL INFORMATION CONTAINED IN THIS COMBINED PLAN AND DISCLOSURE STATEMENT. THIS COMBINED PLAN AND DISCLOSURE STATEMENT WAS COMPILED FROM INFORMATION OBTAINED FROM NUMEROUS SOURCES BELIEVED TO BE ACCURATE TO THE BEST OF THE DEBTORS’ KNOWLEDGE, INFORMATION AND BELIEF. NO GOVERNMENTAL AUTHORITY HAS PASSED ON, CONFIRMED OR DETERMINED THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN.
NOTHING STATED HEREIN SHALL BE DEEMED OR CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, OR BE DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR OTHER LEGAL EFFECTS OF THIS COMBINED PLAN AND DISCLOSURE STATEMENT ON THE DEBTORS OR HOLDERS OF CLAIMS OR EQUITY INTERESTS.     CERTAIN STATEMENTS CONTAINED HEREIN, BY NATURE, ARE FORWARD-LOOKING AND CONTAIN ESTIMATES AND ASSUMPTIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL REFLECT ACTUAL OUTCOMES.
THE STATEMENTS CONTAINED HEREIN ARE MADE AS OF THE DATE HEREOF, UNLESS ANOTHER TIME IS SPECIFIED. THE DELIVERY OF THIS COMBINED PLAN AND DISCLOSURE STATEMENT SHALL NOT BE DEEMED OR CONSTRUED TO CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME AFTER THE DATE HEREOF.
HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD NOT CONSTRUE THE CONTENTS OF THIS COMBINED PLAN AND DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. THEREFORE, EACH SUCH HOLDER SHOULD CONSULT WITH ITS OWN LEGAL, BUSINESS, FINANCIAL AND TAX ADVISORS AS TO ANY SUCH MATTERS CONCERNING THIS COMBINED PLAN AND DISCLOSURE STATEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.
EACH HOLDER OF A CLAIM OR EQUITY INTEREST SHOULD CONSIDER CAREFULLY ALL OF THE INFORMATION IN THIS COMBINED PLAN AND DISCLOSURE STATEMENT, INCLUDING THE RISK FACTORS DESCRIBED IN GREATER DETAIL HEREIN.

I. INTRODUCTION
Rentech WP U.S. Inc. and Rentech, Inc. (collectively, the “Debtors”) hereby propose the Debtors’ Combined Plan and Disclosure Statement pursuant to Bankruptcy Code Sections 1125 and 1129. The Debtors are the proponents of this Combined Plan and Disclosure Statement within the meaning of Bankruptcy Code Section 1129. This Combined Plan and Disclosure Statement contemplates the (a) the sale of a wood pellet production facility located in Atikokan, Ontario (the “Atikokan Facility”) that was owned by one of the Debtors’ Canadian non-Debtor subsidiaries, RTK WP2 Canada (the “Atikokan Sale”); (b) the sales of substantially all of the assets of certain of the Debtors’ wholly owned, US non-Debtor subsidiaries (the “Non- Debtor Subsidiary Sales”), including Fulghum Fibres, Inc., Fulghum Fibres Collins, Inc., Fulghum Fibres Florida, Inc., Schuyler Wood Pellet, LLC, Deposit Wood Pellet, LLC, and New England Wood Pellet, LLC (collectively, the “Non-Debtor Subsidiary Sellers”), and (c) the monetization of the Debtors’ interests in the other Non-Debtor Subsidiaries.
This Combined Plan and Disclosure Statement constitutes a liquidating chapter 11 plan for the Debtors and provides for the Distribution of the Debtors’ assets already liquidated or to be liquidated over time to the Holders of Allowed Claims and Allowed Equity Interests in accordance with the terms of this Combined Plan and Disclosure Statement and the priority of claims provisions of the Bankruptcy Code.
Pursuant to this Combined Plan and Disclosure Statement, the proceeds of the Non-Debtor Subsidiary Sales and the Atikokan Sale will be used to satisfy Allowed Administrative Expense Claims, Allowed Priority Tax Claims, Allowed Fee Claims, Allowed Secured Claims, Allowed Priority Non-Tax Claims, and Wind-Down Expenses in full. After payment of the aforementioned Claims, all remaining funds, including funds realized from the monetization of the Debtors’ interests in other Non-Debtor Subsidiaries as well as proceeds from any Causes of Action pursued by the Liquidation Trustee, will be distributed to Holders of Allowed General Unsecured Claims on a Pro Rata basis. Holders of Allowed Affiliate Claims, Allowed Intercompany Claims, and Allowed Equity Interests will only receive a Distribution under this Combined Plan and Disclosure Statement if the Holders of Allowed Claims in Classes of a higher priority are paid in full.
Except as otherwise provided by Order of the Bankruptcy Court, Distributions on account of Allowed Administrative Expense Claims will be made by the Debtors or the Post- Effective Date Debtors on the Effective Date or as soon thereafter as is practicable by the Post- Effective Date Debtors or the Liquidation Trustee, and Distributions on account of all other Allowed Claims or Allowed Equity Interests will occur each time the Rentech Liquidation Trust’s Cash reserves exceed the Cash Balance Threshold of $5,000,000 or such lesser amount as determined in the discretion of the Liquidation Trustee.
Subject to the restrictions on modifications set forth in Bankruptcy Code Section 1127 and Bankruptcy Rule 3019 and those restrictions on modifications set forth in Section XVI.D. of this Combined Plan and Disclosure Statement, the Debtors expressly reserve the right to alter, amend or modify this Combined Plan and Disclosure Statement, including the Plan Supplement, one or more times, before substantial consummation thereof, including as disclosed more fully in Section XVI.D. of this Combined Plan and Disclosure Statement.
II. DEFINITIONS AND CONSTRUCTION OF TERMS
A.     Definitions
As used herein, the following terms have the respective meanings specified below, unless the context otherwise requires:
1.     “Administrative Expense Bar Date” means the Business Day that is thirty (30) days after service of notice of the Effective Date.

2

2.                 “Administrative Expense Claim” means any right to payment constituting a cost or expense of administration of the Chapter 11 Cases under Bankruptcy Code Sections 503(b) and 507(a)(2) including, without limitation, (a) any actual and necessary costs and expenses of preserving the Estates, (b) all compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under Bankruptcy Code Sections 328, 330 or 503, (c) any fees or charges assessed against the Estates under Section 1930 of Title 28 of the United States Code, and (d) all Claims arising under Bankruptcy Code Section 503(b)(9).
3.     “Advisors” shall have the meaning set forth in Section III.F. of this Combined Plan and Disclosure Statement.
4.     “Affiliate” has the meaning set forth in Bankruptcy Code Section 101(2).
5.     “Affiliate Claim” means a Claim against a Debtor held by an Affiliate of a Debtor.
6.                 “Allowed” means, with respect to Claims: (a) any Claim, proof of which was Filed (or for which Claim, under this Combined Plan and Disclosure Statement, the Bankruptcy Code, or a Final Order of the Bankruptcy Court, a proof of claim is not or shall not be required to be Filed); (b) any Claim which has been or hereafter is listed by the Debtors in the Schedules as liquidated in amount and not disputed or contingent and for which no proof of claim has been Filed; or (c) any Claim allowed pursuant to this Combined Plan and Disclosure Statement or a Final Order of the Bankruptcy Court; provided that with respect to any Claim described in clauses (a) and (b), such Claim shall be considered Allowed only if and to the extent that with respect to such Claim, no objection to the allowance thereof has been interposed within the applicable period fixed by this Combined Plan and Disclosure Statement, the Bankruptcy Code,

3

the Bankruptcy Rules or the Bankruptcy Court, or such objection is interposed and the Claim is subsequently Allowed by a Final Order.
7.     “AMT” shall have the meaning set forth in Section III.D.2. of this Combined Plan and Disclosure Statement.
8.                 “Articles Amendment” means the Articles of Amendment of the Amended and Restated Articles of Incorporation, as Amended, of Rentech, Inc., as included in the Plan Supplement.
9.     “Atikokan Facility” shall have the meaning set forth in Article I of this Combined Plan and Disclosure Statement.
10.     “Atikokan Sale” shall have the meaning set forth in Article I of this Combined Plan and Disclosure Statement.
11.     “Avoidance Actions” means any and all rights to recover or avoid transfers or liens under chapter 5 of the Bankruptcy Code or otherwise, including, but not limited to, Bankruptcy Code Sections 506(d), 522, 541, 542, 543, 544, 545, 547, 548, 549, 550, or 553, or otherwise under the Bankruptcy Code or under similar or related state or federal statutes and common law, including, without limitation, all preference, fraudulent conveyance, fraudulent transfer, and/or other similar avoidance claims, rights, and causes of action, whether or not litigation has been commenced as of the Effective Date to prosecute such Avoidance Actions.
12.     “Ballot” means the ballot used to vote to accept or reject this Combined Plan and Disclosure Statement.
13.     “Balloting Agent” means Prime Clerk, in its capacity as the Bankruptcy Court- approved solicitation, claims and noticing agent.

4

14.     “Bankruptcy Code” means title 11 of the United States Code, as amended from time to time.
15.     “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware.
16.     “Bankruptcy Exception” shall have the meaning set forth in Section III.D.2. of this Combined Plan and Disclosure Statement.
17.     “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as amended from time to time.
18.     “Bar Date Motion” means the Debtors’ Motion for Entry of an Order Pursuant to Fed. R. Bankr. P. 3003(c)(3) and Del. Bankr. L.R. 2002-1(e) Establishing Bar Dates and Related Procedures for Filing Proofs of Claim (Including for Administrative Expense Claims Arising Under 11 U.S.C. § 503(b)(9)) and Approving the Form and Manner of Notice Thereof [Docket No. 48] filed in the Chapter 11 Cases.
19.     “Bar Date Order” means the Order Pursuant to Fed. R. Bankr. P. 3003(c)(3) and Del. Bankr. L.R. 2002-1(e) Establishing Bar Dates and Related Procedures for Filing Proofs of Claim (Including for Administrative Expense Claims Arising Under 11 U.S.C. §
503(b)(9)) and Approving the Form and Manner of Notice Thereof [Docket No. 134] entered in the Chapter 11 Cases.
20.    “Bar Dates” means the General Bar Date, the Supplemental Bar Date, and the Governmental Bar Date.
21.    “BMO” means Bank of Montreal.
22.    “Books and Records” shall have the meaning set forth in Section XVI.A. of this Combined Plan and Disclosure Statement.

5

23.     “Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are required or authorized to close by law or executive order.
24.     “Cash” means legal tender of the United States of America and equivalents thereof.
25.     “Cash Balance Threshold” means $5,000,000 or such lesser amount as determined in the discretion of the Post-Effective Date Debtors or the Liquidation Trustee.
26.     “Cash Collateral” means all property constituting cash collateral as defined in Bankruptcy Code Section 363(a).
27.     “Causes of Action” means the Avoidance Actions and all other claims, actions, causes of action, choses in action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, third-party claims, counterclaims, and crossclaims of any Debtor and/or any of the Estates against any Entity, based in law or equity, including, but not limited to, under the Bankruptcy Code, whether direct, indirect, derivative, or otherwise and whether asserted or unasserted, and any and all commercial tort claims against any party, including the Debtors’ current and former directors and officers or Non-Debtor Subsidiaries and their Related Persons; and subject, however, to any releases provided in this Combined Plan and Disclosure Statement, the Confirmation Order or any other Final Order of the Bankruptcy Court.
28.     “Chapter 11 Cases” means the cases under chapter 11 of the Bankruptcy Code commenced by the Debtors, styled as Rentech WP U.S. Inc., et al., under Case No. 17-12958 (CSS), currently pending in the Bankruptcy Court.
29.     “Claim” has the meaning set forth in Bankruptcy Code Section 101(5).

6

30.     “Claims Objection Deadline” means the first Business Day that is one hundred and twenty (120) days after the Effective Date or such later date as may be approved by Order of the Bankruptcy Court upon motion of the Post-Effective Date Debtors or the Liquidation Trustee. The filing of such a motion shall automatically extend the Claims Objection Deadline until entry of an order on account of such motion, in accord with Local Rule 9006-2.
31.     “Class” means any group of substantially similar Claims or Equity Interests classified by this Combined Plan and Disclosure Statement pursuant to Bankruptcy Code Sections 1122 and 1123(a)(1).
32.     “Clerk” means the clerk of the Bankruptcy Court.
33.     “COD” shall have the meaning set forth in Section III.D.2. of this Combined Plan and Disclosure Statement.
34.     “Combined Plan and Disclosure Statement” means this combined disclosure statement and chapter 11 plan of liquidation including, without limitation, all exhibits, supplements, appendices, and schedules hereto, either in their present form or as the same may be altered, amended, or modified from time to time through the Confirmation Date.
35.     “Committee” shall have the meaning set forth in Section III.C.2. of this Combined Plan and Disclosure Statement.
36.     “Conditional Approval and Procedures Order” means the Order of the Bankruptcy Court approving the adequacy of disclosures in this Combined Plan and Disclosure Statement on an interim basis, approving notice and solicitation procedures for voting to accept or reject this Combined Plan and Disclosure Statement, scheduling the Confirmation Hearing, and setting the Confirmation Objection Deadline.

7

37.     “Confirmation Date” means the date on which the Confirmation Order is entered on the Docket.
38.    “Confirmation Hearing” means the hearing held by the Bankruptcy Court to (i) consider confirmation of this Combined Plan and Disclosure Statement pursuant to Bankruptcy Code Section 1129 and (ii) address final approval of the adequacy of the disclosures contained in this Combined Plan and Disclosure Statement pursuant to Bankruptcy Code Section 1125, as such hearing may be adjourned or continued from time to time.
39.    “Confirmation Hearing Notice” shall have the meaning set forth in Section VI.A.6. of this Combined Plan and Disclosure Statement.
40.     “Confirmation Objection Deadline” means the deadline to object to (i) confirmation of this Combined Plan and Disclosure Statement and (ii) final approval of the adequacy of disclosures in this Combined Plan and Disclosure Statement, as set forth in the Confirmation Hearing Notice.
41.    “Confirmation Order” means the Order of the Bankruptcy Court confirming this Combined Plan and Disclosure Statement pursuant to Bankruptcy Code Section 1129.
42.     “Creditor” means any Person that is the Holder of a Claim against either of the Debtors.
43.    “CVR” shall have the meaning set forth in Section III.A.3(a)(l). of this Combined Plan and Disclosure Statement.
44.     “CVR Common Units” shall have the meaning set forth in Section III.A.3(a)(l). of this Combined Plan and Disclosure Statement.
45.    “CVR Unit Transfer” shall have the meaning set forth in Section III.A.3(a)(1). of this Combined Plan and Disclosure Statement.

8

46.    “Debtors” means, collectively, Rentech WP U.S. Inc. and Rentech, Inc.
47.    ”Debtors-in-Possession” means the Debtors in their capacity as debtors-in - possession in the Chapter 11 Cases pursuant to Bankruptcy Code Sections 1101, 1107(a), and 1108.
48.     “Disputed Claim” means any Claim that (a) is listed on the Schedules as disputed, contingent or unliquidated, and as to which no proof of claim has been filed in a non -contingent and unliquidated amount, or (b) which is objected to in whole or in part prior to the Claims Objection Deadline and that has not been resolved by settlement or Final Order.
49.     “Disputed Claims Reserve” means the reserve maintained by the Liquidation Trustee for any distributable amounts required to be set aside on account of Disputed Claims, the amount of which will be distributed (net of any expenses, including any taxes relating thereto), as provided in this Combined Plan and Disclosure Statement and in the Liquidation Trust Agreement, as such Disputed Claims are resolved by Final Order, and such amounts shall be distributable in respect of such Disputed Claims as such amounts would have been distributable had the Disputed Claims been Allowed Claims as of the Effective Date.
50.    ”Distribution” means any distribution to the Holders of Allowed Claims or Allowed Equity Interests.
51.     “Distribution Date” means each date upon which the Rentech Liquidation Trust’s Cash reserves exceed the Cash Balance Threshold or as soon thereafter as a Distribution is practicable.
52.    “Docket” means the docket in the Chapter 11 Cases maintained by the Clerk.
53.    “Drax” means Drax Power Limited.

55

54.     “Drax Contract” shall have the meaning set forth in Section III.B. of this Combined Plan and Disclosure Statement.
55.     “Effective Date” means the date on which the conditions specified in Sections XIV.A. and XIV.B. of this Combined Plan and Disclosure Statement have been satisfied or waived.
56.     “Entity” means an entity as defined in Bankruptcy Code Section 101(15).
57.     “Equity Interests” means all Rentech Equity Interests, all Rentech WP Equity Interests and all Other Equity Interests.
58.     “Estates” means the estates of the Debtors created upon the commencement of the Chapter 11 Cases pursuant to Bankruptcy Code Section 541.
59.     “Exchange Agreement” shall have the meaning set forth in Section III.A.3(a)(1). of this Combined Plan and Disclosure Statement.
60.     “Exculpated Parties” means the Debtors, the directors and officers of the Debtors who served during any portion of these Chapter 11 Cases, the Debtors’ professionals retained in these Chapter 11 Cases, the Committee, the members of the Committee in their capacity as such, the individuals who sat on the Committee, in their capacity as such, and the Committee’s professionals retained in these Chapter 11 Cases.
61.     “Executory Contract” means any executory contract or unexpired lease as of the Petition Date between the Debtors and any other Person or Persons, specifically excluding contracts and agreements entered into pursuant to this Combined Plan and Disclosure Statement.
62.     “Fee Claim” means a Claim under Bankruptcy Code Sections 328, 330(a), 331, or 503 for compensation of a Professional or other Entity for services rendered or expenses incurred in the Chapter 11 Cases.

63.     “File,” “Filed” or “Filing” means file, filed or filing with the Bankruptcy Court in the Chapter 11 Cases.
64.     “Final Order” means an Order of the Bankruptcy Court or a court of competent jurisdiction to hear appeals from the Bankruptcy Court, that has not been reversed, stayed, modified or amended and as to which the time to appeal, to petition for certiorari, or to move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending; provided, however, that the possibility that a motion under Rule 59 or 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable state court rules of civil procedure, may be Filed with respect to such order shall not cause such order not to be a Final Order.
65.     “First Day Declaration” means the Declaration of Paul Summers, Chief Financial Officer of Rentech WP U.S. Inc. and Rentech, Inc., in Support of Chapter 11 Petitions and First Day Pleadings [Docket No. 13] filed in the Chapter 11 Cases.
66.     “First Day Motions” means those motions enumerated in Section III.C.1. of this Combined Plan and Disclosure Statement.
67.     “Fulghum” means Fulghum US and Fulghum SA.
68.     “Fulghum APA” shall have the meaning set forth in Section III.F. of this Combined Plan and Disclosure Schedule.
69.     “Fulghum SA” means the South American non-debtor subsidiaries of Fulghum Fibres, Inc.
70.     “Fulghum US” means Fulghum Fibres, Inc. and its U.S. non-debtor subsidiaries.
71.     “Fulghum/FFI APA” shall have the meaning set forth in Section III.F. of this Combined Plan and Disclosure Schedule.

72.     “General Bar Date” means February 20, 2018 at 5:00p.m. (Prevailing Eastern Time).
73.     “General Unsecured Claim” means any Claim against the Debtors that arose or is deemed by the Bankruptcy Code or Bankruptcy Court, as the case may be, to have arisen before the Petition Date and that is not: (i) an Administrative Expense Claim, (ii) a Priority Tax Claim, (iii) a Fee Claim, (iv) a Secured Claim, (v) a Priority Non-Tax Claim, (vi) an Affiliate Claim, or (vii) an Intercompany Claim.
74.     “Governmental Bar Date” means June 18, 2018 at 5:00p.m. (Prevailing Eastern Time).
75. “Governmental Unit” has the meaning set forth in Bankruptcy Code Section 101(27).
76. “GSO” shall have the meaning set forth in Section III.A.3(a)(l). of this Combined Plan and Disclosure Statement.
77.     “Holder” means the beneficial holder of any Claim or Equity Interest.
78.     “Impaired” means “impaired” as the term is used in Bankruptcy Code Sections 1123(a)(4) and 1124.
79.     “Insurance Policies” means all insurance policies of the Debtors.
80.                 “Intercompany Claims” means (i) any account reflecting intercompany book entries by one Debtor with respect to the other Debtor, or (ii) any Claim that is not reflected in such book entries and is held by a Debtor against the other Debtor, in each case accruing before or after the Petition Date through the Effective Date, including, but not limited to, any Claim for reimbursement, payment as guarantor or surety, or any Claim for contribution or expenses that were allocable between the Debtors.

81.    “lntercreditor Agreement” shall have the meaning set forth in Section III.A.3(b). of this Combined Plan and Disclosure Statement.
82.     “IRC” shall have the meaning set forth in Section III.D.l. of this Combined Plan and Disclosure Statement.
83.     “Letters of Credit” shall have the meaning set forth in Section III.A.3(b). of this Combined Plan and Disclosure Statement.
84.     “Lien” means any mortgage, pledge, deed of trust, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, including any “lien” as defined in Bankruptcy Code Section 101(37), or a conditional sale contract, title retention contract or other contract to give any of the foregoing.
85.     “Liquidation Analysis” shall have the meaning set forth in Section III.G. of this Combined Plan and Disclosure Statement.
86.     “Liquidation Trust Agreement” means an agreement in substantially the form as the agreement attached hereto as Exhibit A.
87.     “Liquidation Trust Assets” means all assets of the Debtors’ Estates, including all Causes of Action not otherwise expressly released pursuant to this Combined Plan and Disclosure Statement, the Confirmation Order or any Final Order, transferred and assigned to the Rentech Liquidation Trust on or after the Effective Date.
88.     “Liquidation Trustee” means a Person appointed pursuant to Article IX of this Combined Plan and Disclosure Statement to serve as trustee of the Rentech Liquidation Trust, and to carry out the duties and responsibilities set forth herein and in the Liquidation Trust Agreement, on behalf of the Estates and the Post-Effective Date Debtors, which initial Liquidating Trustee shall be appointed by the Debtors with the consent of the Committee.

89.     “Local Rules” means the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware.
90.     “NEWP” means New England Wood Pellet, LLC and its non-debtor subsidiaries.
91.     “NEWP APA” shall have the meaning set forth in Section III.F. of this Combined Plan and Disclosure Statement.
92.     “Non-Debtor Subsidiaries” means the 37 direct and indirect non-debtor subsidiaries of Rentech, Inc., as shown on the corporate organizational chart attached hereto as Exhibit B.
93.     “Non-Debtor Subsidiary Sales” means, collectively, the sales of substantially all of the assets of each of the Non-Debtor Subsidiary Sellers.
94.     “Non-Debtor Subsidiary Sellers” shall have the meaning set forth in Article I of this Combined Plan and Disclosure Statement.
95.     “NOLs” shall have the meaning set forth in Section III.D.2. of this Combined Plan and Disclosure Statement.
96.     “OPG” mean Ontario Power Generation.
97.     “Order” means an order or judgment of the Bankruptcy Court as entered on the Docket.
98.     “Ordinary Course Professionals Motion” means the Debtors’ Motion for Order Under 11 U.S.C. §§ 105(a), 327, 330, and 331 Authorizing Employment and Payment of Professionals Utilized in Ordinary Course of Business [Docket No. 94] filed in the Chapter 11 Cases.

99. “Ordinary Course Professionals Order” means the Order Under 11 U.S.C. §§ 105(a), 327, 330, and 331 Authorizing Employment and Payment of Professionals Utilized in Ordinary Course of Business [Docket No. 197] entered in the Chapter 11 Cases.
100. “Other Equity Interests” means any equity interests in Rentech, Inc. other than Rentech Equity Interests, including, but not limited to, all authorized and unissued and issued but not outstanding shares of common stock of Rentech, Inc. together with any warrants, options or contract rights to purchase or acquire such interests at any time.
101. “Outstanding Fees” shall· have the meaning set forth in Section III.A.3(b). of this Combined Plan and Disclosure Statement.
102. “Oversight Committee” means the members of the Committee that have agreed to serve on the Oversight Committee of the Rentech Liquidation Trust after the Effective Date or such other Persons as may be approved by the Bankruptcy Court thereafter.
103. “Person” means a person as defined in Bankruptcy Code Section 101(41), including an individual, a corporation, a partnership, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated association or organization, a governmental unit or any agency or subdivision thereof or any other Entity.
104. “Petition Date” means December 19, 2017.
105. “Plan Documents” means this Combined Plan and Disclosure Statement, the Plan Supplement, and all of the exhibits and schedules attached to any of the foregoing.
106. “Plan Supplement” means the appendix of schedules and exhibits Filed with the Bankruptcy Court on March 14, 2018 [Docket No. 290] and April 2, 2018 [Docket No. 329], as

may be modified and/or supplemented. The Plan Supplement included the Articles Amendment and identified the individual who will act as the Liquidation Trustee.2
107.     “Post-Effective Date Debtors” means the Debtors from and after the Effective Date.
108.    “Prepetition Agent” means Credit Suisse AG, Cayman Islands Branch, as the Administrative Agent under the Prepetition Credit Agreement.
109.     “Prepetition Collateral” shall have the meaning set forth in Section III.A.3(b). of this Combined Plan and Disclosure Statement.
110.     “Prepetition Credit Agreement” means that certain Second Amended and Restated Term Loan Credit Agreement, dated as of April 1, 2016, by and among Rentech Nitrogen Holdings, Inc., as Borrower, the Prepetition Agent and the Prepetition Lenders, as has been and may be amended, restated, supplemented or otherwise modified from time to time.
111.     “Prepetition Documents” shall have the meaning set forth in Section III.A.3(b). of this Combined Plan and Disclosure Statement.
112.     “Prepetition Facility” means loans made by the Prepetition Lenders pursuant to the Prepetition Credit Agreement.
113.     “Prepetition L/C Collateral” shall have the meaning set forth in Section III.A.3(b). of this Combined Plan and Disclosure Statement.
114.     “Prepetition L/C Credit Agreement” shall have the meaning set forth in Section III.A.3(b). of this Combined Plan and Disclosure Statement.
2                 A copy of this Combined Plan and Disclosure Statement, the Confirmation Hearing Notice, and the Plan Supplement (once filed) are or will be available free of charge on the website maintained by Prime Clerk, at http://cases.primeclerk.com/rentech.     Physical copies of this Combined Plan and Disclosure Statement, the Confirmation Hearing Notice, and the Plan Supplement can be obtained by contacting Prime Clerk at (866) 365- 3445.

115.    “Prepetition L/C Liens” shall have the meaning set forth in Section III.A.3(b). of this Combined Plan and Disclosure Statement.
116.    “Prepetition L/C Obligations” shall have the meaning set forth in Section III.A.3(b). of this Combined Plan and Disclosure Statement.
117.    “Prepetition L/C Security Agreement” shall have the meaning set forth in Section III.A.3(b). of this Combined Plan and Disclosure Statement.
118.    “Prepetition Lenders” means the lenders party from time to time to the Prepetition Credit Agreement.
119.    “Prepetition Liens” shall have the meaning set forth in Section III.A.3(b) of this Combined Plan and Disclosure Statement.
120.    “Prepetition Obligations” shall have the meaning set forth in Section III.A.3(b). of this Combined Plan and Disclosure Statement.
121.    “Prepetition Term Loan Borrower” shall have the meaning set forth in Section III.A.3(a). of this Combined Plan and Disclosure Statement.
122.    “Prepetition Term Loan Collateral” shall have the meaning set forth in Section III.A.3(a). of this Combined Plan and Disclosure Statement.
123.    “Prepetition Term Loan Documents” shall have the meaning set forth in Section III.A.3(a). of this Combined Plan and Disclosure Statement.
124.    “Prepetition Term Loan Guaranty” shall have the meaning set forth in Section III.A.3(a). of this Combined Plan and Disclosure Statement.
125.    “Prepetition Term Loan Liens” shall have the meaning set forth in Section III.A.3(a). of this Combined Plan and Disclosure Statement.

126.    ”Prepetition Term Loan Obligations” shall have the meaning set forth in
Section III.A.3(a)(2). of this Combined Plan and Disclosure Statement.
127.     “Prepetition Term Loan Security Agreement” shall have the meaning set forth in Section III.A.3(a). of this Combined Plan and Disclosure Statement.
128.     “Prime Clerk” means Prime Clerk LLC, the Debtors’ claims and noticing agent and voting agent.
129.     “Priority Non-Tax Claim” means a Claim that is accorded priority in right of payment under Bankruptcy Code Section 507, other than a Priority Tax Claim or an Administrative Expense Claim.
130.    “Priority Tax Claim” means a Claim that is entitled to priority under Bankruptcy Code Section 507(a)(8).
131.     “Privilege” means the attorney-client privilege, work product protections or other immunities (including without limitation those related to common interests or joint defense with other parties), or protections from disclosure of any kind held by the Debtors or their Estates.
132.     “Pro Rata” means the proportion that an Allowed Claim or Allowed Equity Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Equity Interests in that Class.
133.     “Professional” means any professional person employed in the Chapter 11 Cases pursuant to Bankruptcy Code Sections 327, 328, 363 or 1103 or otherwise pursuant to an Order of the Bankruptcy Court.
134.    “QSL” means Quebec Stevedoring Limited.
135.     “Rejection Bar Date” means the deadline to file a proof of claim for damages relating to the rejection of an Executory Contract, which is the later of (a) the General Bar Date or (b) 5:00p.m. (EST) on the date that is thirty (30) days from the date that the Debtors provide written notice of the rejection date to the affected creditor (unless the order authorizing such rejection provides otherwise).
136.     “Released Claims” shall have the meaning set forth in Section XII.D. of this Combined Plan and Disclosure Statement.
137. “Related Persons” means, with respect to any Person, such Person’s predecessors, successors, assigns, and present and former principals, employees, agents, officers, directors, managers, partners, members, the Professionals, and any Person claiming by or through them.
138.     “Release Opt-Out” shall have the meaning set forth in Section XII.C. of this Combined Plan and Disclosure Statement.
139.     “Released Parties” means, collectively, and in each case in their capacities as such: (a) the Debtors; (b) the Prepetition Agent; (c) the Prepetition Lenders; (d) BMO; and (e) the Committee and its current and former members in their individual capacities as members of the Committee; and with respect to each of the foregoing entities, such entities’ predecessors, successors, assigns, subsidiaries, affiliates, managed accounts and funds, current and former officers and directors, principals, equity holders, members, partners, managers, employees, subcontractors, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors (and employees thereof), and other professionals, and such entities’ respective heirs, executors, estates, servants, and nominees, in each case in their capacity as such.
140.     “Rentech” means the Non-Debtor Subsidiaries and the Debtors, collectively.

141.     “Rentech Canada” means Rentech, Inc.‘s direct and indirect Canadian non -debtor subsidiaries, as well as non-Canadian non-debtor subsidiary RTK (Luxembourg) WP S.A.R.L.
142.     “Rentech Equity Interests” means all issued and outstanding shares of common stock of Rentech, Inc.
143.     “Rentech Liquidation Trust” shall have the meaning set forth in the Liquidation Trust Agreement.
144.     “Rentech Nitrogen” shall have the meaning set forth in Section III.A.3(a). of this Combined Plan and Disclosure Statement.
145.     “Rentech US” means Rentech, Inc., Rentech WP, and all other direct and indirect U.S. non-debtor subsidiaries of Rentech, Inc. other than NEWP and Fulghum US.
146.     “Rentech WP” means Debtor Rentech WP U.S. Inc.
147.     “Rentech WP Equity Interests” means all issued and outstanding shares of common stock of Rentech WP.
148.     “RNP” shall have the meaning set forth in Section III.A.3(a)(1). of this Combined Plan and Disclosure Statement.
149.     “RPA” means RPA Advisors, LLC, the Debtors’ financial advisor.
150.     “RTK WP Canada” shall have the meaning set forth in Section III.A.1(a)(3). of this Combined Plan and Disclosure Statement.
151.     “RTK WP2 Canada” means RTK WP2 Canada, ULC, an unlimited liability company incorporated in British Columbia, Canada.

152.     “Sale Motion” means Motion of the Debtors for Entry of an Order Authorizing the Debtors to Approve the Sale of Assets of Non-Debtor Subsidiaries and the Taking of Corporate Action in Connection Therewith [Docket No. 54] filed in the Chapter 11 Cases.
153.     “Schedules” means the schedules of assets and liabilities and the statement of financial affairs Filed by each Debtor in the Chapter 11 Cases on December 29, 2017 [Docket Nos. 63 through 66], and any and all amendments and modifications thereto, including the amendments Filed on February 23, 2018 [Docket No. 259] and March 26, 2018 [Docket No. 313].
154.     “Secured Claim” means a Claim (i) that is secured by a Lien on property in which the Estates have an interest, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law, or a Claim that is subject to a valid right of the Creditor of setoff against amounts owed to the Debtors; (ii) to the extent of the value of the Holder’s interest in the Estates’ interest in such property or to the extent of the amount subject to a valid right of setoff, as applicable; and (iii) the amount of which (A) is undisputed by the Debtors or (B) if disputed by the Debtors, such dispute is settled by written agreement between the Debtors or the Liquidation Trustee and the Holder of such Claim or determined, resolved, or adjudicated by Final Order.
155.    ”Service” shall have the meaning set forth in Section III.D.l. of this Combined Plan and Disclosure Statement.
156.    “Statutory Fees” means any and all fees payable to the U.S. Trustee pursuant to Section 1930 of Title 28 of the United States Code and any interest thereupon.
157.    “Supplemental Bar Date” means March 21, 2018, as set forth in the Amended Notice of Supplemental Bar Date [Docket No. 266].

158.     “Tax Information” means any information relating to the tax obligations of the Debtors or the Rentech Liquidation Trust as determined to be needed by the Debtors or the Liquidation Trustee, as applicable, including, without limitation, a Form W-8, a Form W-9, and information or certifications from brokers for Holders of Equity Interests holding in street name regarding the identity of such Holders and the number of Equity Interests held by such Holders as of the Effective Date.
159.    ”Tembec” means Tembec (General Partnership).
160.     “Unclaimed Distribution Deadline” means one hundred and twenty (120) days from the date the Liquidation Trustee and/or the Post-Effective Date Debtors make a Distribution of Cash or other property under this Combined Plan and Disclosure Statement to a Holder of an Allowed Claim or Allowed Equity Interest.
161.     “Unclaimed Distribution” means a Distribution that is not claimed by a Holder of an Allowed Claim or Allowed Equity Interest on or prior to the Unclaimed Distribution Deadline.
162.     “Unimpaired” means not Impaired.
163.    ”U.S. Trustee” means the Office of the United States Trustee for the District of Delaware.
164.     “Voting Deadline” means March 28, 2018 at 5:00p.m. (EST), the deadline to deliver to Prime Clerk, so as to be actually received on such date, a properly executed and completed Ballot.
165.     “Voting Record Date” means February 14, 2018, as established by the Bankruptcy Court pursuant to the Conditional Approval and Procedures Order.

166.     “Wawa Facility” shall have the meaning set forth in Section III.A.l(a)(3). of this Combined Plan and Disclosure Statement.
167.    ”Wells Fargo” means Wells Fargo Securities, LLC.
168.     “Wind-Down Expenses” means any reasonable costs and expenses necessary to wind down the Estates and/or the Debtors after the Effective Date, including, without limitation, any reasonable compensation and reimbursement of expenses paid to the Liquidation Trustee, professionals and consultants retained by the Liquidation Trustee, and the payment of Statutory Fees and taxes required to be paid in connection with dissolving the Debtors.
B.     Interpretation; Application of Definitions and Rules of Construction
Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter. Unless otherwise specified, all section, article, schedule or exhibit references in this Combined Plan and Disclosure Statement are to the respective section in, Article of, Schedule to, or Exhibit to this Combined Plan and Disclosure Statement. The words “herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to this Combined Plan and Disclosure Statement as a whole and not to any particular section, subsection or clause contained in this Combined Plan and Disclosure Statement. The rules of construction contained in Bankruptcy Code Section 102 shall apply to the construction of this Combined Plan and Disclosure Statement. A term used herein that is not defined herein, but that is used in the Bankruptcy Code, shall have the meaning ascribed to that term in the Bankruptcy Code. The headings in this Combined Plan and Disclosure Statement are for convenience of reference only and shall not limit or otherwise affect the provisions of this Combined Plan and Disclosure Statement.

III. BACKGROUND AND DISCLOSURES
On the Petition Date, the Debtors filed voluntary petitions for relief pursuant to chapter 11 of the Bankruptcy Code initiating these Chapter 11 Cases. After the Petition Date, the Debtors have remained in possession of their assets and management of their business as debtors-in-possession pursuant to Bankruptcy Code Sections 1107 and 1108.
A.     General Background
Below is a summary of the Debtors’ business and organizational structure, and the events leading to the Debtors’ Chapter 11 filings.3 In addition, below is a summary of certain of the key events in the Chapter 11 Cases.
1.    Overview of Operations
Rentech is a wood fibre processing company with three core businesses: (i) contract wood handling and chipping services; (ii) the manufacture and sale of wood pellets for the U.S. heating market; and (iii) the manufacture, aggregation, and sale of wood pellets for the utility and industrial power generation market. Rentech is effectively comprised of the following segments: (1) NEWP; (2) Fulghum US; (3) Fulghum SA;4 (4) Rentech Canada;5 and (5) Rentech us.
a.     Operations
(1)     Wood Handling and Chipping Services -Fulghum
The majority of Fulghum’s customers are large pulp, paper, and packaging manufacturers who use wood chips from Fulghum’s mills to manufacture products such as
3 Further information regarding such matters can be found in the First Day Declaration, which is incorporated by reference herein. Copies of the First Day Declaration and all other filings in the Chapter 11 Cases can be obtained and viewed free of charge at the following web address: http://cases.primeclerk.com/rentech.
4 Fulghum Fibres, Inc. also owns 50% of Fulghum Fibres New Zealand Limited, which is non-operational.
5 RTK (Luxembourg) WP S.A.R.L. is the parent of many of Rentech’s Canadian entities, and is included as part of Rentech Canada for purposes herein.

boxboard, containerboard, paper, and medium density fiberboard for building products. Fulghum US sells wood chips to customers in the United States, while Fulghum SA provides services to customers in South America and sells wood chips to customers in Japan. The majority of Fulghum’s customers use wood chips from Fulghum’s 26 mills.6
Fulghum US’s revenue is primarily generated from fees under exclusive processing agreements. Each of Fulghum US’s mills typically operates under an exclusive processing agreement with a single customer. At its mills, Fulghum US is paid a processing fee based on tons processed, with minimum volume base rates and a reduced fee rate for higher volumes.
Fulghum SA’s operations include chipping services that earn fees based on a per ton processing fee structure. Its operations also involve the sale of wood chips for export, the local sale of bark for industrial heat and utility applications, the management of forestland, and the buying and trading of wood chips.
(2)     Wood Pellets - NEWP
NEWP, whose facilities and customers are located in the Northeastern United States,7 is one of the largest producers of wood pellets for the United States residential and commercial heating markets. NEWP primarily sells its wood pellets to big-box and specialty retailers, including lawn and garden centers, heating supply stores, hardware stores, markets, and convenience stores. It also sells pellets in bulk to large institutions, including schools, universities, and governmental agencies, to heat buildings.
(3)    Industrial Wood Pellets-Rentech Canada
6     Fulghum US operates 22 wood chipping mills in the United States and Fulghum SA operates four wood chipping mills in South America.
7                 NEWP’s facilities are located in Jaffrey, New Hampshire, Deposit, New York, Schuyler, New York, and Youngsville, Pennsylvania.

Rentech Canada’s wood pellet business consists of its wood pellet production facility in Wawa, Ontario (the “Wawa Facility”) and used to include the Atikokan Facility before it was sold by RTK WP2 Canada, an unlimited liability company incorporated in British Columbia, Canada, on January 22, 2018. The Wawa Facility is owned by RTK WP Canada, ULC (“RTK WP Canada”), an unlimited liability company incorporated in British Columbia, Canada. The wood pellets produced at the Atikokan Facility were used primarily for utility power generation in Canada, while the wood pellets produced at the Wawa Facility were used primarily for utility power generation in the United Kingdom.
The Wawa Facility experienced significant equipment and operating challenges subsequent to the replacement of problematic conveyors. Ultimately, Rentech concluded that it was not economical to pursue additional capital investments in the Wawa Facility or to continue to operate the facility given the substantial penalties that were continuing to accrue under the Drax Contract because the Wawa Facility was unable to operate at full capacity. In February
2017, Rentech decided to idle the Wawa Facility and reduce production at the Atikokan Facility because, among other reasons: (i) Rentech Canada was experiencing difficulty ramping up production and additional capital would have been required to increase production to levels near the design capacity of the facilities; (ii) projected operating costs exceeded original expectations; (iii) there was uncertainty regarding future profitability of the facilities; and (iv) there were significant equipment issues at the Wawa Facility.8
i)    Winding Down of Rentech Canada
The Wawa Facility is subject to a number of construction lien claims, and the assets of RTK WP Canada are secured in favor of the Prepetition Agent. RTK WP Canada
8 Although the Wawa Facility is idled, a small workforce remains in place to maintain the facility, so that it can resume operations with minimal costs and time.

submitted an application to the Ontario Superior Court of Justice requesting an order appointing a receiver over its assets, including the Wawa Facility, which is RTK WP Canada’s only asset with significant value. Grant Thornton Limited is serving as the receiver in RTK WP Canada’s receivership proceeding, Court File No. CV-17-588590-00CL. The Wawa Facility is expected to be liquidated within this receivership in 2018. The proceeds from the sale will be used to pay the construction lien claimants. Rentech does not anticipate that proceeds from this liquidation will exceed the amounts owing to RTK WP Canada’s secured creditors.
Certain proceeds of the sale of the Atikokan Facility were deposited into trust to satisfy the disputed claim of a construction lien claimant pending the resolution of such claim and remaining proceeds were paid to the Prepetition Agent, who has a lien on all of the assets of RTK WP2 Canada.
b.    Offices and Employees
The Debtors have 13 full-time employees, eight of whom work at the Debtors’ offices in Los Angeles, California, two of whom work at the Debtors’ offices in Jaffrey, New Hampshire, two of whom work at the Debtors’ offices in Atlanta, Georgia, and one of whom works remotely from Manhattan Beach, California. The Debtors’ employees provide financial, accounting, legal, human resource, and other administrative services that support Rentech’s operating entities.9 None of the Debtors’ employees are represented by a labor union.
2.     Corporate Structure
Rentech, Inc. was incorporated under the laws of the state of Colorado on December 18, 1981. Rentech, Inc. is the direct parent of Rentech WP and directly or indirectly

9 Rentech leases 600 square feet of office space in Washington, DC, where it previously had its headquarters, and 900 square feet in Los Angeles, California. Rentech Canada, Fulghum, and NEWP lease office space in Thunder Bay, Ontario, Augusta, Georgia, and Jaffrey, New Hampshire, respectively.

owns the Non-Debtor Subsidiaries. Rentech, Inc. is a public holding company, and its operations relate to the governance and operation of the Rentech organization as a whole.
Rentech WP, which was incorporated under the laws of the state of Delaware on January 24, 2013, is a wholly owned subsidiary of Rentech, Inc. and the parent of Fulghum US, Fulghum SA, NEWP, and certain other Non-Debtor Subsidiaries. Rentech WP is a holding company and has no operations or employees.
a.     Initial Public Offering and Listing of Common Stock
In April 1991, Rentech, Inc. completed an initial public offering of its common stock and was listed on the Nasdaq Capital Market (formerly the Nasdaq SmallCap Market) under the symbol “RNTK”. On June 17, 1999, Rentech, Inc.‘s symbol on the Nasdaq Capital Market changed to “RNTKC”. From August 17, 1999 to April 4, 2000, Rentech, Inc. traded on the OTC Bulletin Board under the symbol “RNTK”. From April 5, 2000 to August 12, 2013, the stock traded on the NYSE American Stock Exchange (formerly the American Stock Exchange and NYSE Altemext U.S.) under the symbol “RTK”. From August 13, 2013 to October 13, 2017, the stock traded on the Nasdaq Capital Market under that same symbol. On October 16, 2017, the listing of Rentech, Inc.‘s shares was transferred to the OTCQB Market, where they are currently trading under the symbol “RTKH”.
As of December 13, 2017, Rentech, Inc. had (i) approximately 23.2 million common shares outstanding, of which approximately 331,024 were held by members of Rentech, Inc.‘s Board of Directors and its named executive officers, and (ii) approximately 1.8 million shares of common stock issuable pursuant to stock options, stock warrants, and restricted stock units.

3. The Debtors’ Secured Prepetition Indebtedness
a. Prepetition Credit Agreement
Rentech Nitrogen Holdings, Inc. (the “Prepetition Term Loan Borrower” or “Rentech Nitrogen”), a non-Debtor subsidiary of Rentech, Inc., is party to the Prepetition Credit Agreement (together with all other loan documents, security instruments, and other documents related to, referenced in, or executed in connection with the Prepetition Credit Agreement prior to the Petition Date, the “Prepetition Term Loan Documents”) with the Prepetition Lenders and the Prepetition Agent, pursuant to which the Prepetition Lenders made certain loans and other financial accommodations to the Prepetition Term Loan Borrower.
In connection with the Prepetition Credit Agreement, the Debtors and certain non- Debtor subsidiaries entered into that certain Second Amended and Restated Guaranty Agreement (the “Prepetition Term Loan Guaranty”), dated as of April I, 2016, in favor of the Prepetition Agent for the benefit of the Prepetition Lenders. Under the Prepetition Term Loan Guaranty, the Debtors guaranteed the Prepetition Term Loan Borrower’s payment of the Prepetition Term Loan Obligations and its performance under the Prepetition Credit Agreement. The Debtors and certain Non-Debtor subsidiaries also entered into that certain Security Agreement (the “Prepetition Term Loan Security Agreement”), dated as of February 12, 2015, with the Prepetition Agent, for the benefit of the Prepetition Lenders, to secure the Prepetition Term Loan Obligations of the Prepetition Term Loan Borrower.10 Pursuant to the Prepetition Term Loan Documents, the Debtors granted to the Prepetition Lenders security interests in and liens on certain assets of the Debtors as described in the Prepetition Term Loan Security Agreement (the
10                 Rentech Canada also entered into that certain Canadian Security Agreement, dated as of February 12, 2015, with the Prepetition Agent, for the benefit of the Prepetition Lenders to secure the obligations of the Prepetition Term Loan Borrower under the Prepetition Credit Agreement. Pursuant to the Canadian Security Agreement, Rentech Canada granted the Prepetition Lenders security interests in and liens on certain assets of Rentech Canada, as more fully described in the Prepetition Term Loan Documents.

“Prepetition Term Loan Liens”), including, without limitation, all (a) Accounts, (b) Chattel Paper, (c) Commercial Tort Claims described on Schedule VI of the Prepetition Term Loan Security Agreement, (d) Commodity Accounts, (e) Contracts, (f) Deposit Accounts, (g) Documents, (h) Equipment, (i) General Intangibles, G) Incidental Rights, (k) Instruments, (I) Intellectual Property and Intellectual Property Licenses, (m) Inventory, (n) Investment Property, (o) Letter-of-Credit Rights, (p) Payment Intangibles, (q) Securities Accounts (and all Investment Property held therein or credited thereto), (r) Vehicles, (s) Goods and other property not aforementioned, (t) books and records pertaining to any and/or all of the Prepetition Term Loan Collateral, and (u) Proceeds and products of any and all of the foregoing, all Supporting Obligations in respect of any of the foregoing, and all collateral security and guarantees given by any Person with respect to any of the foregoing (collectively, subject to certain exclusions set forth in the Prepetition Term Loan Documents, the “Prepetition Term Loan Collateral”).11
(1)     The CVR Investment and Transfer of CVR Common Units On April 1, 2016, Rentech Nitrogen Partners, L.P. (“RNP”), a majority of which was indirectly owned by Rentech, Inc., and Rentech Nitrogen GP, LLC merged with affiliates of CVR Partners, L.P. (“CVR”). RNP ceased to be a publicly traded company and became a wholly-owned subsidiary of CVR, a publicly traded master limited partnership that owns and operates two nitrogen fertilizer product manufacturing facilities. Each outstanding unit of RNP was exchanged for 1.04 common units of CVR (the “CVR Common Units”) and $2.57 of cash. Rentech received merger consideration of $59.8 million in cash and approximately 24.2 million CVR Common Units. After consummating the transaction, Rentech transferred approximately 17 million CVR Common Units and $10 million in cash to certain funds managed by or affiliated
II All capitalized terms used in this Paragraph and not otherwise defined herein shall have the meanings ascribed to such term in the Prepetition Term Loan Security Agreement.

with GSO Capital Partners LP (“GS0”)12 to (i) repurchase and retire $100 million of Rentech, Inc.’s Series E Convertible Preferred Stock held by such funds and (ii) repay approximately $41.7 million under the Prepetition Credit Agreement. The CVR transaction allowed Rentech to monetize a portion of its investment in RNP, to provide a method to de-lever the business and to provide additional liquidity for Rentech’s wood fibre operations, including additional costs being incurred in Canada.
On November 30, 2017, the Prepetition Term Loan Borrower, entered into that certain Share Exchange Agreement (together with the other documents related to, referenced in, or executed in connection with the Share Exchange Agreement prior to the Petition Date, the “Exchange Agreement”), with the Prepetition Lenders and the Prepetition Agent. Pursuant to the Exchange Agreement, the Prepetition Term Loan Borrower transferred its remaining 7,187,630 CVR Common Units to certain funds managed by or affiliated with GSO to satisfy $22,396,682.35 of the outstanding Prepetition Term Loan Obligations and the accrued and unpaid interest and fees thereon (the “CVR Unit Transfer”).
(2)    Prepetition Term Loan Obligations
As of the Petition Date, the aggregate outstanding principal amount under the Prepetition Term Loan Documents was approximately $19.5 million and the accrued and unpaid interest was $366,420.19 (such amounts, together with any amounts incurred or accrued but unpaid prior to the Petition Date in accordance with the Prepetition Term Loan Documents, including but not limited to, accrued and unpaid interest, any fees, expenses and disbursements, treasury, cash management, derivative obligations, indemnification obligations, and other charges, amounts and costs of whatever nature owing, whether or not contingent, whenever
12                 GSO manages or is affiliated with the Prepetition Lenders.

arising, accrued, accruing, due, owing, or chargeable in respect of any of the Debtors’ obligations pursuant to the Prepetition Term Loan Documents, collectively, the “Prepetition Term Loan Obligations”).
b.    Prepetition L/C Credit Agreement
Rentech, Inc. is also party to that certain Credit Agreement, dated as of November 25, 2013 (as amended, restated, supplemented, or otherwise modified from time to time, the “Prepetition L/C Credit Agreement”, and, together with all other loan documents, security instruments, and other documents related to, referenced in, or executed in connection with the Prepetition L/C Credit Agreement prior to the Petition Date, the “Prepetition L/C Documents” and, together with the Prepetition Term Loan Documents, the “Prepetition Documents”), with BMO, pursuant to which BMO agreed to extend $10 million of revolving credit to Rentech, Inc., which Rentech, Inc. was able to utilize in the form of standby letters of credit issued by BMO (the “Letters of Credit”) for the account of Rentech, Inc. and its Subsidiaries (as defined in the Prepetition L/C Credit Agreement).13
To secure the Obligations (as defined in the Prepetition LIC Credit Agreement), Rentech, Inc. entered into that certain Security Agreement (the “Prepetition L/C Security Agreement”), dated as of March 2, 2015, with BMO. Pursuant to the Prepetition L/C Security Agreement, Rentech, Inc. granted to BMO security interests in and liens on certain of assets of Rentech, Inc. as described in the Prepetition L/C Security Agreement (the “Prepetition L/C Liens” and, together with the Prepetition Term Loan Liens, the “Prepetition Liens”), including, without limitation, all (a) Accounts, (b) Chattel Paper, (c) Commercial Tort Claims described on
13                 Under the Prepetition L/C Credit Agreement, Rentech, Inc. was also required to pay (i) a letter of credit fee of 3.75% per annum on the daily average face amount of the letters of credit outstanding during the preceding calendar quarter and (ii) a commitment fee on the average daily undrawn portion of the credit facility at a rate equal to 0.75% per annum.

Schedule VI of the Prepetition L/C Security Agreement, (d) Commodity Accounts, (e) Contracts, (f) Deposit Accounts, (g) Documents, (h) Equipment, (i) General Intangibles, (j) Incidental Rights, (k) Instruments, (l) Intellectual Property and Intellectual Property Licenses, (m) Inventory, (n) Investment Property, (o) Letter-of-Credit Rights, (p) Payment Intangibles, (q) Securities Accounts (and all Investment Property held therein or credited thereto), (r) Vehicles, (s) Goods and other property not aforementioned, (t) books and records pertaining to any and/or all of the Prepetition L/C Collateral, and (u) Proceeds and products of any and all of the foregoing, all Supporting Obligations in respect of any of the foregoing, and all collateral security and guarantees given by any Person with respect to any of the foregoing (collectively, subject to certain exclusions set forth in the Prepetition L/C Documents, the “Prepetition L/C Collateral”14 and, together with the Prepetition Term Loan Collateral, the “Prepetition Collateral”).15
On October 17, 2017, BMO provided Rentech, Inc. with notice that the Prepetition L/C Credit Agreement would not be extended beyond November 25, 2017. The aggregate outstanding principal amount under the Prepetition L/C Credit Agreement is approximately $455,000 (the “Prepetition L/C Obligations” and, together with the Prepetition Term Loan Obligations, the “Prepetition Obligations”).     No Letters of Credit remain outstanding and all Prepetition Obligations (other than certain fees incurred by the Prepetition Lenders (the “Outstanding Fees”)) were repaid in March 2018, and the Debtors expect to pay all undisputed Outstanding Fees prior to the Effective Date.
14                 The Prepetition Agent and BMO are parties to that certain Pari Passu Intercreditor Agreement (the “Intercreditor Agreement”, dated as of March 2, 2015 (as amended, restated, supplemented, or otherwise modified from time to time), wherein the Prepetition Agent and BMO set forth their respective rights and remedies in respect of the Prepetition Collateral.
15     All capitalized terms used in this Paragraph and not otherwise defined herein shall have the meanings ascribed to such term in the Prepetition L/C Security Agreement.

B.    Events Precipitating the Chapter 11 Filing
In early 2013, Rentech, Inc.’s senior management and board of directors made the strategic decision to shift its businesses from focusing on development and commercialization of certain alternative energy technologies to the development of a business in wood fibre processing for the production of high-quality wood chips and pellets. Through its wholly owned subsidiaries Fulghum US and Fulghum SA, which Rentech acquired in 2013 for a purchase price of approximately $64.2 million in cash, including approximately $3.3 million used to retire existing debt, it provided wood chipping services and manufactured wood chips for, and sold wood chips to, specialty paper producers. Through the development and operation of the Wawa Facility, in 2015 and 2016 Rentech sold wood pellets to Drax for its production of power in the United Kingdom. Beginning in 2015, the Atikokan Facility sold wood pellets to Drax and OPG in northern Ontario, Canada for power generation. In May 2014, Rentech acquired NEWP, which sells wood chips to residential customers in the Northeastern United States, for a purchase price of $40.4 million in cash, including earn-out consideration of up to $5.0 million.
Rentech raised a substantial amount of capital through debt and equity offerings that it used to complete the acquisitions of Fulghum and NEWP, and to develop and construct the Canadian operations in Wawa and Atikokan. One of the larger financings was provided by the Prepetition Lenders pursuant to the Prepetition Credit Agreement.
The cost to develop and construct the Canadian facilities exceeded Rentech’s original estimates by almost two times, and the amount of time spent constructing the Canadian facilities was substantially longer than Rentech’s original estimates. The Atikokan Facility was designed to produce approximately 100,000 metric tonnes of wood pellets per year, and although ultimately able to successfully operate at rates of approximately 90% of production capacity, the Atikokan Facility began production much later than originally planned. The Wawa Facility was designed to produce between 400,000 to 450,000 metric tonnes of wood pellets per year, but it never successfully operated at rates of more than 40% of design capacity for limited periods of time. RTK WP Canada and RTK WP2 Canada entered into take or pay contracts for the wood pellets they produced. Those contracts, if not fulfilled, would result in substantial penalties for RTK WP Canada and RTK WP2 Canada. Under the Drax contract (the “Drax Contract”), the Wawa Facility was supposed to begin delivering wood pellets in the fourth quarter of 2014. The price of the pellets was determined based on a formula that depended upon movement of fuel prices, fibre prices, and estimated operating costs. The penalties were to be equal to the costs (if any) that a buyer incurred in fulfilling missed production from alternative sources. RTK WP Canada also entered into a contract with QSL to reimburse QSL for costs relating to (i) building storage for pellets that were transported to the port of Quebec and (ii) the loading and unloading equipment that loaded vessels with pellets to be shipped to the United Kingdom for power production. In addition, RTK WP Canada entered into multiple contracts for the supply of fibre to the Wawa Facility.
Rentech, Inc. guaranteed the obligations arising under some of the larger contracts needed for the Canadian operations, including the contracts with QSL, Canadian National Railway, Drax, OPG, and Tembec. The total contingent obligations for Rentech, Inc. related to these guarantees is in the tens of millions of dollars.
Production at the Wawa Facility never reached anything near what was required under the Drax Contract. Further, the costs for Rentech to rectify certain engineering, design and construction problems (which ultimately led to litigation against the firms that designed and constructed the Wawa Facility which is currently stayed and will be resolved within the pending receivership proceeding), and to get the Wawa Facility to its design capacity, were estimated to be in excess of $20 million. Although Rentech invested significant time and effort with consultants and expended approximately $15 million in an effort to fix the wood handling and conveyor systems at the Wawa Facility that were impeding the facility’s ability to reach full production capacity, Rentech does not have the capital to continue investing in the Wawa Facility, nor is it confident that the current estimates concerning costs and the time needed to get the facility fully operational will not continue to rise. Without the benefit of economies of scale, the price formula used in the Drax Contract led to major losses on sales of wood pellets. The Wawa Facility will not become profitable selling wood pellets unless it is able to deliver substantially more wood pellets under the Drax Contract, and, as described above, it cannot do so because of design and construction issues. Without a method to increase production within the limited budget that Rentech had to make improvements to the Wawa Facility, there was no way for Rentech to deliver pellets to Drax and generate a profit. Further, the failure to deliver the contracted quantity of pellets also generated penalties in the millions of dollars for RTK WP Canada Rentech. In 2016, Rentech approached Drax to discuss revisions to the pricing under the Drax Contract or for Drax to invest in the Wawa Facility, but these discussions were unsuccessful.
Ultimately, in early 2017, Rentech elected to shutter the Wawa Facility. For more than a year, Rentech attempted to find buyers for the Wawa Facility, but it was unable to do so. Although Wawa has been idled, substantial carrying costs have continued to accrue, including those costs relating to certain minimum requirements for buying power and mandatory reimbursements to QSL. In late 2017, the Drax Contract and related Rentech guarantee was terminated, but the costs combined with the failure to find a buyer made it necessary for Rentech to put the Wawa Facility into receivership.

Rentech, Inc., as a publicly traded company with multiple business units, incurs substantial selling, general, and administrative costs for maintaining accounting, finance, and legal personnel necessary to consolidate the results of multiple businesses (domestic and foreign) for public company reporting. In addition, although Rentech, Inc. initiated massive cost cutting protocols over the past approximately 18 to 24 months, as a public company, it has certain costs associated with its financial reporting. Finally, the principal balance under the Prepetition Credit Agreement continues to accrue regular interest.
Although the NEWP and Fulghum businesses are self-sustaining, they are not profitable enough to generate enough cash to pay for Rentech’s corporate costs and the carrying costs associated with the Wawa Facility’s failure to operate at full capacity. As a result of its dwindling cash position, Rentech was forced to seek relief under chapter 11 of the Bankruptcy Code.
C.                 The Chapter 11 Cases
1.     First Day Motions
On the Petition Date, in addition to the voluntary petitions for relief filed by the Debtors, the Debtors filed a number of motions and applications seeking certain “first day” relief. A summary of the relief sought pursuant to the First Day Motions is set forth below:
• Joint Administration Motion. Pursuant to the Debtors’ Motion for Order Under Fed. R. Bankr. P. 1015 and Del. Bankr. L.R. 1015-1 Authorizing Joint Administration of Chapter 11 Cases [Docket No. 2], the Bankruptcy Court entered an Order approving the joint administration of the Chapter 11 Cases for procedural purposes only [Docket No. 33].
• Application to Retain Prime Clerk LLC. Pursuant to the Debtor’s Application for Appointment of Prime Clerk LLC as Claims and Noticing Agent [Docket No. 3], the Bankruptcy Court entered an Order appointing Prime Clerk LLC as claims and noticing agent for the Chapter 11 Cases [Docket No. 36].
• Utilities Motion. Pursuant to the Motion of Debtors for Interim and Final Orders (A) Prohibiting Utility Providers from Altering, Refusing or Discontinuing

Service; (B) Approving the Debtors’ Proposed Adequate Assurance of Payment for Postpetition Services; and (C) Establishing Procedures for Resolving Requests for Additional Adequate Assurance Payment [Docket No. 3], the Bankruptcy Court entered Orders, among other things, prohibiting Utility Providers 16 from altering, refusing or discontinuing service, approving the Debtors’ Proposed Adequate Assurance of payment for postpetition services, and established procedures for resolving requests for additional adequate assurance of payment [Docket Nos. 39 and 125].
Insurance Motion.     Pursuant to the Debtors’ Motion for Interim and Final Orders Under 11 U.S.C. §§ 105 and 363 and Fed. R. Bankr. P. 6003 Authorizing Debtors to (A) Pay Prepetition Insurance Obligations and Maintain Postpetition Insurance Coverage, (B) Continue to Honor Insurance Premium Finance Agreements, (C) Continue to Grant Security Interests to an Insurance Premium Finance Company, (D) to Continue to Honor Surety Bond Obligations, and (E) Authorize Banks to Honor and Process Checks and Electronic Transfer Requests Related Thereto [Docket No. 6], the Bankruptcy Court entered Orders authorizing, among other things, the payment of prepetition obligations incurred in the ordinary course of business in connection with the Debtors’ various insurance policies [Docket Nos. 38 and 137].
Tax Motion. Pursuant to the Debtors’ Motion for Order Under 11 U.S.C. §§ 105(a), 363(b), 506(a), 507(a)(8), 541, 1107(a), and 1108 and Fed. R. Bankr. P. 6003 and 6004 (I) Authorizing Payment of Prepetition Taxes and Fees, and (II) Authorizing the Banks to Honor and Process Check and Electronic Transfer Requests Related Thereto [Docket No.5], the Bankruptcy Court entered an Order authorizing the Debtors to pay certain prepetition Taxes and Fees owing to the Taxing Authorities [Docket No. 139].
Cash Management Motion. Pursuant to the Motion of Debtors for Interim and Final Orders Pursuant to 11 U.S.C. §§ 105(a), 345, and 363, Fed. R. Bankr. P. 6003 and 6004, and Del. Bankr. L.R. 2015-2 (I) Authorizing Continued Use of
Existing Cash Management System, Including Maintenance of Existing Bank Accounts, Checks, and Business Forms, (II) Authorizing Continuation of Existing Deposit Practices, and (III) Approving the Continuation of Certain Ordinary Course Intercompany Transactions with the Non-Debtor Subsidiaries [Docket No. 10], the Bankruptcy Court entered Orders, among other things, (i) authorizing the Debtors to continue to maintain and use their existing cash management system, (ii) granting the Debtors a waiver of certain bank account and related requirements of the U.S. Trustee to the extent that such requirements are inconsistent with the Debtors’ practices under their existing cash management system, and (iii) authorizing the Debtors to continue to maintain and use their existing deposit practices notwithstanding the provisions of Bankruptcy Code Section 345(b) [Docket Nos. 35 and 135].
16     Capitalized terms used in Section III.C.l. but not otherwise defined herein shall have the meanings set forth in the Motions and Orders in which the capitalized terms are defined, unless otherwise indicated herein.

Wage Motion. Pursuant to the Motion of Debtors for Entry of Interim and Final Orders (A) Authorizing Payment of Certain Prepetition Workforce Claims, Including Wages, Salaries, and Other Compensation, (B) Authorizing Payment of Certain Employee Benefits and Confirming Right to Continue Employee Benefits on Postpetition Basis, (C) Authorizing Payment of Reimbursement to Employees for Expenses Incurred Prepetition, (D) Authorizing Payment of Withholding and Payroll-Related Taxes, (E) Authorizing Payment of Workers’ Compensation Obligations, and (F) Authorizing Payment of Prepetition Claims Owing to Administrators and Third-Party Providers [Docket No. 7], the Bankruptcy Court entered Orders authorizing: (i) payment of certain prepetition workforce claims; (ii) payment of certain employee benefits and confirming the Debtors’ right to continue employee benefits on a postpetition basis; (iii) payment of reimbursement to employees for expenses incurred prepetition; (iv) payment of withholding and payroll-related taxes; (v) payment of workers’ compensation obligations; and (vi) payment of prepetition claims owing to administrators and third-party providers [Docket Nos. 37 and I36].
Cash Collateral Motion. Pursuant to the Motion of Debtors for Interim and Final Orders Pursuant to 11 U.S.C. §§ 105, 361, 362 and 363 (I) Authorizing Use of Cash Collateral, (II) Granting Adequate Protection, (III) Scheduling a Final Hearing Pursuant to Bankruptcy Rule 4001(b) and Local Rule 4001-2 and (IV) Granting Related Relief [Docket No. I2], the Bankruptcy Court entered Orders, among other things, (i) authorizing the Debtors to use Cash Collateral pursuant to an agreed budget for a specified period of time; and (ii) granting adequate protection to the Prepetition Lenders and BMO [Docket Nos. 41 and 206].
Equity Trading Motion. Pursuant to the Debtors’ Motion for Order Pursuant to 11 U.S.C. §§ 105(a), 362(a)(3) and 541 Establishing Notice and Hearing Procedures for Trading of Rentech Equity Securities [Docket No. 8], the Bankruptcy Court entered Orders establishing notice and hearing procedures that must be satisfied before certain transfers of equity securities in Rentech, Inc. are deemed effective [Docket Nos. 34 and 178].
2.     Appointment of the Committee and Retention of Committee Professionals
On January 3, 20I8, the U.S. Trustee appointed a Committee of Unsecured Creditors (the “Committee”) pursuant to Bankruptcy Code Section 1102(a)(1) in connection with these Chapter 11 Cases [Docket No. 72]. The Committee selected Lowenstein Sandler LLP and Whiteford Taylor Preston LLC as its counsel, and Teneo Capital as its financial advisor.

3.     Employment of Professionals and Advisors
The Debtors have received authorization to retain Young Conaway Stargatt & Taylor, LLP and Latham & Watkins LLP, as bankruptcy co-counsel to the Debtors. The Debtors have also received authorization to retain RPA as financial advisor to the Debtors and Prime Clerk as administrative advisor to the Debtors. In addition, the Debtors intend to retain several ordinary course professionals, including CT Corporation, Frederic W. Cook & Co., Inc., Greenberg Traurig, Holland & Hart LLP, Lapointe Rosenstein Marchand Melancon, S.E.N.C.R.L, Marsh USA Inc., Norton Rose Fulbright, Parker, Hudson, Rainer & Dobbs LLP, Porter Hedges LLP, Sensiba San Filippo, LLP, Stikeman Elliot, LLP, and Kevin R. McSpadden in the Chapter 11 Cases pursuant to the procedures set forth in the Ordinary Course Professionals Order.
4.     Claims Process and Bar Date
a.     Schedules and Statements
Each of the Debtors Filed its Schedules with the Bankruptcy Court on December 29, 2017 [Docket Nos. 63 through 66]. 17    The Debtors Filed amended Schedules with the Bankruptcy Court on February 23, 2018 [Docket No. 259] and March 26, 2018 [Docket No. 313].
b.     Bar Dates
Notice of the deadlines approved by the Bankruptcy Court in the Bar Date Order was served on all potential creditors of the Debtors’ Estates within three (3) business days after the entry of the Bar Date Order. On February 28,2018, notice of the Supplemental Bar Date was
17     A copy of the Schedules are available free of charge on the website maintained by Prime Clerk, at http://cases.primeclerk.com/rentech.

served on parties holding unsecured Claims that were added to the Debtors’ Schedules subsequent to the Filing of the Debtors’ amended Schedules.
D.     Certain Federal Income Tax Consequences
1.     In General
The following discussion summarizes certain material U.S. federal income tax consequences to Holders entitled to vote on this Combined Plan and Disclosure Statement. This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “IRC”), applicable Treasury Regulations, judicial authority, and current administrative rulings and pronouncements of the U.S. Internal Revenue Service (the “Service”). There can be no assurance that the Service will not take a contrary view, no ruling from the Service has been or will be sought nor will any counsel provide a legal opinion as to any of the expected U.S. federal income tax consequences set forth below.
Legislative, judicial, or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to the Holders of Claims, the Rentech Liquidation Trust, or the Debtors. It cannot be predicted at this time whether any tax legislation will be enacted or, if enacted, whether any tax law changes contained therein would affect the U.S. federal income tax consequences described herein.
The following summary is for general information only. The tax treatment of a Holder may vary depending upon such Holder’s particular situation. This summary does not address all of the tax consequences that may be relevant to a Holder, including any alternative minimum tax consequences, and does not address the tax consequences to a Holder that has made an agreement to resolve its Claim in a manner not explicitly provided for in this Combined Plan and Disclosure Statement. This summary also does not address the U.S. federal income tax consequences to persons not entitled to vote on this Combined Plan and Disclosure Statement or Holders subject to special treatment under the U.S. federal income tax laws, such as brokers or dealers in securities or currencies, certain securities traders, tax-exempt entities, financial institutions, insurance companies, foreign persons, partnerships and other pass-through entities, Holders that hold Claims as a position in a “straddle” or as part of a “synthetic security,” “hedging,” “conversion,” or other integrated transaction, Holders that have a “functional currency” other than the United States dollar, and Holders that have acquired Claims in connection with the performance of services. The following summary assumes the Claims are held by Holders as “capital assets” within the meaning of Section 1221 of the IRC and all Claims denominated as indebtedness are properly treated as debt for U.S. federal income tax purposes.
The tax treatment of Holders and the character, amount, and timing of income, gain, or loss recognized as a consequence of this Combined Plan and Disclosure Statement, and the Distributions provided for by this Combined Plan and Disclosure Statement may vary, depending upon, among other things: (i) whether the Claim (or portion thereof) constitutes a Claim for principal or interest; (ii) the type of consideration received by the Holder in exchange for the Claim and whether the Holder receives Distributions under this Combined Plan and Disclosure Statement in more than one taxable year; (iii) whether the Holder is a citizen or resident of the United States for tax purposes, is otherwise subject to U.S. federal income tax on a net basis, or falls into any special class of taxpayers, such as those excluded from this discussion as noted above; (iv) the manner in which the Holder acquired the Claim; (v) the length of time the Claim has been held; (vi) whether the Claim was acquired at a discount; (vii) whether the Holder has taken a bad debt deduction with respect to the Claim (or any portion thereof) in the current or prior years; (viii) whether the Holder has previously included in income accrued but unpaid interest with respect to the Claim; (ix) the method of tax accounting of the Holder; (x) whether the Claim is an installment obligation for U.S. federal income tax purposes; and (xi) whether the “market discount” rules are applicable to the Holder. Therefore, each Holder should consult its tax advisor for information that may be relevant to its particular situation and circumstances, and the particular tax consequences to such Holder of the transactions contemplated by this Combined Plan and Disclosure Statement.
THE FOLLOWING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN U.S. FEDERAL TAX CONSEQUENCES OF THIS COMBINED PLAN AND DISCLOSURE STATEMENT AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE FOLLOWING DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A HOLDER’S PARTICULAR CIRCUMSTANCES. ACCORDINGLY, EACH HOLDER IS STRONGLY URGED TO CONSULT ITS TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND APPLICABLE NON-U.S. INCOME AND OTHER TAX CONSEQUENCES OF THIS COMBINED PLAN AND DISCLOSURE STATEMENT.
2.     U.S. Federal Income Tax Consequences to the Debtors
If there is a discharge of a debt obligation by a debtor (or, in the case of indebtedness with multiple obligors, indebtedness that is allocable to such debtor) for an amount less than the adjusted issue price (in most cases, the amount the debtor received on incurring the obligation, with certain adjustments), such discharge generally would give rise to cancellation of debt (“COD”) income, which must be included in the debtor’s income (or, in the case of a debtor that is treated as a disregarded entity for U.S. federal income tax purposes, in the income of its owner). However, the Debtors should be able to utilize a special tax provision which excludes from taxable income COD income realized on debts discharged in a chapter 11 case (the “Bankruptcy Exception”).
Under Section 108(b) of the IRC and Treasury Regulations that apply to members of a consolidated group, each Debtor that is not treated as a disregarded entity for U.S. federal income tax purposes and that does not recognize COD income pursuant to the Bankruptcy Exception will be required to reduce certain tax attributes, including consolidated attributes, such as consolidated net operating losses and net operating loss carryforwards (“NOLs”) and certain other losses, credits and carryforwards, if any, attributable to such Debtor, attributes that arose in separate return limitation years of such Debtor (if any), and the Debtor’s tax basis in its assets (but not below the amount of its liabilities remaining immediately after the discharge of indebtedness), in an amount generally equal to the amount of such Debtor’s COD income excluded from taxable income under the Bankruptcy Exception. A “look-through rule” applies when asset basis reduction reduces the basis of stock of another member of the consolidated group and requires corresponding adjustments to be made to the attributes attributable to the lower-tier member.
As a result of the required attribute reduction resulting from the discharge of indebtedness, the Debtors believe that a portion of the NOLs (and alternative minimum tax NOLs) of the Debtors will be eliminated after consummation of this Combined Plan and Disclosure Statement. Any remaining NOLs allocable to the Debtors may be subject to one or more usage limitations imposed by the IRC or the Treasury Regulations promulgated thereunder.
The Non-Debtor Subsidiary Sales, the transfer of the Debtors’ assets to the Rentech Liquidation Trust, and the liquidation of the Debtors may trigger income or gain recognition by the Debtors (apart from any COD income, which would be subject to the Bankruptcy Exception as described above). However, the Debtors’ existing NOLs and capital losses (prior to being reduced as a result of any attribute reduction) should generally first be available to offset any such income or gain recognized in the taxable year that includes the Effective Date (with any capital losses available to only offset capital gains). If such NOLs and capital losses do not offset all such income or gain, the Debtors would owe regular U.S. federal income tax with respect to taxable years ending after the Petition Date which could reduce the amounts otherwise available for distribution to Holders under this Combined Plan and Disclosure Statement. The Debtors have yet to determine whether or not they will incur any regular U.S. federal income tax with respect to such tax years. In addition, if the Service were to prevail in assessing additional U.S. federal income tax for any of these years or for tax years ending prior to the Petition Date, such tax liabilities could also result in a reduction in the amounts otherwise available for distribution under this Combined Plan and Disclosure Statement.
A corporation or a consolidated group of corporations may incur alternative minimum tax (“AMT”) liability even where a NOL is generated for regular corporate income tax purposes or where NOL carryovers and certain other tax attributes are sufficient to eliminate taxable income as computed under the regular corporate income tax. In general, the AMT is imposed on a corporation’s alternative minimum taxable income at a twenty percent (20%) rate to the extent such tax exceeds the corporation’s regular U.S. federal income tax. For purposes of computing taxable income for AMT purposes, certain tax deductions and other beneficial allowances allowed in computing a corporation’s regular U.S. federal income tax are modified or eliminated. In particular, even though a corporation otherwise might be able to offset its taxable income for regular tax purposes by available NOL carryforwards, a portion of a corporation’s taxable income for AMT purposes may not be offset by available NOL carryforwards (as computed for AMT purposes). The Debtors have yet to determine whether or not they expect to incur any AMT with respect to taxable years ending after the Petition Date.
3.     U.S. Federal Income Tax Treatment of the Rentech Liquidation Trust
Except with respect to the Disputed Claims Reserve, it is intended that the Rentech Liquidation Trust will be treated as one or more “grantor trusts” for U.S. federal income tax purposes. In general, a grantor trust is not a separate taxable entity. The Service, in Revenue Procedure 94-45, 1994-2 C.B. 684, set forth the general criteria for obtaining an advanced ruling as to the grantor trust status of a liquidating trust under a chapter 11 plan. The Debtors are not requesting a private letter ruling regarding the status of the Rentech Liquidation Trust as a grantor trust. However, consistent with the requirements of Revenue Procedure 94-45, the Liquidation Trust Agreement requires all relevant parties to treat, for U.S. federal income tax purposes, the transfer of the Debtors’ assets to the Rentech Liquidation Trust as (i) a transfer of such assets to the beneficiaries of the Rentech Liquidation Trust (to the extent of the value of their respective interests in the applicable Liquidation Trust Assets) followed by (ii) a transfer of such assets by such beneficiaries to the Rentech Liquidation Trust (to the extent of the value of their respective interests in the applicable Liquidation Trust Assets), with the beneficiaries of the Rentech Liquidation Trust being treated as the grantors and owners of the Rentech Liquidation Trust. Each beneficiary of the Rentech Liquidation Trust will generally recognize gain (or loss) in its taxable year that includes the Effective Date in an amount equal to the difference between the amount realized in respect of its Claim and its adjusted tax basis in such Claim. The amount realized for this purpose should generally equal the amount of Cash and the fair market value of any other assets received or deemed received for U.S. federal income tax purposes under this Combined Plan and Disclosure Statement in respect of such Holder’s Claim. A Holder that is deemed to receive for U.S. federal income tax purposes a non-Cash asset under this Combined Plan and Disclosure Statement in respect of its Claim should generally have a tax basis in such asset in an amount equal to the fair market value of such asset on the date of its deemed receipt.
This Combined Plan and Disclosure Statement and the Liquidation Trust Agreement generally provide that the beneficiaries of the Rentech Liquidation Trust must value the assets of the Rentech Liquidation Trust consistently with the values determined by the Liquidation Trustee for all U.S. federal, state, local, and foreign income tax purposes. As soon as possible after the Effective Date, the Liquidation Trustee, in consultation with any financial advisors it deems appropriate, shall make a good faith valuation of the assets transferred to the Rentech Liquidation Trust.
Consistent with the treatment of the Rentech Liquidation Trust (except with respect to the Disputed Claims Reserve) as one or more grantor trusts, the Liquidation Trust Agreement and this Combined Plan and Disclosure Statement will require each Holder to report on its U.S. federal income tax return its allocable share of the Rentech Liquidation Trust’s income, gain, loss, deduction and credit. Therefore, a Holder may incur a U.S. federal income tax liability with respect to its allocable share of the income of the Rentech Liquidation Trust whether or not the Rentech Liquidation Trust has made any distributions to such Holder. The character of items of income, gain, loss, deduction, and credit to any Holder and the ability of such Holder to benefit from any deduction or losses will depend on the particular situation of such Holder.
In general, a distribution of underlying assets from the Rentech Liquidation Trust to a beneficiary thereof (other than in respect of distributions attributable to a reduction in the Disputed Claims Reserve) may not be taxable to such Holder because such Holders are already regarded for U.S. federal income tax purposes as owning such assets. Holders are urged to consult their tax advisors regarding the appropriate U.S. federal income tax treatment of distributions from the Rentech Liquidation Trust.
Except with respect to the Disputed Claims Reserve, the Liquidation Trustee will file with the Service tax returns for the Rentech Liquidation Trust as one or more grantor trusts pursuant to Treasury Regulation Section 1.671-4(a) and will also send to each Holder a separate statement setting forth such Holder’s share of items of Rentech Liquidation Trust income, gain, loss, deduction, or credit. Each such Holder will be required to report such items on its U.S. federal income tax return.
The discussion above assumes that, except with respect to the Disputed Claims Reserve, the Rentech Liquidation Trust will be respected as one or more grantor trusts for U.S. federal income tax purposes. If the Service were to successfully challenge such classification, the U.S. federal income tax consequences to the Rentech Liquidation Trust and the beneficiaries of the Rentech Liquidation Trust could differ materially from those discussed herein (including the potential for an entity level tax to be imposed on all income of the Rentech Liquidation Trust).
4.     Disputed Claims Reserve
Until such time as all of the beneficial interests in the Rentech Liquidation Trust can be distributed to the Holders in accordance with the terms of this Combined Plan and Disclosure Statement, the Disputed Claims Reserve will be treated as owning a portion of the assets in the Rentech Liquidation Trust. Distributions from the Disputed Claims Reserve will be made to Holders of Disputed Claims when such Claims are subsequently Allowed and to Holders of Allowed Claims when Disputed Claims are subsequently disallowed.     The Rentech Liquidation Trust shall file all income tax returns with respect to any income attributable to the

Disputed Claims Reserve and shall pay the federal, state, and local income taxes attributable to the Disputed Claims Reserve, based on the items of income, gain, deduction, credit, or loss allocable thereto.
Holders should note that the tax treatment of the Disputed Claims Reserve is unclear and should consult their tax advisors as to the tax consequences to them of the establishment of, the income on, and distributions from, the Disputed Claims Reserve.
5. U.S. Federal Income Tax Consequences to Holders of Claims
a. Holders of Allowed Claims in Class 3
Holders of Allowed Claims in Class 3 as of the Effective Date should be treated as receiving from the Debtors their respective shares of the applicable assets of the Rentech Liquidation Trust (other than any assets allocated to the Disputed Claims Reserve) in satisfaction of their Allowed Claims, and simultaneously transferring such assets to the Rentech Liquidation Trust. Accordingly, a Holder of such Claim should generally recognize gain or loss in an amount equal to the amount deemed realized on the Effective Date (as described above) less its adjusted tax basis of its Claim. Additionally, such Holders should generally recognize their allocable share of income, gain, loss, deductions and credits recognized by the Rentech Liquidation Trust on an annual basis.
Because a Holder’s ultimate share of the assets of the Rentech Liquidation Trust based on its Allowed Claim will not be determinable on the Effective Date due to, among other things, the existence of Disputed Claims and the value of the assets at the time of actual receipt not being ascertainable on the Effective Date, such Holder should recognize additional or offsetting gain or loss if, and to the extent that, the aggregate amount of Cash and fair market value of the assets of the Rentech Liquidation Trust ultimately received by such Holder is greater than or less than the amount used in initially determining gain or loss in accordance with the procedures described in the preceding paragraph. It is unclear when a Holder of an Allowed Claim should recognize, as an additional amount received for purposes of computing gain or loss, an amount attributable to the disallowance of a Disputed Claim.
The character of any gain or loss as capital gain or loss or ordinary income or loss and, in the case of capital gain or loss, as short-term or long-term, will depend on a number of factors, including: (i) the nature and origin of the Claim; (ii) the tax status of the Holder of the Claim; (iii) whether the Claim has been held for more than one year; (iv) the extent to which the Holder previously claimed a loss or bad debt deduction with respect to the Claim; and (v) whether the Claim was acquired at a market discount. A Holder that purchased its Claim from a prior Holder at a market discount may be subject to the market discount rules of the IRC. Under those rules (subject to a de minimis exception), assuming that such Holder has made no election to accrue the market discount and include it in income on a current basis, any gain recognized on the exchange of such Claim generally would be characterized as ordinary income to the extent of the accrued market discount on such Claim as of the date of the exchange.
It is possible the Service may assert that any loss should not be recognizable until the Liquidation Trustee makes its final distribution of the assets of the Rentech Liquidation Trust. Holders should consult their tax advisors regarding the possibility that the recognition of gain or loss may be deferred until the final distribution of the assets of the Rentech Liquidation Trust.
b.    Holders of Disputed Claims
Although not free from doubt, Holders of Disputed Claims should not recognize any gain or loss on the date that the assets of the Debtors are transferred to the Rentech Liquidation Trust, but should recognize gain or loss in an amount equal to: (i) the amount of Cash and the fair market value of any other property distributed to such Holder less (ii) the adjusted tax basis of its Claim when the Cash and other property is actually distributed to such Holder. However, it is possible that such Holders may be required to recognize the fair market value of such Holder’s allocable share of the Rentech Liquidation Trust’s assets, as an amount received for purposes of computing gain or loss, either on the Effective Date or the date such Holder’s Claim becomes an Allowed Claim.
c.     Interest Income with Respect to Allowed Claims
Holders of Allowed Claims will be treated as receiving a payment of interest (includible in income in accordance with the Holder’s method of accounting for tax purposes) to the extent that any Cash or other property received (or deemed received) pursuant to this Combined Plan and Disclosure Statement is attributable to accrued but unpaid interest, if any, on such Allowed Claims. The extent to which the receipt of Cash or other property should be attributable to accrued but unpaid interest is unclear. The Debtors and the Rentech Liquidation Trust intend to take the position, and this Combined Plan and Disclosure Statement provides, that such Cash or property distributed pursuant to this Combined Plan and Disclosure Statement will first be allocable to the principal amount of an Allowed Claim and then, to the extent necessary, to any accrued but unpaid interest thereon. Each Holder should consult its tax advisor regarding the determination of the amount of consideration received under this Combined Plan and Disclosure Statement that is attributable to interest (if any). A Holder generally will be entitled to recognize a loss to the extent any accrued interest was previously included in its gross income and is not paid in full.
6.     Backup Withholding and Information Reporting
A Holder of an Allowed Claim may be subject to backup withholding (currently at the rate of 24%) with respect to any “reportable” payments received pursuant to this Combined Plan and Disclosure Statement unless (i) such Holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and complies with applicable requirements of the backup withholding rules. A Holder who does not provide a correct taxpayer identification number may be subject to penalties imposed by the Service. Amounts withheld under the backup withholding rules may be credited against a Holder’s tax liability, and a Holder may obtain a refund of any excess amounts withheld under the backup holding rules by timely filing the appropriate claim for refund with the Service.
The Liquidation Trustee will report annually to each Holder of an Allowed Claim and to the Service the Holder’s share of any income, gains and losses of the Rentech Liquidation Trust during the calendar year to the extent required by law.
Treasury Regulations generally require disclosure by a taxpayer on its U.S. federal income tax return of certain types of transactions in which the taxpayer participated, including certain transactions that result in the taxpayer recognizing a loss in excess of specified thresholds. Each Holder should consult its tax advisor regarding these regulations and whether the transactions contemplated by this Combined Plan and Disclosure Statement would be subject to these regulations.
THE FOREGOING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH HOLDER SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THIS COMBINED PLAN AND DISCLOSURE STATEMENT DESCRIBED HEREIN AND THE APPLICATION OF FEDERAL, STATE, LOCAL, AND FOREIGN TAX LAWS.

NEITHER THE DEBTORS NOR THEIR PROFESSIONALS SHALL HAVE ANY LIABILITY TO ANY PERSON OR HOLDER ARISING FROM OR RELATED TO THE U.S. FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF THIS COMBINED PLAN AND DISCLOSURE STATEMENT OR THE FOREGOING DISCUSSION.
E.                 Alternate Plan
If this Combined Plan and Disclosure Statement is not confirmed, the Debtors, or any other party in interest could attempt to formulate a different plan. The additional costs, including, among other amounts, additional professional fees or asserted substantial contribution claims, all of which would constitute Administrative Expense Claims (subject to allowance), however, may be so significant that one or more parties in interest could request that the Chapter 11 Cases be converted to chapter 7. Accordingly, the Debtors believe that this Combined Plan and Disclosure Statement enables Creditors to realize the best return under the circumstances.
F.                 The Non-Debtor Subsidiary Sales
During 2015 and 2016, Rentech began to experience revenue, cash flow, and liquidity challenges due in large part to construction and operating issues with the Canadian wood pellet facilities, reduced sales for the wood pellet businesses located in the Northeastern United States operated through NEWP, and reduced demand for the wood chipping services provided by Fulghum Fibres, Inc. in the Southeastern United States. The increasing strain on Rentech’s liquidity threatened its ability to continue to service its debts under the Prepetition Credit Agreement and the Prepetition L/C Credit Agreement.
On April 19, 2016, Rentech, Inc. engaged Wells Fargo to assist in the process of reviewing strategic alternatives to address Rentech’s liquidity needs. Specifically, Wells Fargo was retained to assist in evaluating potential transactions involving the sale, transfer, or other disposition of all or a portion of Rentech’s businesses or assets, or the equity interests in Rentech, Inc. (including a potential tender offer, merger, consolidation, other business or strategic combination, or any recapitalization).
While working with Wells Fargo for the remainder of 2016 and the early part of 2017, there was an effort to market the Rentech businesses to a number of targeted strategic buyers deemed likely to have an interest in at least certain of the assets. Several of those potential buyers completed months of due diligence, participated in site visits and attended management presentations with each of Rentech’s business unit heads. For various reasons, each of these parties decided to pass on the opportunity to purchase Rentech, Inc. or any of its individual assets.
On January 30, 2017, Rentech, Inc. also retained RPA (together with Wells Fargo, the “Advisors”) to, among other things, validate its business plans and financial forecasts, develop restructuring proposals, and conduct discussions with creditors and stakeholders. Since being engaged, the Advisors have (i) helped Rentech evaluate, identify, and implement initiatives designed to enhance liquidity, (ii) assisted Rentech in evaluating potential transaction alternatives and strategies and in identifying financial and/or strategic institutional investors or other investors who might have been interested in participating in a transaction, and (iii) advised Rentech as to potential mergers or acquisitions and the potential sale or other disposition of its business assets.
In early 2017, Rentech widened the field of potential buyers/investors that it approached in pursuit of strategic alternatives. On February 21, 2017, Rentech publically announced that it was considering strategic alternatives for the Wawa Facility and Rentech as a whole, “that may include, but are not limited to, a sale of the Company, a merger or other business combination, a sale of all or a material portion of the Company’s assets or a recapitalization”. This announcement was made to ensure that any potentially interested parties throughout the wood processing industry or otherwise would be made aware of Rentech’s efforts to sell the business(es). Thereafter, Wells Fargo initiated a broad marketing and sale process where multiple parties signed non-disclosure agreements with Rentech and were provided confidential information memoranda for their initial review. For the next several months, Rentech provided numerous documents to potential buyers, conducted multiple site visits for its operations at Fulghum, at NEWP and in Canada and conducted several management meetings.
After full consideration of Rentech’s potential strategic and financial alternatives and discussions with certain potential investors, it became clear that there were no viable out-of-court refinancing or restructuring options for the Debtors to pursue. Faced with a lack of viable financing options and dwindling liquidity, and after extensive discussions with its Advisors, Rentech determined that (i) the sale of substantially all of the assets of (a) Fulghum US, (b) NEWP, and (c) RTK WP2 Canada, 18 and (ii) the liquidation of the Wawa Facility pursuant to a receivership, combined with the Debtors’ bankruptcy filing in the United States and the filing of a liquidating plan, was in the best interests of the Debtors and their creditors.
Prior to the Petition Date, the Advisors conducted an extensive marketing process in an effort to locate a potential buyer for Rentech or certain of the Non-Debtor Subsidiaries. Wells Fargo ceased providing services to Rentech in or about September 2017. The entire process ultimately took place over the course of 15 months. Approximately 42 potential buyers were contacted during the marketing process, approximately 36 of which executed non-disclosure agreements and received a confidential information memorandum, and approximately
18 RTK WP2 Canada owns the Atikokan Facility.

14 of which delivered an indication of interest either for Rentech or certain Non-Debtor Subsidiaries.
Initial indications of interest for all of the Fulghum assets were provided by each of The Price Companies Inc. (“Price”) and FFI Acquisition, Inc. (“FFI”) in or about May 2017. In or about August 2017, FFI resubmitted a bid for just the Fulghum US assets after conducting substantial due diligence which took into account changes to the business, its asset base and customer contracts which had occurred since its original offer. At this time, another third party that had previously expressed an interest in the entire company but had decided to focus on just the Fulghum assets, also submitted a bid after conducting substantial due diligence. Of these two offers, the offer from FFI was superior in value.
In advance of providing its May 2017 indication of interest, Price was provided with a redacted confidential information memorandum. As one of Fulghum’s main competitors in the market, Fulghum determined early in the marketing process that it would not be feasible to provide copies of key customer contracts, specific pricing information in its customer contracts, or detailed financial information during the diligence process to Price without (i) risking the loss of significant market share to Price or (ii) harming Fulghum’s ability to sell these valuable assets to other potential purchasers.
Buyers for the NEWP and Fulghum assets were selected by Rentech following substantial due diligence efforts and extensive discussions and negotiations. On December 15, 2017, Fulghum US entered into an Asset Purchase Agreement with FFI, as the buyer, and Scott Davis Chip Company, Inc., as the affiliate guarantor of the buyer (the “Fulghum/FFI APA”). 19 As set forth in the Fulghum/FFI APA, FFI agreed to purchase substantially all of Fulghum US’s
19                 The Non-Debtor Subsidiaries party to the Fulghum/FFI APA are Fulghum Fibres Florida, Inc., Fulghum Fibres, Inc., and Fulghum Fibres Collins, Inc. Not all of the Fulghum US entities are party to the Fulghum/FFI APA.

assets (aside from certain specified excluded assets) and assume substantially all of its liabilities (aside from certain deferred tax liabilities and other specified excluded liabilities). The base purchase price under the Fulghum/FFI APA was $28,000,000.20
On December 19, 2017, NEWP entered into an Asset Purchase Agreement with Lignetics of New England, Inc., as the buyer, and Lignetics, Inc., as the buyer guarantor (the “NEWP APA”). As set forth in the NEWP APA, Lignetics of New England, Inc. will purchase substantially all of NEWP’s assets (aside from certain specified excluded assets) and assume substantially all of its liabilities (aside from certain specified excluded liabilities). The base purchase price under the NEWP APA is $33,000,000.21
Collectively, the assets that were to be sold pursuant to the NEWP APA and the Fulghum/FFI APA likely constitute substantially all of the Debtors’ assets even though none of the assets that are being sold are held or owned directly by either Debtor. As such, such sales would typically require the consent of two-thirds of Rentech, Inc.‘s public shareholders pursuant to Rentech, Inc’s Amended and Restated Articles of lncorporation.
Rentech Inc. currently has approximately 23.2 million shares of common stock outstanding and, given the circumstances, it would be practically impossible to achieve a response from such a large number of shareholders (especially where they are unlikely to obtain any benefit from the sales) thus making it impossible for Fulghum US and NEWP to proceed with their sale processes (and for the Debtors to receive sale proceeds resulting from such sales for distribution to their creditors) without the involvement of the Bankruptcy Court.
20     The final purchase price under the Fulghum/FFI APA included a working capital adjustment and adjustments to account for, among other things, certain excluded assets and liabilities and amounts paid into an escrow account.
21    The final purchase price under the NEWP APA will include a working capital adjustment and adjustments to account for, among other things, certain excluded assets and liabilities and amounts paid into an escrow account.

Additionally, the process of soliciting such votes would be extremely time consuming and expensive with, as mentioned above, an uncertain result as to the outcome.
As a result, on December 27, 2017, the Debtors filed the Sale Motion seeking authorization to take all corporate actions required to approve the NEWP APA and the Fulghum/FFI APA so that NEWP and Fulghum may proceed with the sale of substantially all of their assets. On January 12, 2018, Price submitted an offer to purchase the Fulghum US assets for a base purchase price of $30,000,000, subject to a working capital adjustment and adjustments to account for, among other things, certain excluded assets and liabilities and amounts paid into an escrow account [Docket No. 105]. Price and the Committee each objected to the Sale Motion arguing that Price’s offer to pay an additional $2,000,000 for the Fulghum US assets was superior to the Fulghum/FFI APA and should be accepted by the Debtors.
Despite Price’s new expression of interest in the Fulghum US assets, the Debtors continued to believe that the sale of the Fulghum assets to FFI was in the best interests of the Debtors and their stakeholders because: (1) the Fulghum/FFI APA had been heavily negotiated; (2) the Debtors were confident that, upon Bankruptcy Court approval, the Fulghum US sale to FFI would close; and (3) the Fulghum US sale to FFI was expected to close on or before February 5, 2018. Given the Debtors’ precarious financial position, the timing and certainty of closing was of utmost importance to the Debtors. In addition, the value in Fulghum US’s business derives principally from its customers and Fulghum US’s customers had expressed a desire for certainty and an efficient sale process and were in favor of a sale of the assets to FFI.
On January 17, 2018, a hearing on the Sale Motion was held at which time Price agreed to waive substantially all remaining conditions precedent under the existing Fulghum/FFI APA and agreed not to request certain customer and mill specific information in connection with the sale and to close no later than February 15, 2018. As a result, Price and FFI participated in a live auction for the Fulghum US assets. At the conclusion of the auction, Price was deemed to be the winning bidder with a base purchase price of $33,750,000 .22 On January 19, 2018, the Bankruptcy Court entered the Order Authorizing the Debtors to Approve the Sale of Assets of Non-Debtor NEWP Subsidiaries and the Taking of Corporate Action in Connection Therewith [Docket No. 145]. On February 1, 2018, Fulghum Fibres Florida, Inc., Fulghum Fibres, Inc., and Fulghum Fibres Collins, Inc. entered into an Asset Purchase Agreement with Price, as the buyer (the “Fulghum APA”), and, on February 2, 2018, the Bankruptcy Court entered the Order Authorizing the Debtors to Approve the Sale of Assets of Non-Debtor Subsidiaries Fulghum Fibres, Inc., Fulghum Fibres Florida, Inc., and Fulghum Fibres Collins, Inc. and the Taking of Corporate Action in Connection Therewith [Docket No. 210].
The NEWP sale and the Fulghum US sale closed on February 14, 2018 and February 15, 2018, respectively.23    Proceeds from the Non-Debtor Subsidiary Sales that are distributed by the Non-Debtor Subsidiary Sellers to the Debtors, the Post-Effective Date Debtors, or the Rentech Liquidation Trust as a dividend will be utilized by the Post-Effective Date Debtors or the Liquidation Trustee, as applicable, to make Distributions to the Holders of Allowed Claims and Allowed Equity Interests pursuant to this Combined Plan and Disclosure Statement. Finally, the Atikokan Sale closed on January 22, 2018 and the liquidation of the Wawa Facility will proceed concurrently with, and on a similar timeline as, these Chapter 11 Cases.
22                 The final purchase price under the Fulghum APA will include a working capital adjustment and adjustments to account for, among other things, certain excluded assets and liabilities and amounts paid into an escrow account.
23                 Additional information regarding the Non-Debtor Subsidiary Sales can be found in the Sale Motion.

G.                 Best Interests Test
Bankruptcy Code Section 1129(a)(7) requires that each Holder of an Impaired claim or interest either (a) accept the plan or (b) receive or retain under the plan property of a value, as of the Effective Date, that is not less than the value such Holder would receive if the debtors were liquidated under chapter 7 of the Bankruptcy Code. Because the majority of the Debtors’ assets will be liquidated to Cash, the Debtors believe that the value of any Distributions to Holders of Claims if the Debtors’ Chapter 11 Cases were converted to cases under chapter 7 of the Bankruptcy Code would be less than the value of Distributions under this Combined Plan and Disclosure Statement. The Debtors believe that this is because conversion of the Chapter 11 Cases to chapter 7 cases would require the appointment of a chapter 7 trustee, and in turn, such chapter 7 trustee’s likely retention of new professionals. In addition, the Debtors expect that a chapter 7 trustee would be forced to liquidate the assets of NEWP and Fulghum at a significant discount to what is provided for in the NEWP APA and the Fulghum APA. Like a chapter 7 trustee, the Liquidation Trustee will have the power to retain professionals, but unlike a chapter 7 trustee’s professionals, the court does not need to approve the retention of such professionals, or their fees. The “learning curve” that the trustee and new professionals would be faced with comes with potential additional costs to the Estates and with a delay compared to the timing of Distributions under this Combined Plan and Disclosure Statement.     Furthermore, a chapter 7 trustee would be entitled to statutory fees relating to the Distributions. Accordingly, a portion of the Cash that will be available for Distribution to Holders of Allowed Claims following the Non- Debtor Subsidiary Sales would instead be paid to the chapter 7 trustee. Notwithstanding, like the chapter 7 trustee, the Liquidation Trustee also will be paid fees for his services.
As a result, the Debtors believe that the Estates would have fewer funds available for distribution in a hypothetical chapter 7 liquidation than they would if this Combined Plan and

Disclosure Statement is confirmed, and therefore Holders of Allowed Claims will recover less in the hypothetical chapter 7 cases. Accordingly, the Debtors believe that the “best interest” test of Bankruptcy Code Section 1129 is satisfied.
Attached hereto as Exhibit C is the Debtors’ liquidation analysis and recovery summary (the “Liquidation Analysis”), which the Debtors have prepared with the assistance of RPA for the purpose of evaluating whether this Combined Plan and Disclosure Statement meets the “best interest” test of Bankruptcy Code Section 1129(a)(7)24     The Debtors believe that this Combined Plan and Disclosure Statement meets this test and that the members of each impaired class that have not voted to accept this Combined Plan and Disclosure Statement or that are not deemed to accept this Combined Plan and Disclosure Statement will receive under this Combined Plan and Disclosure Statement at least as much as they would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. For the reasons set forth herein and in the Liquidation Analysis, the Debtors believe that this Combined Plan and Disclosure Statement provides a superior recovery for Holders of Allowed Claims, and that this Combined Plan and Disclosure Statement meets the requirements of the “best interest” test.
24                 The determination of the hypothetical proceeds from the liquidation of assets is, by its nature, a highly uncertain process involving the extensive use of estimates and assumptions which, although considered reasonable by the Debtors’ management and their advisors, are inherently subject to significant business, economic, and competitive uncertainties and contingencies beyond the control of the Debtors and their management. Accordingly, there can be no assurance that the values reflected in the Liquidation Analysis would be realized if the Debtors were, in fact, to undergo a liquidation under chapter 7 of the Bankruptcy Code, and actual results could vary materially and adversely from those shown here.
Neither the Debtors nor RPA make any representation or warranties regarding the accuracy of the estimates and assumptions or the ability to achieve forecasted results. Further, nothing contained in the Liquidation Analysis attached hereto as Exhibit C is intended to be or constitutes a concession or admission of the Debtors. The Liquidation Analysis was developed solely for purposes of this Combined Plan and Disclosure Statement to enable the Holders of Claims entitled to vote on this Combined Plan and Disclosure Statement to make an informed judgement about this Combined Plan and Disclosure Statement, and it should not be used or relied on for any other purpose, including the purchase or sale of securities, or Claims or Equity Interests in, the Debtors or any of their Affiliates.

In addition, the allowance, classification, and treatment of Allowed Claims and Allowed Equity Interests provided for herein takes into account the relative priority and rights of such Claims and Equity Interests in connection with any contractual, legal and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, Bankruptcy Code Section 510 or otherwise.
The Debtors believe this Combined Plan and Disclosure Statement is beneficial to all of the Debtors’ Creditors. The Debtors estimate Allowed General Unsecured Claims in Class 3 of approximately $24.3 million. All Intercompany Claims and non-Debtor Affiliate Claims are being subordinated to other General Unsecured Claims.
The Debtors worked in good faith to establish the terms of this Combined Plan and Disclosure Statement, which, as described further below, will provide Holders of certain Allowed Claims with Distributions of Cash following the closing of the Non-Debtor Subsidiary Sales and the distribution of dividends from the Non-Debtor Subsidiary Sellers and other Non-Debtor Subsidiaries to the Debtors, the Post-Effective Date Debtors, or the Rentech Liquidation Trust.     For all of these reasons, the Debtors believe this Combined Plan and Disclosure Statement is in the best interests of their Estates.
H.     Releases
The release provisions set forth in Sections XII.B. and XII.C. of this Combined Plan and Disclosure Statement are an integral part of this Combined Plan and Disclosure Statement.
I.     Certain Risk Factors to be Considered
Holders of Claims and Equity Interests should read and consider carefully the risk factors below, as well as the other information set forth in this Combined Plan and Disclosure Statement, the documents attached to this Combined Plan and Disclosure Statement, and the

documents referred to or incorporated by reference in this Combined Plan and Disclosure Statement.    These factors should not be regarded as constituting the only risks present in connection with this Combined Plan and Disclosure Statement and its implementation.
1.     Risk Factors that May Affect the Debtors’ Ability to Consummate this Combined Plan and Disclosure Statement
a.     Debtors May Not Be Able to Secure Confirmation of this Combined Plan and Disclosure Statement
As is described in greater detail in Section VI.A.3 below, Bankruptcy Code Section 1129 sets forth the requirements for confirmation of a chapter 11 plan. While, as set forth below, the Debtors believe that this Combined Plan and Disclosure Statement complies with or will comply with all such requirements, there can be no guarantee that the Bankruptcy Court will agree.
b.     Risk of Non-Occurrence of the Effective Date
Although the Debtors believe that the Effective Date will occur and may occur quickly after the Confirmation Date, there can be no assurance as to such timing, or as to whether the Effective Date will, in fact, occur.
c.     Parties May Object to the Classification of Claims and Equity Interests
Bankruptcy Code Section 1122 provides that a plan may place a claim or an equity interest in a particular class only if such claim or equity interest is substantially similar to the other claims or equity interests in such class. As is described in greater detail in Section VI.A.4 below, the Debtors believe that the classification of Claims and Equity Interests under this Combined Plan and Disclosure Statement complies with the requirements set forth in the Bankruptcy Code. Nevertheless, there can be no assurance the Bankruptcy Court will reach the same conclusion.

2.     Risk Factors that may Affect Distributions under this Combined Plan and Disclosure Statement
The estimates of Allowed Claims and recoveries for Holders of Allowed Claims set forth in this Combined Plan and Disclosure Statement are based on various assumptions, including the closing of the Non-Debtor Subsidiary Sales. Should one or more of the underlying assumptions ultimately prove to be incorrect, the actual Allowed amounts of Claims may vary significantly from the estimated Claims contained in this Combined Plan and Disclosure Statement. Moreover, the Debtors cannot determine with any certainty at this time the number or amount of Claims that will ultimately be Allowed. Such differences may materially and adversely affect, among other things, the recoveries to Holders of Allowed Claims under this Combined Plan and Disclosure Statement.
IV. TREATMENT OF UNCLASSIFIED CLAIMS
A.     Administrative Expense Claims
Requests for Administrative Expense Claims must be filed by no later than the Administrative Expense Bar Date, except that requests for the payment and allowance of claims arising under Bankruptcy Code Section 503(b)(9) must be filed by no later than the General Bar Date as set forth in the Bar Date Order. On or as soon as reasonably practicable after the Effective Date or the date on which such Administrative Expense Claim becomes Allowed, each Holder of an Allowed Administrative Expense Claim shall receive payment in full in Cash of the Allowed amount of such Claim (as determined by settlement or Final Order of the Bankruptcy Court) or such other treatment as may be agreed upon by such Holder of an Allowed Administrative Expense Claim on the Effective Date. All Administrative Expense Claims based on the fees and expenses of Professionals shall be paid in accordance with Section XVI.W. below.    Notwithstanding the foregoing, (i) taxing authorities are not required to file

Administrative Expense Claims for postpetition taxes and (ii) current employees of the Debtors for whom the Debtors are paying health care costs are not required to file Administrative Expense Claims for such health care costs, provided, however, that such current employees must submit any other requests for Administrative Expense Claims no later than the Administrative Expense Bar Date.
B.    Priority Tax Claims
Each Holder of an Allowed Priority Tax Claim shall receive either (i) Cash equal to the due and unpaid portion of such Allowed Priority Tax Claim (as determined by settlement or Final Order of the Bankruptcy Court), (ii) treatment in a manner consistent with Bankruptcy Code Section 1129(a)(9)(C), or (iii) such different treatment as to which such Holder agrees to in writing. One or more Distributions on account of Allowed Priority Tax Claims shall be made by the Debtors, the Post-Effective Date Debtors, or the Liquidation Trustee to each Holder of an Allowed Priority Tax Claims Claim on each Distribution Date until such Allowed Priority Tax Claims are paid in full, provided, however, that the timing of the payments shall not be less favorable, unless otherwise agreed, than what is required under Bankruptcy Code Section 1129(a)(9)(C). Allowed Priority Tax Claims are projected to total approximately $50,000.00.
C.     Payment of Statutory Fees
All fees due and payable pursuant to Section 1930 of Title 28 of the U.S. Code prior to the Effective Date shall be paid by the Debtors on the Effective Date. After the Effective Date, the Post-Effective Date Debtors and the Liquidation Trustee shall be jointly and severally liable to pay any and all such fees when due and payable.     The Debtors shall file quarterly reports due prior to the Effective Date when they become due. After the Effective Date, the Liquidation Trustee shall file with the Bankruptcy Court quarterly reports when they become due in a form reasonably acceptable to the U.S. Trustee. Notwithstanding the limited substantive consolidation of the Debtors called for in this Combined Plan and Disclosure Statement, each and every one of the Debtors, the Post-Effective Date Debtors and the Liquidation Trustee shall remain obligated to pay quarterly fees to the U.S. Trustee until the earliest of that particular Debtor’s case being closed, dismissed or converted to a case under chapter 7 of the Bankruptcy Code.
V. SUMMARY OF DEBTORS’ ASSETS; SUMMARY OF TREATMENT OF CLAIMS AND EQUITY INTERESTS AND ESTIMATED RECOVERIES
A.                 Summary of Assets
Asset25
Estimated value of the petition date
rentech WP U.S. Inc.
Rentech, Inc.
Cash and Cash Equivalents
$0
approximately $2,970,000

Accounts Receivable and Deposits
$0
approximately $568,000
Equity Interest in Subsidiaries
$0
approximately
$23,000,000 to
$43,500,000

B.                 Summary of Treatment of Claims and Equity Interests and Estimated Recoveries
The following chart provides a summary of the treatment of each Class of Claims and Equity Interests (other than Administrative Expense Claims, and Priority Tax Claims) and an estimate of the recoveries of each Class.26 The treatment provided in this chart is for informational purposes only and is qualified in its entirety by Article VII of this Combined Plan
25                 As discussed in Sections III.A.l(a)(3)(i). and III.F. of this Combined Plan and Disclosure Statement, the Debtors have negotiated the terms of the Atikokan Sale and the Non-Debtor Subsidiary Sales. The base purchase prices under the Fulghum APA and the NEWP APA are $33,750,000 and $33,000,000 respectively. However, each base purchase price is subject to a working capital adjustment and adjustments to account for, among other things, certain excluded assets and liabilities and amounts paid into an escrow account.
26     The amounts represent estimated Allowed Claims, and do not represent amounts actually asserted by the Creditors in proofs of claim or otherwise. As no proofs of claim have yet been filed against the Debtors, there can be no assurances of the exact amount of the Allowed Claims at this time. Rather, the actual amount of the Allowed Claims may be more or less than estimated.

and Disclosure Statement.
Class
Estimated Allowed Claims
Treatment / Voting Status
Estimated Recovery to Holders of Allowed Claims and Equity Interests27
Class 1 - Secured Claims
$19,955,00028
Unimpaired /
Deemed to Accept
100%
Class 2 – Priority Non-
Unimpaired /
Tax Claims
$113,400
Deemed to Accept
100%
Class 3 - General
Impaired / Entitled to
Unsecured Claims
$24,300,000
Vote
43% - 84%
Class 4 - Affiliate
Impaired / Deemed
Claims
$867,730
to Reject
0%
Class 5 - Intercompany
Impaired / Deemed
Claims
$0
to Reject
0%
Class 6 – Rentech
Equity Interests
N/A
Impaired / Deemed to Reject
None
Class 7 – Rentech WP Equity Interests
N/A
Impaired / Deemed to Reject
None
Class 8 – Other Equity
Interests
N/A
Impaired / Deemed to Reject
None
27                 The estimated percentage recovery is based upon, among other things, an estimate of the Allowed Claims in the Chapter 11 Cases. As set forth above in footnote 24, the actual amount of the Allowed Claims may be more or less than estimated. Thus the actual recoveries may be higher or lower than projected depending upon, among other things, the amounts and priorities of Claims that are actually Allowed by the Bankruptcy Court. The Debtors do not expect that Holders of Allowed Claims and Equity Interests in any of Classes 4, 5, 6, 7 or 8 will receive a recovery under this Combined Plan and Disclosure Statement, but the actual recovery of any of these Classes will depend upon the total amount of General Unsecured Claims in Class 3 that are ultimately deemed Allowed and the total amount of sale proceeds received by the Debtors from the Atikokan Sale, the Non-Debtor Subsidiary Sales, and proceeds from the monetization of the Debtors’ interests in the other Non-Debtor Subsidiaries.
28                 This figure includes only the aggregate outstanding principal amount under the Prepetition Documents as of the Petition Date. Following the Petition Date, all Prepetition Obligations (other than the Outstanding Fees) were repaid in March 2018, and the Debtors expect to pay all undisputed Outstanding Fees prior to the Effective Date.

VI. CONFIRMATION PROCEDURES
A. Confirmation Procedure
1. Confirmation Hearing
A hearing has been scheduled for April 4, 2018 at 10:00 a.m. (EST), at the
Bankruptcy Court, 824 North Market Street, 5th Floor, Courtroom No.6, Wilmington, Delaware
19081 to consider (A) approval of this Combined Plan and Disclosure Statement as providing adequate information pursuant to Bankruptcy Code Section 1125 on a final basis and (B) confirmation of this Combined Plan and Disclosure Statement pursuant to Bankruptcy Code Section 1129. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice, except for an announcement of the adjourned date made at the Confirmation Hearing or by Filing a notice with the Bankruptcy Court.
2. Procedure for Objections
Any objection to confirmation of this Combined Plan and Disclosure Statement must: (i) be made in writing; (ii) state the name and address of the objecting party and the nature of the Claim or Equity Interest of such party; (iii) state with particularity the legal and factual basis and nature of the objection; and (iv) be filed with the Bankruptcy Court, together with proof of service, and served so that they are received on or before the Confirmation Objection Deadline by the following parties: (a)(1) counsel to the Debtors, Young Conaway Stargatt & Taylor, Rodney Square, 1000 North King Street, Wilmington, Delaware 19801 (Attn.: Michael R. Nestor, Esq. (email: mnestor@ycst.com)) and (2) Latham & Watkins LLP, 335 South Grand Avenue, Suite 100, Los Angeles, CA 90071-1560 (Attn.: Peter M. Gilhuly, Esq. (email: Peter.Gilhuly@lw.com)); (b) counsel to the Prepetition Lenders, Akin Gump Strauss Hauer & Geld LLP, One Bryant Park, New York, NY 10036 (Attn: Ira S. Dizengoff, Esq. and Daniel l.
Fisher, Esq. (emails: idizengoff@AkinGump.com and dfisher@akingump.com)); (c) counsel to the Prepetition Agent, Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, NY 10036 (Attn: David C. Reamer (email: david.reamer@skadden.com)); (d) counsel to BMO, Chapman and Cutler LLP, 111 West Monroe Street, Chicago, IL 60603 (Attn: Stephen R. Tetro II, Esq. (email: stetro@chapman.com)); (e) counsel to the Office of the United States Trustee, 844 King Street, Suite 2207, Wilmington, DE 19801 (Attn: Juliet Sarkessian, Esq. (email: Juliet.M.Sarkessian@usdoj.gov)); and (f) counsel to the Committee, Lowenstein Sandler LLP, 1251 Avenue of the Americas, New York, New York 10020 (Attn: Wojciech F. jung, Esq. (email: wjung@lowenstein.com)) and Whiteford Taylor Preston LLC, 405 North King Street, Suite 500, Wilmington, DE 19801 (Attn: Christopher M. Samis, Esq. (email: csamis@wtplaw.com)). Unless an objection is timely filed and served by the Confirmation Objection Deadline, such objection may not be considered by the Bankruptcy Court at the Confirmation Hearing.
3. Requirements for Confirmation
The Bankruptcy Court will confirm this Combined Plan and Disclosure Statement only if it meets all the applicable requirements of Bankruptcy Code Section 1129. Among the requirements for confirmation in these Chapter 11 Cases is that this Combined Plan and Disclosure Statement be: (i) accepted by all Impaired Classes of Claims and Equity Interests or, if rejected by an Impaired Class, that this Combined Plan and Disclosure Statement “does not discriminate unfairly” against and is “fair and equitable” with respect to such Class; and (ii) feasible. The Bankruptcy Court must also find that:
a. This Combined Plan and Disclosure Statement has classified Claims and Equity Interests in a permissible manner;
b. This Combined Plan and Disclosure Statement complies with the technical requirements of Chapter 11 of the Bankruptcy Code; and

c. This Combined Plan and Disclosure Statement has been proposed in good faith.
The Debtors believe that this Combined Plan and Disclosure Statement complies, or will comply, with all such requirements.
4. Classification of Claims and Equity Interests
Bankruptcy Code Section 1122 requires this Combined Plan and Disclosure Statement to place a Claim or Equity Interest in a particular Class only if such Claim or Equity Interest is substantially similar to the other Claims or Equity Interests in such Class. This Combined Plan and Disclosure Statement creates separate Classes to deal respectively with Secured Claims, Priority Non-Tax Claims, General Unsecured Claims, Affiliate Claims, Intercompany Claims, Rentech Equity Interests, Rentech WP Equity Interests, and Other Equity Interests. The Debtors believe that this Combined Plan and Disclosure Statement’s classifications place substantially similar Claims or Equity Interests in the same Class and thus meet the requirements of Bankruptcy Code Section 1122.
5. Impaired Claims or Equity Interests
Pursuant to Bankruptcy Code Section 1124, a Class of Claims or Equity Interests may be Impaired if this Combined Plan and Disclosure Statement alters the legal, equitable, or contractual rights of the Holders of such Claims or Equity Interests treated in such Class. The Holders of Claims not Impaired by this Combined Plan and Disclosure Statement are deemed to accept this Combined Plan and Disclosure Statement and do not have the right to vote to accept or reject this Combined Plan and Disclosure Statement. The Holders of Claims in Class 3 are Impaired and are entitled to vote to accept or reject this Combined Plan and Disclosure Statement. The procedure for soliciting such votes, as approved by the Bankruptcy Court, will be set out in the Conditional Approval and Procedures Order. The Holders of Claims in Classes

4 and 5 that are Impaired by this Combined Plan and Disclosure Statement and the Holders of Equity Interests in Classes 6, 7 and 8 are deemed to reject this Combined Plan and Disclosure Statement and do not have the right to vote. Finally, the Holders of Claims that are not classified under this Combined Plan and Disclosure Statement are not entitled to vote on this Combined Plan and Disclosure Statement.
6. Confirmation Hearing Notice
All known Creditors and parties in interest will receive notice of the Confirmation Hearing on this Combined Plan and Disclosure Statement (the “Confirmation Hearing Notice”), which shall contain instructions for obtaining a copy of this Combined Plan and Disclosure Statement free of charge.
7. Elimination of Vacant Classes
Any Class of Claims or Equity Interests that does not contain, as of the date of commencement of the Confirmation Hearing, a Holder of an Allowed Claim or Equity Interest, shall be deemed deleted from this Combined Plan and Disclosure Statement for all purposes.
B. Bar Dates for Fee Claims
All requests for compensation or reimbursement of Professionals retained in these Chapter 11 Cases for services performed and expenses incurred prior to the Effective Date shall be filed and served on: (i) counsel for the Debtors, (a) Latham & Watkins LLP, 355 South Grand Avenue, Suite 100, Los Angeles, CA 90071-1560 (Attn: Peter M. Gilhuly, Esq. (email: Peter.Gilhuly@lw.com)) and (b) Young Conaway Stargatt & Taylor, LLP, Rodney Square, 1000 North King Street, Wilmington, DE 19801 (Michael R. Nestor, Esq. (email: mnestor@ycst.com)); (ii) the U.S. Trustee, J. Caleb Boggs Federal Building, 844 King Street, Suite 2207, Lockbox 35, Wilmington, DE 19801 (Attn: Juliet Sarkessian, Esq. (email: Juliet.M.Sarkessian@usdoj.gov)), (iii) counsel to the Committee, (a) Lowenstein Sandler LLP,

1251 Avenue of the Americas, New York, NY 10020 (Attn: Wojciech F. Jung, Esq. (email: wjung@lowenstein.com)) and (b) Whiteford Taylor Preston LLC, 405 North King Street, Suite 500, Wilmington, DE 19801 (Attn: Christopher M. Samis, Esq. (email: csamis@wtplaw.com)), and (iv) such other entities who are designated by the Bankruptcy Rules, the Confirmation Order, or other Order of the Bankruptcy Court, by no later than thirty (30) days after service of notice of the Effective Date, unless otherwise agreed by the Debtors. Upon the Effective Date, any requirement that Professionals comply with Bankruptcy Code Sections 327 through 331 and 1103 in seeking retention or compensation for services rendered after such date shall terminate, and Professionals may be employed and paid in the ordinary course of business without any further notice to, or action, Order, or approval of, the Bankruptcy Court.
VII. CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS; ESTIMATED RECOVERIES
Equity Interests and Claims, other than Administrative Expense Claims, and Priority Tax Claims, are classified for all purposes, including confirmation and Distribution pursuant to this Combined Plan and Disclosure Statement, as follows:
Class
Type
Status under Plan
Voting Status
1
Secured Claims
Unimpaired
Deemed to Accept
2
Priority Non-Tax Claims
Unimpaired
Deemed to Accept
3
General Unsecured
Impaired
Entitled to Vote
4
Affiliate Claims
Impaired
Deemed to Reject
5
Intercompany Claims
Impaired
Deemed to Reject
6
Rentech Equity Interests
Impaired
Deemed to Reject
7
Rentech WP Equity Interests
Impaired
Deemed to Reject
8
Other Equity Interests
Impaired
Deemed to Reject

VIII. TREATMENT OF CLAIMS AND EQUITY INTERESTS
A.     Treatment of Claims
1. Class 1- Secured Claims a. Classification
Class 1 consists of all Secured Claims.
b.     Impairment and Voting
Class 1 is Unimpaired by this Combined Plan and Disclosure Statement. Holders of Class 1 Claims are deemed to have accepted this Combined Plan and Disclosure Statement and therefore, are not entitled to vote to accept or reject this Combined Plan and Disclosure Statement.
c.     Treatment
After satisfaction in full of all Administrative Expense Claims, Allowed Fee Claims, and Allowed Priority Tax Claims, each Holder of an Allowed Secured Claim shall receive either (a) such treatment as such Holder agrees, or (b) at the Debtors’ option (i) payment in full in Cash of the Allowed amount of such Secured Claim (as determined by settlement or Final Order of the Bankruptcy Court), or (ii) treatment consistent with the provisions of Bankruptcy Code Section 1129(b)(2)(A). For Allowed Secured Claims that will be paid in Cash, one or more Distributions on account of such Allowed Secured Claims shall be made by the Debtors, the Post-Effective Date Debtors, or the Liquidation Trustee to each Holder of such Allowed Secured Claim on each Distribution Date (or the date on which such Claim becomes an Allowed Secured Claim), until such Allowed Secured Claims are paid in full, provided, however, that the Debtors, the Post-Effective Date Debtors, and the Liquidation Trustee shall have no obligation to make a Distribution to Holders of Allowed Secured Claims where the Debtors, the Post-Effective Date Debtors, or the Liquidation Trustee determine that to make such a

Distribution would prevent them from having sufficient funds to pay Allowed Administrative Claims, and the actual and necessary costs and expenses of the Estates and the Rentech Liquidation Trust, including Wind-Down Expenses.
2.    Class 2 – Priority Non-Tax Claims
a.     Classification
Class 2 consists of Priority Non-Tax Claims.
b.     Impairment and Voting
Class 2 is Unimpaired by this Combined Plan and Disclosure Statement. Holders of Allowed Priority Non-Tax Claims are deemed to have accepted this Combined Plan and Disclosure Statement and therefore, are not entitled to vote to accept or reject this Combined Plan and Disclosure Statement.
c.     Treatment
After satisfaction in full of all Administrative Expense Claims, Allowed Fee Claims, Allowed Priority Tax Claims, and Allowed Secured Claims, each Holder of an Allowed Priority Non-Tax Claim shall receive either (a) such treatment as such Holder agrees, or (b) at the Debtors’ option (i) payment in full in Cash of the Allowed amount of such Priority Non-Tax Claim (as determined by settlement or Final Order of the Bankruptcy Court), or (ii) treatment consistent with the provisions of Bankruptcy Code Section 1129(a)(9)(B).     One or more Distributions on account of such Allowed Priority Non-Tax Claims shall be made by the Debtors, the Post-Effective Date Debtors, or the Liquidation Trustee to each Holder of such Allowed Priority Non-Tax Claim in accordance with Bankruptcy Code Section 1129(a)(9)(B) on each Distribution Date (or the date on which such Claim becomes an Allowed Priority Non-Tax Claim), until such Allowed Priority Non-Tax Claims are paid in full.

3. Class 3 - General Unsecured Claims
a. Classification
Class 3 consists of General Unsecured Claims.
b.    Impairment and Voting
Class 3 is Impaired. Holders of Allowed General Unsecured Claims in Class 3 are entitled to vote to accept or reject this Combined Plan and Disclosure Statement.
c.     Treatment
After satisfaction in full of all Administrative Expense Claims, Allowed Fee Claims, Allowed Priority Tax Claims, Allowed Secured Claims, and Allowed Priority Non-Tax Claims, each Holder of an Allowed General Unsecured Claim shall receive its Pro Rata share of any funds remaining in the Rentech Liquidation Trust or such other treatment as may be agreed upon by such Holder and the Liquidation Trustee. One or more Distributions on account of such Allowed General Unsecured Claims shall be made by the Liquidation Trustee to each Holder of such Allowed General Unsecured Claim on each Distribution Date (or the date on which such Claim becomes an Allowed General Unsecured Claim) on a Pro Rata basis, provided, however, that the Liquidation Trustee shall have no obligation to make a Distribution to Holders of Allowed General Unsecured Claims where the Liquidation Trustee determines that to make such a Distribution would prevent it from having sufficient funds to pay Allowed Administrative Claims, and the actual and necessary costs and expenses of the Estates and the Rentech
Liquidation Trust, including Wind-Down Expenses.
4. Class 4 - Affiliate Claims
a. Classification
Class 4 consists of all Affiliate Claims.

b.     Impairment and Voting
Class 4 is Impaired. Holders of Allowed Affiliate Claims in Class 4 are deemed to have rejected this Combined Plan and Disclosure Statement and therefore, are not entitled to vote to accept or reject this Combined Plan and Disclosure Statement.
c.     Treatment.
After satisfaction in full of all Administrative Expense Claims, Allowed Fee Claims, Allowed Priority Tax Claims, Allowed Secured Claims, Allowed Priority Non-Tax Claims, and Allowed General Unsecured Claims, each Holder of an Allowed Affiliate Claim shall receive its Pro Rata share of any funds remaining in the Rentech Liquidation Trust or such other treatment as may be agreed upon by such Holder and the Liquidation Trustee. One or more Distributions on account of such Allowed Affiliate Claims shall be made by the Liquidation Trustee to each Holder of such Allowed Affiliate Claim on each Distribution Date (or the date on which such Claim becomes an Allowed Affiliate Claim), on a Pro Rata basis, provided, however, that the Liquidation Trustee shall have no obligation to make a Distribution to Holders of Allowed Affiliate Claims where the Liquidation Trustee determines that to make such a Distribution would prevent it from having sufficient funds to pay Allowed Administrative Claims, and the actual and necessary costs and expenses of the Estates and the Rentech Liquidation Trust, including Wind-Down Expenses.
5.     Class 5 - Intercompany Claims
a.     Classification
Class 5 consists of all Intercompany Claims.

b.    Impairment and Voting
Class 5 is Impaired. Holders of Allowed Intercompany Claims in Class 5 are deemed to have rejected this Combined Plan and Disclosure Statement and therefore, are not entitled to vote to accept or reject this Combined Plan and Disclosure Statement.
c.     Treatment
After satisfaction in full of all Administrative Expense Claims, Allowed Fee Claims, Allowed Priority Tax Claims, Allowed Secured Claims, Allowed Priority Non-Tax Claims, Allowed General Unsecured Claims, and Allowed Affiliate Claims, each Holder of an Allowed Intercompany Claim shall receive its Pro Rata share of any funds remaining in the Rentech Liquidation Trust or such other treatment as may be agreed upon by such Holder and the Liquidation Trustee. One or more Distributions on account of such Allowed Intercompany Claims shall be made by the Liquidation Trustee to each Holder of such Allowed Intercompany Claim on each Distribution Date (or the date on which such Claim becomes an Allowed Intercompany Claim) on a Pro Rata basis, provided, however, that the Liquidation Trustee shall have no obligation to make a Distribution to Holders of Allowed Intercompany Claims where the Liquidation Trustee determines that to make such a Distribution would prevent it from having sufficient funds to pay Allowed Administrative Claims, and the actual and necessary costs and expenses of the Estates and the Rentech Liquidation Trust, including Wind-Down Expenses.
6.     Class 6 - Rentech Equity Interests
a.     Classification
Class 6 consists of Rentech Equity Interests.
b.    Impairment and Voting
Class 6 is Impaired. Holders of Rentech Equity Interests in Class 6 are not entitled to vote and are deemed to reject this Combined Plan and Disclosure Statement.

c.     Allowed Rentech Equity Interests
Rentech Equity Interests held by Holders thereof as of the Effective Date shall be Allowed Equity Interests under this Combined Plan and Disclosure Statement upon receipt by the Debtors or the Liquidation Trustee of any Tax Information requested by the Debtors or the Liquidation Trustee.
d.     Treatment
On the Effective Date, all Rentech Equity Interests shall be cancelled and Holders of Rentech Equity Interests shall not receive any Distribution on account of such interests until all Administrative Expense Claims, Allowed Fee Claims, Allowed Priority Tax Claims, Allowed Secured Claims, Allowed Priority Non-Tax Claims, Allowed General Unsecured Claims, Allowed Affiliate Claims and Allowed Intercompany Claims are paid in full. If funds remain in the Rentech Liquidation Trust following the satisfaction of all such Claims and all Wind-Down Expenses, the Debtors, the Liquidation Trustee shall make a Distribution to each Holder of an Allowed Rentech Equity Interest on a Pro Rata basis.
7. Class 7- Rentech WP Equity Interests a. Classification
Class 7 consists of Rentech WP Equity Interests.
b.     Impairment and Voting
Class 7 is Impaired. Holders of Rentech WP Equity Interests in Class 7 are not entitled to vote and are deemed to reject this Combined Plan and Disclosure Statement.
c.     Treatment
On the Effective Date, all Rentech WP Equity Interests shall be cancelled and
Holders of Rentech WP Equity Interests shall not receive any Distribution on account of such interests.

8. Class 8 – Other Equity Interests a. Classification
Class 8 consists of Other Equity Interests.
b.     Impairment and Voting
Class 8 is Impaired. Holders of Other Equity Interests in Class 8 are not entitled to vote and are deemed to reject this Combined Plan and Disclosure Statement.
c.     Treatment
On the Effective Date, all Other Equity Interests shall be cancelled and Holders of
Other Equity Interests shall not receive any Distribution on account of such Interests.
B.    Modification of Treatment of Claims and Equity Interests
The Debtors, the Post-Effective Date Debtors, and the Liquidation Trustee reserve the right to modify the treatment of any Allowed Claim or Equity Interest in any manner adverse only to the Holder of such Claim or Equity Interest at any time after the Effective Date upon the consent of the Holder of the Claim or Equity Interest whose Allowed Claim or Equity Interest, as the case may be, is being adversely affected.
C.     Cramdown and No Unfair Discrimination.
With respect to the Impaired Classes of Claims and Equity Interests that are deemed to have rejected this Combined Plan and Disclosure Statement, the Debtors hereby request, without any delay in the occurrence of the Confirmation Hearing or Effective Date, that the Bankruptcy Court confirm this Combined Plan and Disclosure Statement in accordance with Bankruptcy Code Section 1129(b) with respect to such non-accepting Classes, in which case this Combined Plan and Disclosure Statement shall constitute a motion for such relief.
Confirming this Combined Plan and Disclosure Statement under such a circumstance is what is known as a “cramdown.” Among other things, a “cramdown” IS appropriate where the Bankruptcy Court finds that such plan does not unfairly discriminate against the objecting class and is fair and equitable with respect to such objecting class. A plan unfairly discriminates against a class if another class of equal rank in priority will receive greater value under the plan than the non-accepting class without reasonable justification. A plan is fair and equitable if no claim or interest junior to the objecting class shall receive or retain any claim or interest under the plan.
IX. PROVISIONS REGARDING THE RENTECH LIQUIDATION TRUST
A.                 Appointment of the Liquidation Trustee
On the Effective Date, all assets of the Debtors will be transferred and assigned to the Rentech Liquidation Trust (and constitute the Liquidation Trust Assets) and the Liquidation Trustee shall be appointed and thereafter serve in accordance with this Combined Plan and Disclosure Statement and the Liquidation Trust Agreement. The Liquidation Trustee shall not be required to give any bond or surety or other security for the performance of his duties unless otherwise ordered by the Bankruptcy Court. The material terms of the Liquidation Trustee’s compensation are included in the Liquidation Trust Agreement.29 Effective as of the Effective Date, the board of directors of each Post-Effective Date Debtor shall be comprised solely of the Liquidation Trustee. Effective as of the Effective Date, members of the board of directors of each Debtor prior to the Effective Date, in their capacities as such, shall have no continuing obligations to either of the Post-Effective Date Debtors on or after the Effective Date. Effective as of the Effective Date, the sole officer of each Post-Effective Date Debtor shall be the Liquidation Trustee.
29                 A copy of the Liquidation Trust Agreement is attached hereto as Exhibit A.

B.    Rights and Powers of the Liquidation Trustee
The Liquidation Trustee shall, in addition to any powers and authority specifically set forth in other provisions of this Combined Plan and Disclosure Statement or the Liquidation Trust Agreement, be empowered to act on behalf of the Estates and the Post-Effective Date Debtors to (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under this Combined Plan and Disclosure Statement or the Liquidation Trust Agreement, (ii) establish, as necessary, disbursement accounts for the deposit and distribution of all amounts distributed under this Combined Plan and Disclosure Statement, (iii) make Distributions in accordance with this Combined Plan and Disclosure Statement, (iv) object to Claims, as appropriate, (v) employ and compensate professionals to represent it with respect to its responsibilities, (vi) assert any of the Debtors’ claims, Causes of Action, rights of setoff, or other legal or equitable defenses, and (vii) exercise such other powers as may be vested in the Post-Effective Date Debtors and/or the Liquidation Trustee by Order of the Bankruptcy Court, pursuant to this Combined Plan and Disclosure Statement, or as deemed by the Liquidation Trustee to be necessary and proper to implement the provisions hereof. The Liquidation Trustee may take any and all actions which he deems reasonably necessary or appropriate to defend against any Claim, including, without limitation, the right to: (a) exercise any and all judgment and discretion with respect to the manner in which to defend against or settle any Claim, including, without limitation, the retention of professionals, experts and consultants; and (b) enter into a settlement agreement or agreements without approval of the Bankruptcy Court. Following the Effective Date, as they come due, Wind-Down Expenses shall be paid by the Liquidation Trustee from the Liquidation Trust Assets.

C.     Post Confirmation Date Expenses of the Liquidation Trustee
The Liquidation Trustee shall receive reasonable compensation for services rendered to the Estates and the Post-Effective Date Debtors pursuant to this Combined Plan and Disclosure Statement or the Liquidation Trust Agreement without further Order. In addition, the amount of reasonable fees and expenses incurred by the Liquidation Trustee on or after the Effective Date (including, without limitation, reasonable attorney and professional fees and expenses) may be paid without further Order.
X. PROVISIONS GOVERNING DISTRIBUTIONS UNDER THIS COMBINED PLAN AND DISCLOSURE STATEMENT
A.     Method of Payment
Unless otherwise expressly agreed, in writing, all Cash payments to be made pursuant to this Combined Plan and Disclosure Statement shall be made by check drawn on a domestic bank or an electronic wire.
B.     Objections to and Resolution of Claims
The Liquidation Trustee shall have the right to file objections and/or motions to estimate any and all Claims after the Effective Date. The Liquidation Trustee shall have the authority to compromise, settle, otherwise resolve or withdraw any objections, without approval of the Bankruptcy Court. The Liquidation Trustee shall further have the authority to resolve and settle any and all Claims without approval of the Bankruptcy Court.
C.     Claims Objection Deadline
The Liquidation Trustee, and any other party in interest to the extent permitted pursuant to Bankruptcy Code Section 502(a), shall file and serve any objection to any Claims, including Administrative Expense Claims, no later than the Claims Objection Deadline;

provided, however, the Claims Objection Deadline may be extended by the Bankruptcy Court from time to time upon motion and notice by the Liquidation Trustee.
D.     No Distribution Pending Allowance
Notwithstanding any other provision of this Combined Plan and Disclosure Statement, no payment or Distribution of Cash or other property shall be made with respect to any portion of a Disputed Claim unless and until all objections to such Claim are resolved by Final Order or as otherwise permitted by this Combined Plan and Disclosure Statement.
E.     Claims Reserve
On any date that Distributions are to be made under the terms of this Combined Plan and Disclosure Statement, the Liquidation Trustee shall reserve Cash or property equal to one-hundred percent (100%) of the Cash or property that would be Distributed on such date on account of Disputed Claims as if each such Disputed Claim were an Allowed Claim but for the pendency of a dispute with respect thereto, unless otherwise Ordered by the Bankruptcy Court following notice to the affected Claim Holder. Such Cash or property, as the case may be, shall be held in trust for the benefit of the Holders of all such Disputed Claims pending determination of their entitlement thereto.
F.     Distribution After Allowance
Except as otherwise provided herein, within the later of (i) seven (7) Business Days after a Disputed Claim becomes an Allowed Claim and (ii) thirty (30) days after the expiration of the Claims Objection Deadline, the Liquidation Trustee shall distribute all Cash or other property to which a Holder of an Allowed Claim is then entitled. For the avoidance of doubt, no Distributions on account of Allowed Equity Interests shall be made unless and until all Allowed Claims and the then incurred Wind-Down Expenses, have been paid in full.

G.     Adjustments to Claims Without Objection
After the Effective Date, any Claim that has been paid or satisfied in full, or any Claim that has been amended or superseded by the Holder of the Claim, may be marked as satisfied, adjusted or expunged on the register of Claims in the Chapter 11 Cases by the Balloting Agent at the direction of the Liquidation Trustee without a Claims objection having to be Filed and without any further notice to or action, Order or approval of the Bankruptcy Court.
H.     Voting Record Date
Except as otherwise provided in a Final Order of the Bankruptcy Court, the transferees of Claims that are transferred pursuant to Bankruptcy Rule 3001 on or prior to the Voting Record Date will be treated as the Holders of those Claims for all purposes. The Liquidation Trustee shall have no obligation to recognize any transfer of any Claim occurring after the Voting Record Date. In making any Distribution with respect to any Claim, the Liquidation Trustee shall be entitled instead to recognize and deal with, for all purposes hereunder, only the Entity that is listed on the proof of claim Filed with respect thereto or on the Schedules as the Holder thereof as of the close of business on the Voting Record Date and upon such other evidence or record of transfer or assignment that is actually known to the Debtors or the Liquidation Trustee as of the Voting Record Date.
I.     Delivery of Distributions
Except as provided herein, Distributions to Holders of Allowed Claims and Allowed Equity Interests shall be made: (1) at the addresses set forth on the respective proofs of claim or interest Filed by such Holders; (2) at the addresses set forth in any written notices of address changes delivered to the Liquidation Trustee after the date of any related proof of claim or interest; (3) at the address reflected in the Schedules if no proof of claim or interest is filed and the Liquidation Trustee has not received a written notice of a change of address; or (4) at the address otherwise set forth in the Debtors’ or the Rentech Liquidation Trust’s books and records or the books and records of the brokers for the Holders of Equity Interests.
If the Distribution to the Holder of any Claim or Equity Interest is returned to the Liquidation Trustee as undeliverable, no further Distribution shall be made to such Holder unless and until the Liquidation Trustee is notified in writing of such Holder’s then current address. Undeliverable Distributions shall remain in the possession of the Liquidation Trustee until the earlier of (i) such time as a Distribution becomes deliverable or (ii) such undeliverable Distribution becomes an Unclaimed Distribution.
Until such time as an undeliverable Distribution becomes an Unclaimed Distribution, within 30 days after the end of each calendar quarter following the Effective Date, or upon such other interval as the Bankruptcy Court may Order, but in no event less frequently than annually, the Liquidation Trustee shall make Distributions of all Cash and property that has become deliverable during the preceding quarter.
The Liquidation Trustee shall make reasonable efforts to update or correct contact information for recipients of undeliverable Distributions; provided, however, nothing contained in this Combined Plan and Disclosure Statement shall require the Liquidation Trustee to locate any Holder of an Allowed Claim or Allowed Equity Interest.
J.     Unclaimed Distributions
Any Cash or other property to be distributed under this Combined Plan and Disclosure Statement shall revert to the Rentech Liquidation Trust or the Debtors, as applicable, if it is not claimed by the Entity on or before the Unclaimed Distribution Deadline. If such Cash or other property is not claimed on or before the Unclaimed Distribution Deadline, the Distribution made to such Entity shall be deemed to be reduced to zero. Any Distribution that remains unclaimed one hundred and twenty (120) days after the final Distribution is made shall be paid to a 501(c)(3) charity, such as the American Bankruptcy Institute or other institution determined by the Liquidation Trustee, which is not related to and/or associated with the Debtors, the Liquidation Trustee, BMO, the Prepetition Agent, or the Prepetition Lenders.
K.                 De Minimis Distributions
The Liquidation Trustee shall not distribute Cash to the Holder of an Allowed Claim or Allowed Equity Interest if the amount of Cash to be distributed on account of such Claim or Interest is less than $25.00 in the aggregate. Any holder of an Allowed Claim or Allowed Equity Interest on account of which the amount of Cash to be distributed is less than $25.00 in the aggregate will be forever barred from receiving any Distribution under this Combined Plan and Disclosure Statement for such Allowed Claim or Allowed Equity Interest. Any Cash not distributed pursuant to this Article X of this Combined Plan and Disclosure Statement will be the property of the Estates or the Rentech Liquidation Trust.
L.                 Setoff
The Debtors or the Liquidation Trustee, as the case may be, retain the right to reduce any Claim by way of setoff in accordance with their Books and Records, provided that the Debtors or the Liquidation Trustee shall provide the Holders of such Claims no less than ten (10) days’ written notice of the proposed setoff, and if the Holder of such Claim timely objects to the proposed setoff, such setoff or recoupment may not be effectuated without prior approval of the Bankruptcy Court.

XI. IMPLEMENTATION AND EFFECT OF CONFIRMATION OF COMBINED PLAN AND DISCLOSURE STATEMENT
A.    Means for Implementation of this Combined Plan and Disclosure Statement
In addition to the provisions set forth elsewhere in this Combined Plan and Disclosure Statement, the following shall constitute the means for implementation of this Combined Plan and Disclosure Statement:
1.     Limited Substantive Consolidation.
This Combined Plan and Disclosure Statement provides for the limited substantive consolidation of the Debtors’ Estates, but solely for the purposes of this Combined Plan and Disclosure Statement, including making any Distributions to Holders of Claims. The Debtors propose limited substantive consolidation to avoid the inefficiency of proposing Entity- specific Claims for which there would be no impact on Distributions. On the Effective Date, (i) all assets and liabilities of the Debtors will, solely for Distribution purposes, be treated as if they were merged, (ii) each Claim against the Debtors will be deemed a single Claim against and a single obligation of the Debtors, (iii) any Claims filed or to be filed in the Chapter 11 Cases will be deemed single Claims against both of the Debtors, (iv) all guarantees of either Debtor of the payment, performance, or collection of obligations of the other Debtor shall be eliminated and canceled, (v) all transfers, disbursements, and Distributions on account of Claims made by or on behalf of any of the Debtors’ Estates hereunder will be deemed to be made by or on behalf of both of the Debtors’ Estates, and (vi) any obligation of the Debtors as to Claims or Equity Interests will be deemed to be one obligation of both of the Debtors. Holders of Allowed Claims or Allowed Equity Interests entitled to Distributions under this Combined Plan and Disclosure Statement shall be entitled to their share of assets available for Distribution without regard to which Debtor was originally liable for such Claim. Except as set forth herein, such limited substantive consolidation shall not (other than for purposes related to this Combined Plan and Disclosure Statement) affect the legal and corporate structures of the Debtors.
The Debtors propose limited substantive consolidation to avoid the inefficiency of proposing Entity-specific Claims for which there would be no impact on Distributions. Such limited substantive consolidation has been approved by the Bankruptcy Court under similar circumstances. See, e.g., In re BIND Therapeutics, Inc., No. 16-11084 (BLS), Docket No. 457 (September 26, 2016); In re Accuride Corp., No. 09-13449 (BLS), 2010 WL 5093173, at *10 (Bankr. D. Del. Feb. 18, 2010); In re Kaiser Aluminum Corp., No. 02-10429 (JKF), 2006 WL 616243, at *22 (Bankr. D. Del. Feb. 6, 2006).
2.     Funding of Liabilities and Distributions.
Distributions on account of Allowed Claims and Allowed Equity Interests and any Wind-Down Expenses shall be paid from: (a) Cash held by the Debtors as of the Effective Date, (b) any Cash obtained after the Effective Date resulting from the Non-Debtor Subsidiary Sales, and (c) additional Cash proceeds obtained after the Effective Date, if any, from all other sources, including the liquidation and collection of the Debtors’ remaining assets, litigation of Causes of Action and monetization of the Debtors’ interests in the other Non-Debtor Subsidiaries.
3.     Corporate Action; Effectuating Documents; Further Transactions.
On the Effective Date, all matters and actions provided for under this Combined Plan and Disclosure Statement that would otherwise require approval of the directors and officers of the Debtors shall be deemed to have been authorized and effective in all respects as provided herein and shall be taken without any requirement for further action by the directors and officers of the Debtors. The Debtors, the Post-Effective Date Debtors, or the Liquidation

Trustee, as applicable, are authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Combined Plan and Disclosure Statement.
B.                 Additional Means for Implementation
1.     Preservation of Right to Conduct Investigations
The preservation of the Rentech Liquidation Trust’s right to conduct investigations under Bankruptcy Rule 2004 is necessary and relevant to the Rentech Liquidation Trust and the administration of the Liquidation Trust Assets. Accordingly, any and all rights to conduct investigations under Bankruptcy Rule 2004 held by the Debtors prior to the Effective Date shall vest with the Rentech Liquidation Trust and shall continue until dissolution of the Rentech Liquidation Trust.
2.     Prosecution and Resolution of Causes of Action
From and after the Effective Date, prosecution and settlement of all Causes of Action shall be the sole responsibility of the Liquidation Trustee under this Combined Plan and Disclosure Statement and the Confirmation Order. From and after the Effective Date, the Liquidation Trustee shall have exclusive rights, powers, and interests of the Estates to pursue, settle, or abandon such Causes of Action as the sole representatives of the Estates under Bankruptcy Code Section 1123(b)(3). All Causes of Action that are not expressly released or waived under this Combined Plan and Disclosure Statement are reserved and preserved and vest in the Rentech Liquidation Trust in accordance with this Combined Plan and Disclosure Statement, including but not limited to, the following Claims and Causes of Action: (i) all Avoidance Actions; (ii) all Claims related to the Wawa Facility and the Debtors’ assumption of obligations related to the Wawa Facility; (iii) the April 2016 repurchase and retirement of

Rentech, Inc.‘s Series E Convertible Preferred Stock; and (iv) the 2017 transfer of CVR Common Units to funds managed by or affiliated with GSO, except to the extent any portion of such Causes of Action are subject to any releases provided in this Combined Plan and Disclosure Statement, the Confirmation Order or any other Final Order of the Bankruptcy Court. No Person may rely on the absence of a specific reference in this Combined Plan and Disclosure Statement or the Plan Supplement to any Cause of Action against it as any indication that the Debtors or the Liquidation Trustee will not pursue any and all available Causes of Action against such Person. The Liquidation Trustee expressly reserves all Causes of Action, except for Causes of Actions that are expressly released or waived under this Combined Plan and Disclosure Statement, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of confirmation or consummation of this Combined Plan and Disclosure Statement.
3.     Privileges as to Certain Causes of Action
Effective as of the Effective Date, all Privileges of the Debtors, including those relating to the Liquidation Trust Assets, shall be deemed transferred, assigned, and delivered to the Rentech Liquidation Trust, without waiver or release, and shall vest with the Rentech Liquidation Trust. The Liquidation Trustee shall hold and be the beneficiary of all such Privileges and is entitled to assert such Privileges. No such Privilege shall be waived by disclosures to the Liquidation Trustee of the Debtors’ documents, information, or communications subject to any Privilege. The Debtors’ Privileges, including those relating to the Liquidation Trust Assets, will remain subject to the rights of third parties under applicable law, including any rights arising from the common interest doctrine, the joint defense doctrine, joint attorney-client representation, or any agreement. Nothing contained herein or in the Confirmation Order, nor any Professional’s compliance herewith and therewith, shall constitute a breach of any Privileges of the Debtors.
XII. EXCULPATION, RELEASES AND INJUNCTIONS A.     Exculpation.
The Exculpated Parties shall not have or incur any liability for any act or omission taken or not taken in connection with or arising out of the Chapter 11 Cases, the negotiation and Filing of this Combined Plan and Disclosure Statement, the Filing of the Chapter 11 Cases, the settlement of Claims or renegotiation of Executory Contracts and leases, the pursuit of confirmation of this Combined Plan and Disclosure Statement, the consummation of this Combined Plan and Disclosure Statement, or the administration of this Combined Plan and Disclosure Statement or the property to be Distributed under this Combined Plan and Disclosure Statement, except for their willful misconduct or gross negligence or any obligations that they have under or in connection with this Combined Plan and Disclosure Statement or the transactions contemplated in this Combined Plan and Disclosure Statement.    Nothing herein shall prevent any exculpated party from asserting as a defense to any claim of willful misconduct or gross negligence that they reasonably relied upon the advice of counsel with respect to their duties and responsibilities under this Combined Plan and Disclosure Statement or otherwise. For the avoidance of doubt, this provision only applies to post-Petition Date acts or omissions.
B.                 Releases by the Debtors.
Effective as of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors and each of the Debtors’ successors and assigns, shall be deemed to, completely, conclusively, absolutely, unconditionally, irrevocably  and forever release, waive, void, and extinguish (A) each of the Debtors’ Related Persons from any Claim, Cause of Action, obligation, suit, judgment, damages, debt, right, remedy or liability, for any act or omission that took place prior to the Effective Date solely and exclusively in connection with or arising out of the Chapter 11 Cases, the negotiation and Filing of this Combined Plan and Disclosure Statement, the Filing of the Chapter 11 Cases, the settlement of Claims or renegotiation of Executory Contracts and leases, the pursuit of confirmation of this Combined Plan and Disclosure Statement, the consummation of this Combined Plan and Disclosure Statement, or the administration of this Combined Plan and Disclosure Statement, including the solicitation of votes, or the property to be distributed under this Combined Plan and Disclosure Statement, and, (B) subject to providing the Liquidation Trustee with their reasonable assistance as set forth in a letter from the officers to the Liquidation Trustee, each of the directors and officers 30 of the Debtors as of the Petition Date from any Claim, Cause of Action, obligation, suit, judgment, damages, debt, right, remedy or liability, for any act or omission that took place prior to the Petition Date in connection with either of the Debtors, except for Claims related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted gross negligence, actual fraud or willful misconduct, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to this Combined Plan and Disclosure Statement.
C.                 Releases by Holders of Claims and Other Parties.
30                 For purposes of clarity, these officers and directors are Nicole Sykes Powe, Paul Summers, Joe Herold, Bill Regan, Edward M. Stern, Halbert S. Washburn, Kevin Rendino, Ronald M. Sega, and Wesley K. Clark.

Effective as of the Effective Date, except for the rights that remain in effect from and after the Effective Date to enforce this Combined Plan and Disclosure Statement, for good and valuable consideration, the adequacy of which is hereby confirmed, and except as otherwise provided in this Combined Plan and Disclosure Statement or in the Confirmation Order, the Released Parties are deemed forever released by (i) subject to the last sentence of this Section XII.C, holders of all Claims who vote to either accept or reject this Combined Plan and Disclosure Statement but do not opt out of granting the releases set forth herein (a “Release Opt-Out”), (ii) the Prepetition Agent, (iii) the Prepetition Lenders, (iv) BMO, and (v) the Committee (and its current and former members in their individual capacities as members of the Committee), from any Claim, Cause of Action, obligation, suit, judgment, damages, debt, right, remedy or liability, for any act or omission (i) that took place prior to the Petition Date relating to and/or in connection with either of the Debtors, and (ii) in connection with, relating to, or arising out of the Chapter 11 Cases, the negotiation and Filing of this Combined Plan and Disclosure Statement, the Filing of the Chapter 11 Cases, the settlement of Claims or renegotiation of Executory Contracts and leases, the pursuit of confirmation of this Combined Plan and Disclosure Statement, the consummation of this Combined Plan and Disclosure Statement, or the administration of this Combined Plan and Disclosure Statement, including the solicitation of votes, or the property to be distributed under this Combined Plan and Disclosure Statement, except for Claims related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud or willful misconduct, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to this Combined Plan and Disclosure

Statement. For the avoidance of doubt, notwithstanding the foregoing, a Release Opt-Out solely means that such Holder (i) is electing to not release the Released Parties, and (ii) shall not impair, limit or effect in any way the exculpation of the Exculpated Parties as set forth in Section XII.A. of this Combined Plan and Disclosure Statement.
D.                 Injunctions Relating to Releases.
Effective as of the Effective Date, all Persons that hold, have held, or may hold a claim, Claim, Cause of Action, obligation, suit, judgment, damages, debt, right, remedy, or liability of any nature whatsoever, that is released or exculpated pursuant to this Combined Plan and Disclosure Statement (the “Released Claims”), shall be permanently, forever and completely stayed, restrained, prohibited, barred, and enjoined from taking any of the following actions, whether directly or indirectly, derivatively or otherwise, on account of or based on the subject matter of such Released Claims (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding (including, without limitation, any judicial, arbitral, administrative, or other proceeding) on account of the Released Claims in any forum, (ii) enforcing, attaching (including, without limitation, any prejudgment attachment), collecting, or in any way seeking to recover any judgment, award, decree, or other order on account of the Released Claims, (iii) creating, perfecting, or in any way enforcing in any matter, directly or indirectly, any lien on account of the Released Claims, and (iv) setting off (except to the extent such setoff was exercised prior to the Petition Date), seeking reimbursement or contributions from, or subrogation against, directly or indirectly, any amount against any liability or obligation owed to any Person on account of the Released Claims.
E.                 Injunctions to Protect Plan Assets.

Except as expressly otherwise provided in this Combined Plan and
Disclosure Statement, including Section XVI.D. hereof, or to the extent necessary to enforce the terms and conditions of this Combined Plan and Disclosure Statement, the Confirmation Order or a separate Order of the Bankruptcy Court, all Entities who have held, hold, or may hold Claims against or Equity Interests in the Debtors shall be permanently enjoined from taking any of the following actions against any of the assets to be distributed under this Combined Plan and Disclosure Statement on account of any such Claims or Equity Interests: (i) commencing or continuing, in any manner or in any place, any action, Cause of Action, or other proceeding; (ii) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or Order; (iii) creating, perfecting, or enforcing any Lien; (iv) asserting a setoff (except to the extent such setoff was exercised prior to the Petition Date), or the right of subrogation of any kind against any debt, liability, or obligation due to the Debtors; and (v) commencing or continuing, in any manner or in any place, any action, Cause of Action, or other proceeding against any of the assets to be distributed under this Combined Plan and Disclosure Statement that does not comply with or is inconsistent with the provisions of this Combined Plan and Disclosure Statement.
XIII. EXECUTORY CONTRACTS AND UNEXPIRED LEASES A.     Rejection of Executory Contracts and Unexpired Leases
On the Effective Date, all Executory Contracts not assumed before the Effective Date, or subject to a pending motion to assume as of the Effective Date, will be deemed rejected. The Confirmation Order shall constitute an Order approving such rejection as of the Effective Date.
B.                 Deadline for Filing Proofs of Claim Relating to Executory Contracts and Unexpired

Leases Rejected Pursuant to this Combined Plan and Disclosure Statement
If the rejection by the Debtors of an Executory Contract pursuant to this Combined Plan and Disclosure Statement gives rise to a Claim, a proof of claim must be submitted to the Balloting Agent at Rentech WP U.S. Inc. Claims Processing Center, c/o Prime Clerk LLC, 830 3rd Avenue, 3rd Floor, New York, N.Y. 10022, by no later than thirty (30) days after service of the notice of the Effective Date. Absent an Order of the Bankruptcy Court to the contrary, any proofs of claim not filed and served within such time period will be forever barred from receiving any Distribution under this Combined Plan and Disclosure Statement for such Claim. Unless otherwise Ordered by the Bankruptcy Court, all Claims arising from the rejection of Executory Contracts shall be treated as Class 3 Claims under this Combined Plan and Disclosure Statement. For the avoidance of doubt, any Claims arising from the rejection of an Executory Contract pursuant to a separate motion are subject to the Rejection Bar Date.
C. Debtors’ Obligations Pursuant to their Corporate Charters, Bylaws or other Organizational Documents
On the Effective Date, the Amended and Restated Articles of Incorporation, as Amended, of Rentech, Inc. shall be further amended as set forth in the Articles Amendment attached to the Plan Supplement to permit the Debtors to further authorize the sale of substantially all of the assets of the Non-Debtor Subsidiary Sellers pursuant to the Non-Debtor Subsidiary Sales and the sale of their interests in or the assets of other Non-Debtor Subsidiaries. By this Combined Plan and Disclosure Statement, the Debtors hereby assume all obligations pursuant to their corporate charters, bylaws, or other organization documents (as amended pursuant to the Articles Amendment and this Combined Plan and Disclosure Statement) to indemnify current officers, directors, agents, and/or employees with respect to all present and future actions, suits and proceedings against the Debtors or such directors, officers, agents, and/or employees, based upon any act or omission for or on behalf of the Debtors. All such obligations shall not be discharged or impaired by confirmation of this Combined Plan and Disclosure Statement. Notwithstanding the foregoing, any and all such related pre-Petition Date obligations (including prepetition indemnification obligations and prepetition cure obligations) shall constitute Class 3 Claims, without further recourse to the assets of or Distributions from the Debtors’ Estates. Notwithstanding the foregoing, any and all post-Petition Date indemnity obligations arising from post-Petition Date activities shall constitute Administrative Expense Claims, subject to Bankruptcy Code Section 503(b)(1)(A).
D. Debtors’ Insurance Policies
Nothing in this Combined Plan and Disclosure Statement and/or the Confirmation Order alters the rights and obligations of the Debtors (and their Estates) and the Debtors’ insurers (and third-party claims administrators) under the Insurance Policies or modifies the coverage or benefits provided thereunder or the terms or conditions thereof or diminishes or impairs the enforceability of the Insurance Policies. All of the Debtors’ rights and their Estates’ rights under any Insurance Policy to which the Debtors and/or the Debtors’ Estates are beneficiaries shall vest with the Rentech Liquidation Trust for the benefit of the beneficiaries of the Rentech Liquidation Trust and all of the beneficiaries of such Insurance Policies.
XIV. CONDITIONS PRECEDENT TO AND OCCURRENCE OF CONFIRMATION AND THE EFFECTIVE DATE
A. Conditions Precedent to Confirmation
The following are conditions precedent to Confirmation that must be satisfied or waived:
(i) The Confirmation Order shall be reasonably acceptable in form and substance to the Debtors; and

(ii) The Plan Supplement and any other exhibits or schedules incorporated as part of this Combined Plan and Disclosure Statement shall be reasonably acceptable in form and substance to the Debtors.
B. Conditions Precedent to the Effective Date
This Combined Plan and Disclosure Statement shall not become effective unless and until the following conditions shall have been satisfied or waived:
(i) Entry of the Confirmation Order; and
(ii) The Confirmation Order becomes a Final Order.
C. Establishing the Effective Date
The calendar date to serve as the Effective Date shall be a Business Day, on or promptly following the satisfaction or waiver of all conditions to the Effective Date, which date will be selected by the Debtors. On or within two (2) Business Days after the Effective Date, the Debtors shall file and serve a notice of occurrence of the Effective Date. Such notice shall contain, among other things, the Administrative Expense Bar Date, the deadline by which Professionals must file and serve any Fee Claims and the deadline to file a proof of claim relating to damages from the rejection of any Executory Contract pursuant to the terms of this Combined Plan and Disclosure Statement.
D. Effect of Failure of Conditions
If each condition to the Effective Date has not been satisfied or duly waived within forty-five (45) days after the Confirmation Date, then upon motion by any party in interest, made before the time that each of the conditions has been satisfied or duly waived and upon notice to such parties in interest as required by the Bankruptcy Code, the Bankruptcy Rules, or the Local Rules, or as the Bankruptcy Court may direct, the Confirmation Order may be vacated by the Bankruptcy Court; provided, however, that notwithstanding the filing of such motion, the Confirmation Order shall not be vacated if each of the conditions to the Effective Date is either satisfied or duly waived by the Debtors before any Order granting such relief becomes a Final Order. If the Confirmation Order is vacated pursuant to this section, this Combined Plan and Disclosure Statement shall be deemed null and void in all respects and nothing contained herein shall (A) constitute a waiver or release of any Claims by or against the Debtors, or (B) prejudice in any manner the rights of the Debtors.
In addition, if each condition to the Effective Date has not been satisfied or duly waived within forty-five (45) days after the Confirmation Date, the Debtors shall, on a quarterly basis until the earlier of the occurrence of the Effective Date or the date the Confirmation Order is vacated, File a notice with the Bankruptcy Court that indicates which conditions precedent to the Effective Date have not occurred and have not been duly waived.
E.                 Waiver of Conditions to Effective Date
The condition to the Effective Date of the Confirmation Order becoming a Final Order may be waived, in whole or in part, by the Debtors, without notice or an Order of the Bankruptcy Court.
XV. RETENTION OF JURISDICTION
Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, following the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases as is legally permissible, including, without limitation, such jurisdiction as is necessary to ensure that the interests and purposes of this Combined Plan and Disclosure Statement are carried out. The Bankruptcy Court shall have jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and this Combined Plan and Disclosure Statement pursuant to, and for the purposes of, Bankruptcy Code Sections 105(a) and 1142 and for, among other things, the following purposes:

(i) To hear and determine any objections to Claims and to address any issues relating to Disputed Claims;
(ii) To enter and implement such Orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;
(iii) To issue such Orders in aid of execution and consummation of this Combined Plan and Disclosure Statement, to the extent authorized by Bankruptcy Code Section 1142;
(iv) To consider any amendments to or modifications of this Combined Plan and Disclosure Statement, to cure any defect or omission, or reconcile any inconsistency in any Order of the Bankruptcy Court, including, without limitation, the Confirmation Order;
(v) To hear and determine all requests for compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under Bankruptcy Code Sections 330 or 503;
(vi) To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of this Combined Plan and Disclosure Statement;
(vii) To hear and determine matters concerning state, local and federal taxes in accordance with Bankruptcy Code Sections 346, 505 and 1146 (including, without limitation, any request by the Debtors or the Liquidation Trustee for an expedited determination of tax under Bankruptcy Code Section 505(b));
(viii) To hear any other matters as to which the Bankruptcy Court has jurisdiction;
(ix) To enter a final decree closing the Chapter 11 Cases;
(x) To ensure that Distributions to Holders of Allowed Claims and Allowed Equity Interests are accomplished pursuant to the provisions of this Combined Plan and Disclosure Statement;

(xi)     To decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date;
(xii)     To issue injunctions, enter and implement other Orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with the occurrence of the Effective Date or enforcement of this Combined Plan and Disclosure Statement, except as otherwise provided herein;
(xiii) To determine any other matters that may arise in connection with or related to this Combined Plan and Disclosure Statement, the Confirmation Order, the Liquidation Trust Agreement or any contract, instrument, release, indenture or other agreement or document created or implemented in connection with this Combined Plan and Disclosure Statement;
(xiv) To enforce, interpret, and determine any disputes arising in connection with any stipulations, orders, judgments, injunctions, exculpations, and rulings entered in connection with the Chapter 11 Cases (whether or not the Chapter 11 Cases have been closed, however if the Chapter 11 Cases are closed the Bankruptcy Court will not have jurisdiction until the Chapter 11
Cases are reopened);
(xv)     To resolve disputes concerning any reserves with respect to Disputed Claims or the administration thereof;
(xvi) To resolve any disputes concerning whether a Person or Entity had sufficient notice of the Chapter 11 Cases, the General Bar Date, the Governmental Unit Bar Date, the Supplemental Bar Date, the Rejection Bar Date, the Administrative Expense Bar Date, and/or the hearing on the approval of this Combined Plan and Disclosure Statement for the purpose of determining whether a Claim, or Equity Interest is discharged and/or enjoined hereunder or for any other purpose; and
(xvii) To resolve any other matter or for any purpose specified in this Combined Plan and Disclosure Statement, the Confirmation Order, the Liquidation Trust Agreement or any other document entered into in connection with any of the foregoing.
XVI. MISCELLANEOUS PROVISIONS
A.    Books and Records
On the Effective Date, the Debtors’ remaining books and records (the “Books and Records”) shall be transferred to the Post-Effective Date Debtors. The Liquidation Trustee shall be free to abandon, destroy or otherwise dispose of the Books and Records in compliance with applicable non-bankruptcy law at any time on and after the Effective Date, without the need for any other or further Order, provided that the Liquidation Trustee shall obtain consent from the Oversight Committee prior to abandoning any Books and Records.
B.     Transfer of the Debtors’ Assets
Except as otherwise provided herein, any assets that are property of the Debtors’ Estates on the Effective Date including, without limitation, any Causes of Action, shall transfer to the Rentech Liquidation Trust on the Effective Date. Thereafter, the Rentech Liquidation Trust (at the direction of the Liquidation Trustee) may use, acquire and dispose of such property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules or Bankruptcy Court approval. Except as specifically provided in this Combined Plan and Disclosure Statement or the Confirmation Order, as of the Effective Date, all property of the Debtors that has been transferred to the Rentech Liquidation Trust shall be free and clear of any Liens, Claims, encumbrances and interests of any kind.

C.     Termination of Injunctions or Stays
Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under Bankruptcy Code Sections 105 or 362 or otherwise, and extant on the Confirmation Date shall terminate on the Effective Date, at which time the injunctions and stays set forth in this Combined Plan and Disclosure Statement shall take effect.
D.    Amendment or Modification of this Combined Plan and Disclosure Statement
Alterations, amendments or modifications of this Combined Plan and Disclosure Statement may be proposed in writing by the Debtors with the consent of the Committee, at any time before the Confirmation Date, provided that (i) such alterations, amendments, or modifications shall be in compliance with Bankruptcy Code Section 1127(a) and Bankruptcy Rule 3019(a), (ii) this Combined Plan and Disclosure Statement, as altered, amended, or modified, satisfies the conditions of Bankruptcy Code Sections 1122 and 1123, and (iii) the Debtors shall have complied with Bankruptcy Code Section 1125.
E.     Severability
In the event the Bankruptcy Court determines, before the Confirmation Date, that any provision in this Combined Plan and Disclosure Statement is invalid, void or unenforceable, such provision shall be invalid, void or unenforceable with respect to the Holder or Holders of such Claims or Equity Interests as to which the provision is determined to be invalid, void or unenforceable. The invalidity, voidability or unenforceability of any such provision shall in no way limit or affect the enforceability and operative effect of any other provision of this Combined Plan and Disclosure Statement.

F.     Revocation or Withdrawal of this Combined Plan and Disclosure Statement
The Debtors reserve the right to revoke or withdraw this Combined Plan and Disclosure Statement before the Confirmation Date. If the Debtors revoke or withdraw this Combined Plan and Disclosure Statement before the Confirmation Date, then this Combined Plan and Disclosure Statement shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any Claims by or against the Debtors.
G.     Binding Effect
This Combined Plan and Disclosure Statement shall be binding upon and inure to the benefit of the Debtors, the Holders of Claims and the Holders of Equity Interests, and their respective successors and assigns.
H.     Notices
All notices, requests and demands to or upon the Liquidation Trustee, the Post-Effective Date Debtors or the Debtors, as applicable, to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as shall be set forth in the Confirmation Order.
I.     Governing Law
Except to the extent the Bankruptcy Code, Bankruptcy Rules or other federal law is applicable, or to the extent an exhibit to this Combined Plan and Disclosure Statement provides otherwise, the rights and obligations arising under this Combined Plan and Disclosure Statement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such jurisdiction.

J.     Withholding and Reporting Requirements
In connection with the consummation of this Combined Plan and Disclosure Statement, the Debtors, the Post-Effective Date Debtors and Liquidation Trustee shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements. Notwithstanding the above, each Holder of an Allowed Claim or Allowed Equity Interest that is to receive a Distribution under this Combined Plan and Disclosure Statement shall have the sole and exclusive responsibility for providing any requested Tax Information or documentation to the Liquidation Trustee, and for the satisfaction and payment of any tax obligations imposed on such Holder by any Governmental Unit, including income, withholding and other tax obligations, on account of such Distribution. The Debtors and the Liquidation Trustee have the right, but not the obligation, to not make a Distribution until such Holder has (i) made arrangements satisfactory to any disbursing party for payment of any such tax obligations and (ii) provided any requested Tax Information or documentation to the Liquidation Trustee. The Debtors or Liquidation Trustee may require, as a condition to receipt of a Distribution, that the Holder of an Allowed Claim or Allowed Equity Interest complete and return a Form W-8 or W-9, or other applicable form, as applicable to each such Holder, and additional Tax Information. If the Debtors or Liquidation Trustee make such a request and the Holder fails to comply before the date that is 180 days after the request is made, the amount of such Distribution shall irrevocably revert to the Debtors or the Rentech Liquidation Trust and any Claim or Equity Interest in respect of such Distribution shall be disallowed and forever barred from receiving a Distribution under this Combined Plan and Disclosure Statement.

K.     Headings
Headings are used in this Combined Plan and Disclosure Statement for convenience and reference only, and shall not constitute a part of this Combined Plan and Disclosure Statement for any other purpose.
L.     Exhibits/Schedules
All exhibits and schedules to this Combined Plan and Disclosure Statement are incorporated into and are a part of this Combined Plan and Disclosure Statement as if set forth in full herein.
M.     Filing of Additional Documents
On or before substantial consummation of this Combined Plan and Disclosure Statement, the Debtors shall file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Combined Plan and Disclosure Statement.
N.    No Admissions
Notwithstanding anything herein to the contrary, nothing contained in this Combined Plan and Disclosure Statement shall be deemed as an admission by any Entity with respect to any matter set forth herein.
O.    Successors and Assigns
The rights, benefits and obligations of any Person or Entity named or referred to in this Combined Plan and Disclosure Statement shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such Person or Entity.
P.     Reservation of Rights
Except as expressly set forth herein, this Combined Plan and Disclosure Statement shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation

Order. None of the filing of this Combined Plan and Disclosure Statement, any statement or provision contained herein, or the taking of any action by the Debtors with respect to this Combined Plan and Disclosure Statement shall be or shall be deemed to be an admission or waiver of any rights of the Debtors or Holders of Claims or Equity Interests before the Effective Date.
Q.                 Implementation
The Debtors shall take all steps, and execute all documents, including appropriate releases, necessary to effectuate the provisions contained in this Combined Plan and Disclosure Statement.
R.                 Inconsistency
In the event of any inconsistency among this Combined Plan and Disclosure Statement and any other instrument or document created or executed pursuant to this Combined Plan and Disclosure Statement, the provisions of this Combined Plan and Disclosure Statement shall govern.
S.                 Dissolution of the Debtors
In connection with and following the closing of the Chapter 11 Cases, the Post- Effective Date Debtors are authorized to take any and all actions necessary to effect the Debtors’ dissolution for all purposes under applicable state law.
T.                 Termination of the Liquidation Trustee
After the Chapter 11 Cases are closed and the Liquidation Trustee has completed all of the tasks necessary in order to fully and completely wind down, dissolve and/or terminate the Debtors and to otherwise comply with its obligations under the terms of this Combined Plan and Disclosure Statement, the Liquidation Trustee shall have fully completed its duties under this

Combined Plan and Disclosure Statement and thereby shall be fully released and discharged of its duties and obligations to carry out the terms of this Combined Plan and Disclosure Statement.
U.                 Compromise of Controversies
Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution and other benefits provided under this Combined Plan and Disclosure Statement, the provisions of this Combined Plan and Disclosure Statement shall constitute a good faith compromise and settlement of all Claims or controversies resolved pursuant to this Combined Plan and Disclosure Statement and in these Chapter 11 Cases. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in this Combined Plan and Disclosure Statement and the Chapter 11 Cases, and the Bankruptcy Court’s findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, the Estates and all Holders of Claims and Equity Interests against the Debtors.
V.                 Request for Expedited Determination of Taxes
The Debtors and the Liquidation Trustee shall have the right to request an expedited determination under Bankruptcy Code Section 505(b) with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Petition Date through the Effective Date.
W.                 Fee Claims
On the later of (i) the Effective Date and (ii) the date the Bankruptcy Court enters an order approving the final fee applications of the applicable Professional, the Debtors shall pay all unpaid amounts approved by the Bankruptcy Court owing to such Professional relating to prior periods and for the period ending on the Effective Date.     Each Professional shall estimate its Professional Fee Claims due for periods that have not been billed as of the Effective Date. On or prior to thirty (30) days after service of notice of the Effective Date, each Professional shall File with the Bankruptcy Court its final fee application seeking final approval of all fees and expenses from the Petition Date through the Effective Date; provided that the Post-Effective Date Debtors or the Liquidation Trustee may pay retained Professionals or other Entities in the ordinary course of business after the Effective Date, without further Bankruptcy Court order. Objections to any Fee Claim must be Filed and served on the Liquidation Trustee and the requesting party no later than thirty (30) days after such Fee Claim is Filed with the Bankruptcy Court. For the avoidance of doubt, to the extent there is any conflict between the terms of this Combined Plan and Disclosure Statement and/or the Confirmation Order and the Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals [Docket No. 174], the Confirmation Order shall govern. Within ten (10) days after entry of a Final Order with respect to its final fee application, each Professional shall remit any overpayment to the Liquidation Trustee, and the Liquidation Trustee shall pay any unpaid amounts to each Professional.
X.     Postpetition Interest
Interest shall not accrue on any Claims or Interests, and no Holder of a Claim or Interest shall be entitled to interest accruing on or after the Petition Date. No prepetition Claim shall be Allowed to the extent it is for postpetition interest or other similar charges, except to the extent permitted for Holders of Allowed Secured Claims under Bankruptcy Code Section 506(b).
Y.    Dissolution of the Committee
Upon the occurrence of the Effective Date, the Committee shall dissolve automatically, whereupon its members, professionals, and agents shall be released from any duties and responsibilities in the Chapter 11 Cases and under the Bankruptcy Code, except with respect to
(i) obligations arising under confidentiality agreements, which shall remain in full force and effect, (ii) prosecuting applications for payment of fees and reimbursement of expenses of Professionals or attending to any other issues related to applications for payment of fees and reimbursement of expenses of Professionals, (iii) any motions or motions for other actions seeking enforcement of implementation of the provisions of this Combined Plan and Disclosure Statement, and (iv) prosecuting or participating in any appeal of the Confirmation Order or any request for reconsideration thereof.
Z. Exemption from Certain Taxes and Fees
Pursuant to Bankruptcy Code Section 1146(a), the making or delivery of any instrument or transfer from a Debtor to the Rentech Liquidation Trust, or to any other Person under this Combined Plan and Disclosure Statement, shall not be subject to any law imposing a stamp tax or similar tax.
Dated: April 4, 2018
Wilmington, Delaware
Rentech, Inc.
By: /s/ Paul Summers
Name: Paul Summers
Title: Chief Financial Officer
Dated: April 4, 2018
Wilmington, Delaware
Rentech WP U.S. Inc.
By: /s/ Paul Summers
Name: Paul Summers
Title: Chief Financial Officer

Exhibit A
Liquidation Trust Agreement

LIQUIDATION TRUST AGREEMENT PREAMBLE
This Liquidation Trust Agreement, dated as of [     ], 2018 (the
“Agreement”), which pertains to the administration of this Rentech Liquidation Trust (the
“Liquidation Trust”), is made effective as of the Effective Date1 of the Plan, by and among Rentech, Inc. and Rentech WP U.S., Inc., as debtors-in-possession (collectively, the “Debtors”), and Peter Kravitz, not individually, but solely in his capacity as trustee (the “Liquidation Trustee” and together with the Debtors, the “Parties”) in accordance with the Debtors’ Second Amended Combined Disclosure Statement and Chapter 11 Plan of Liquidation dated April [_], 2018 (including all exhibits thereto, as the same may be further amended, modified, or supplemented from time to time, the “Plan”) filed by the Debtors and such Plan having been confirmed pursuant to the entry of the Confirmation Order.
RECITALS:
(A)     On December 19, 2017 (the “Petition Date”), each of the Debtors filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) commencing their Chapter 11 cases (the “Chapter 11 Cases”);
(B)     On December 19, 2017, the Debtors filed the initial Debtors’ Combined Disclosure Statement and Chapter 11 Plan of Liquidation and a motion seeking an order confirming the Plan (the “Confirmation Order”) with the Bankruptcy Court, on February 15, 2018, the Debtors filed the Debtors’ Amended Combined Disclosure Statement and Chapter 11 Plan of Liquidation with the Bankruptcy Court, and on April [ ], 2018, the Debtors filed the Plan with the Bankruptcy Court;
(C)     The Plan provides for the creation of a post-confirmation Liquidation Trust to hold and administer the Debtors’ assets (the “Liquidation Trust Assets”), including certain Causes of Action, and distribute the proceeds therefrom to the Holders of Allowed Claims and Equity Interests, in accordance with the terms of this Agreement and the Plan. This Agreement is executed to establish the Liquidation Trust and to facilitate the Plan;
(D)     The Liquidation Trust is created on behalf of, and for the benefit of, the Liquidation Trust Beneficiaries;
(E)     The respective powers, authority, responsibilities and duties of the Liquidation Trustee shall be governed by this Agreement, the Plan, the Confirmation Order, other applicable orders issued by the Bankruptcy Court and, with respect to the Liquidation Trustee only, any obligations under Delaware law;
1 Capitalized terms used herein and not otherwise defined herein or when first used shall have the meanings set forth in the Plan.

(F)     This Agreement is intended to supplement, complement and implement the Plan. If any of the terms and/or provisions of this Agreement are inconsistent with the terms and/or provisions of the Plan, then the Plan shall govern except for inconsistencies or clarifications in furtherance of the Liquidation Trust as a liquidating trust for federal income tax purposes, in which case the terms and/or provisions of the Liquidation Trust shall govern; and
(G)     The Liquidation Trust is intended to qualify as a “liquidating trust” under the United States Internal Revenue Code of 1986, as amended, (the “IRC”) and the Treasury Regulations promulgated thereunder, specifically Treasury Regulation section 301.7701-4(d), and as such is a “grantor trust” for federal income tax purposes with the Liquidation Trust Beneficiaries treated as the grantors and owners of the Liquidation Trust. In particular, as specified in Revenue Procedure 94-45, 1994-2 C.B. 684 (July 11, 1994):
(i)                 The Liquidation Trust is organized for the primary purpose of liquidating the Liquidation Trust Assets, with no objective to conduct a trade or business except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidation Trust. The Liquidation Trust shall not be deemed a successor of the Debtors or their Estates;
(ii)     This Agreement provides that the Liquidation Trust Beneficiaries will be treated as the grantors of the Liquidation Trust and deemed owners of the Liquidation Trust Assets, and further, requires the Liquidation Trustee to file returns for the Liquidation Trust as a grantor trust pursuant to Treasury Regulation section
1.671-4(a);
(iii)     This Agreement provides for consistent valuations of the transferred property by the Liquidation Trustee and the Liquidation Trust Beneficiaries, and those valuations shall be used for all federal income tax purposes;
(iv)                All of the Liquidation Trust’s income is to be and will be treated as subject to tax on a current basis to the Liquidation Trust Beneficiaries who will be responsible for payment of any tax due;
(v)                 This Liquidation Trust contains a fixed or determinable termination date in that it will terminate as soon as practicable, but in no event later than the fifth (5th) anniversary of the Effective Date; provided, however, that, the Bankruptcy Court, upon motion by a party-in-interest within the six (6) month period prior to the fifth (5th) anniversary (or at least six (6) months prior to the end of an extension period), may extend the term of the Liquidation Trust for a finite period (not to exceed an additional three (3) years, together with any prior extensions, without a favorable ruling from the IRS that any further extension would not adversely affect the status of the Liquidation Trust as a liquidating trust for federal income tax purposes) if such an extension is warranted by the facts and based upon a finding that such an extension is necessary to the liquidating purpose of the Liquidation Trust, further provided adequate funding exists for such extension period as determined by the Bankruptcy Court;

(vi)     The investment powers of the Liquidation Trustee, other than those reasonably necessary to maintain the value of the Liquidation Trust Assets and to further the liquidating purpose of the Liquidation Trust, are limited to powers to invest in Permissible Investments (as defined herein); and
(vii)     The Liquidation Trustee is required to distribute to the Liquidation Trust Beneficiaries, at least once per twelve-month period, the Liquidation Trust’s net income plus all net proceeds from the sale, realization, settlement or liquidation of the Liquidation Trust Assets, except that the Liquidation Trustee may retain an amount of net proceeds or net income reasonably necessary to maintain the value of the Liquidation Trust Assets, to satisfy current and projected expenses of the Liquidation Trust, or to meet Claims and contingent liabilities (including Disputed Claims).
NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements contained herein and in the Plan, the Parties agree as follows:
DEFINITIONS
“Affiliates” means parents, subsidiaries, members, managers, limited    partners    and general partners.
“Agreement” has the meaning specified in the Preamble to this Agreement. “Bankruptcy Court” has the meaning specified in the Preamble to this Agreement. “Causes of Action” means all Causes of Action (as defined in the Plan) that are
Liquidation Trust Assets.
“Confidential Party” has the meaning specified in Section 18.4. “Debtors” has the meaning specified in the Preamble to this Agreement.
“Engagement Letter” means the engagement letter dated [ __ ], 2018 that is attached hereto as Exhibit A.
“IRS” means the Internal Revenue Service of the United States of America.
“Liquidation Trust” has the meaning specified in the Preamble to this Agreement.
“Liquidation Trust Asset Proceeds” means any and all proceeds from the Liquidation Trust Assets, including, without limitation, any cash or other property received from or in connection with the Liquidation Trust Assets or the prosecution, settlement or adjudication of any related Cause of Action.
“Liquidation Trust Beneficiaries” means the Holders of Allowed Claims. “Liquidation Trust Funds” has the meaning specified in Section 5.1.

3

“Liquidation Trustee” has the meaning specified in the Preamble to this Agreement or any successor thereto.
“Liquidation Trustee Non-Professionals” has the meaning specified in Section 15.l(b). “Liquidation Trustee Professionals” has the meaning specified in Section 15.1(a).
“Oversight Committee” means the members of the Committee that have agreed to serve on the Oversight Committee of the Liquidation Trust after the Effective Date or such other Persons as may be approved by the Bankruptcy Court thereafter.
“Parties” has the meaning specified in the Preamble to this Agreement. “Permissible Investments” has the meaning specified in Section 2.8.
“Person” means any individual, corporation, partnership, joint venture, association, trust, unincorporated organization, or other legal entity, or any governmental authority, entity, or political subdivision thereof.
“Petition Date” has the meaning specified in the Preamble to this Agreement. “Plan” has the meaning specified in the Preamble to this Agreement.
ARTICLE I.
NAME OF TRUST AND LIQUIDATION TRUSTEE
1.1.    Appointment of Liquidation Trustee
The name ofthe Liquidation Trust is the Rentech Liquidation Trust.
Peter Kravitz is hereby appointed to serve as the initial Liquidation Trustee under the Plan, and hereby accepts this appointment and agrees to serve in such capacity effective upon the Effective Date of the Plan and pursuant to the terms of the Plan, the Engagement Letter and this Agreement. A successor Liquidation Trustee shall be appointed as set forth in Section 12.1 in the event the Liquidation Trustee is removed or resigns pursuant to this Agreement or if the Liquidation Trustee otherwise vacates the position.
ARTICLE II.
DUTIES AND POWERS OF THE LIQUIDATION TRUSTEE
2.1.    Generally
The Liquidation Trustee shall be responsible for liquidating and administering (or abandoning, as the case may be) the Liquidation Trust Assets, including the Causes of Action, and taking actions on behalf of, and representing, the Liquidation Trust. The Liquidation Trustee shall have the authority to bind the Liquidation Trust within the limitations set forth herein, but

4

shall for all purposes hereunder be acting in the capacity of Liquidation Trustee and not individually.
2.2.     Scope of Authority ofLiquidation Trustee
Within the limitations set forth herein, and subject to the oversight of the Oversight Committee and the provisions set forth in this Agreement, the responsibilities and authority of the Liquidation Trustee shall include, without limitation:     (i) holding and administering the Liquidation Trust Assets, (ii) evaluating and determining strategy with respect to the Causes of Action and litigating Causes of Action, or settling, transferring, releasing or abandoning any and all Causes of Action on behalf of the Liquidation Trust, (iii) facilitating the prosecution or settlement of objections to or estimations of Claims asserted against the Liquidation Trust or the Liquidation Trust Assets,    (iv) calculating and implementing distributions to the Liquidation Trust Beneficiaries in accordance with the Plan and this Agreement, (v) filing all required tax returns for the Liquidation Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a), (vi) performing such acts as are necessary for the administration, resolution and wind-down of the Debtors after the Effective Date including, without limitation, preparing and filing final tax returns for the Debtors, and finalizing the wind -down of the Debtors’ 401(k) plan, as necessary, (vii) retaining Trustee Professionals and Trustee Non-Professionals as provided in the Plan or this Agreement, (viii) receiving reasonable compensation for performing services as Liquidation Trustee in accordance with the Engagement Letter and paying the reasonable fees, costs and expenses of any Trustee Professionals and Trustee Non-Professionals in accordance with the applicable provisions of this Agreement, (ix) providing periodic reports and updates to the Office of the United States Trustee regarding the status of the administration of the Liquidation Trust Assets and the assets, liabilities and transfers of the Liquidation Trust, and (x) carrying out such other responsibilities not specifically set forth herein as may be vested in the Liquidation Trustee pursuant to the Plan, this Agreement, Bankruptcy Court order, or as may be necessary and proper to carry out the provisions of the Plan or this Agreement.
2.3.     Obligations to Liquidation Trust and Beneficiaries
The Liquidation Trustee’s actions as Liquidation Trustee will be held to standards required under Delaware law.
2.4.     Additional Powers of Liguidation Trustee
In connection with the administration of the Liquidation Trust, subject to and except as otherwise set forth in this Agreement or the Plan, the Liquidation Trustee is hereby authorized to perform those acts necessary to accomplish the purposes of the Liquidation Trust. Without limiting, but subject to, the foregoing, the Liquidation Trustee shall, unless otherwise provided in this Agreement and subject to the limitations contained herein and in the Plan:
(1)                 be expressly authorized and required to hold legal title (on behalf of the Liquidation Trust as Liquidation Trustee, but not individually) to the Liquidation Trust Assets, including, but not limited to, the Causes of Action, and be expressly authorized to vote

5

any Claim or Equity Interest held by the Liquidation Trust in any case or proceeding under the Bankruptcy Code or otherwise and to receive any distribution therein;
(2)                 be expressly authorized and required to protect and enforce the rights to the Liquidation Trust Assets vested in the Liquidation Trust by the Plan by any method deemed appropriate in his discretion, including, without limitation, by judicial proceedings or pursuant to any applicable bankruptcy, insolvency, moratorium or similar law and general principles of equity, provided that any initiation of a judicial proceeding shall be done in consultation with the Oversight Committee;
(3)                 be expressly authorized and required to invest funds (in the manner set forth in Section 2.8), make distributions and pay any other obligations owed by the Liquidation Trust from the Liquidation Trust Assets as provided herein and in the Plan;
(4)     be expressly authorized and required to prosecute, defend, compromise, adjust, arbitrate, abandon, estimate, or otherwise deal with and settle, in accordance with the terms set forth in Article VI hereof, Claims against the Liquidation Trust or the Liquidation Trust Assets, provided that any initiation of a judicial proceeding shall be done in consultation with the Oversight Committee;
(5)                 be expressly authorized and required to pay expenses and make disbursements necessary to preserve, liquidate, and enhance the Liquidation Trust Assets;
(6)                 be expressly authorized to purchase such insurance coverage as the Liquidation Trustee, in his sole discretion, deems necessary and appropriate with respect to the liabilities and obligations of the Liquidation Trustee;
(7)                 be expressly authorized to purchase such insurance coverage as the Liquidation Trustee, in his sole discretion, deems necessary and appropriate with respect to real and personal property which may be or may become Liquidation Trust Assets;
(8)                be expressly authorized to retain and pay, as applicable, the Trustee Professionals and Trustee Non-Professionals as provided in, and subject to the terms of, this Agreement;
(9)                 be expressly authorized to settle, in his sole discretion, any and all Disputed Claims such that the remaining claim amount after the settlement is less than or equal to $500,000.00; provided, however, that the Liquidation Trustee may not settle any Disputed Claim where the remaining claim amount after the settlement exceeds $500,000.00 without approval of the Oversight Committee or the Bankruptcy Court;
(10)     be expressly authorized to incur any reasonable and necessary expenses in liquidating and converting the Liquidation Trust Assets to Cash, or otherwise administering the Liquidation Trust, as set forth in the Plan or this Agreement; and
(11)     be expressly authorized and required to assume such other powers as may be vested in or assumed by the Liquidation Trust pursuant to the Plan or Bankruptcy

6

Court order, or as may be necessary and proper to carry out the provisions of the Plan or this Agreement.
2.5.     General Authority of the Liquidation Trustee
Unless specifically stated otherwise herein, the Liquidation Trustee shall not be required to obtain Bankruptcy Court approval with respect to any proposed action or inaction: (a) authorized in this Agreement, or (b) specifically contemplated in the Plan.
2.6.     Limitation of Liquidation Trustee’s Authority: No On-Going Business
(a)                 The Liquidation Trustee shall have no power or authority except as set forth in this Agreement or in the Plan.
(b)     For federal income tax purposes, the Liquidation Trustee shall not be authorized to engage in any trade or business with respect to the Liquidation Trust Assets or any proceeds therefrom except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidation Trust. The Liquidation Trustee shall take such actions consistent with the prompt orderly liquidation of the Liquidation Trust Assets as required by applicable law and consistent with the treatment of the Liquidation Trust as a liquidating trust under Treasury Regulation section 301.7701-4(d), to the extent such actions are permitted by this Agreement.
2.7.     Other Activities
Reserved.
2.8.     Investment and Safekeeping of Liquidation Trust Assets
All monies and other assets received by the Liquidation Trustee shall, until distributed or paid over as herein provided, be segregated from all other monies and assets of the Liquidation Trustee, and further, shall be held in trust for the benefit of the Liquidation Trust Beneficiaries, but need not be segregated from other Liquidation Trust Assets, unless and to the extent required by the Plan. The Liquidation Trustee shall promptly invest any such monies in the manner set forth in this Section 2.8, but shall otherwise be under no liability for interest or income on any monies received by the Liquidation Trust hereunder and held for distribution or payment to the Liquidation Trust Beneficiaries, except as such interest shall actually be received. Investment of any monies held by the Liquidation Trust shall be administered in accordance with the general duties and obligations hereunder. The right and power of the Liquidation Trustee to invest the Liquidation Trust Assets, the proceeds thereof, or any income earned by the Liquidation Trust, shall be limited to the right and power to (i) invest such Liquidation Trust Assets (pending distributions in accordance with the Plan or this Agreement) in (a) short-term direct obligations of, or obligations guaranteed by, the United States of America or (b) short-term obligations of any agency or corporation which is or may hereafter be created by or pursuant to an act of the Congress of the United States as an agency or instrumentality thereof; or (ii) deposit such assets in demand deposits at any bank or trust company, which has, at the time of the deposit, a capital stock and surplus aggregating at least $1,000,000,000 (collectively, the “Permissible Investments”) provided, however, that the scope of any such Permissible

Investments shall be limited to include only those investments that a liquidating trust, within the meaning of Treasury Regulation section 301.7701-4(d), may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise.
ARTICLE III.
TERM AND COMPENSATION FOR LIQUIDATION TRUSTEE
3.1.     Compensation
(a)                 The Liquidation Trustee shall be entitled to receive compensation for services rendered on behalf of the Liquidation Trust and reimbursement of expenses as provided in the Engagement Letter or such other compensation as ordered by the Bankruptcy Court or approved by the Oversight Committee.
(b)                 All compensation and other amounts payable to the Liquidation Trustee and the Oversight Committee shall be paid out of the Liquidation Trust Funds.
3.2.    Termination
The duties, responsibilities and powers of the Liquidation Trustee and the Oversight Committee will terminate on the date the Liquidation Trust is dissolved and terminated pursuant to Section 16.1, or by an order of the Bankruptcy Court.
3.3.    No Bond
The Liquidation Trustee shall serve without bond.
3.4.    Removal
The Liquidation Trustee may be removed only for cause by the Oversight Committee or a Final Order of the Bankruptcy Court after notice and a hearing; provided however, that the Liquidation Trustee may not be removed until a successor Liquidation Trustee has been named or is capable of being named immediately upon such removal. For purposes of removing the Liquidation Trustee, “cause” shall mean gross negligence, breach of fiduciary duty, breach of trust, and reckless or willful mishandling of the Liquidation Trust Assets. Any fees and unreimbursed expenses that have been properly incurred by the Liquidation Trustee in accordance with the terms of this Agreement and the Engagement Letter that are owing to the Liquidation Trustee as of the date of the Liquidation Trustee’s removal shall be paid to the Liquidation Trustee within 5 days of the removal date.
3.5.    Resignation
The Liquidation Trustee may resign by giving not less than sixty (60) days’ prior written notice thereof to the Oversight Committee and/or the Bankruptcy Court.

8

ARTICLE IV.
PROVISIONS REGARDING DISTRIBUTIONS
4.1.     Priority and Method ofDistributions
(a)                 Generally. The Liquidation Trustee, on behalf of the Liquidation Trust, or such other Person as may be designated in accordance with this Agreement, will make distributions to the Liquidation Trust Beneficiaries in accordance with this Agreement and in accordance with the priorities set forth in, and the other provisions of, the Plan. Whenever any distribution to be made under the Plan or this Agreement is due on a day other than a Business Day, such distribution shall be made, without interest, on the immediately succeeding Business Day, but any such distribution will have been deemed to have been made on the date due.
(b)     Distribution of Liquidation Trust Assets and Proceeds Thereof. All Liquidation Trust Assets and all Liquidation Trust Asset Proceeds shall be distributed in accordance with the terms of this Agreement and of, and priorities established by, the Plan and Confirmation Order.
(c)                 Distribution of the Liquidation Trust Funds. Distributions will be made by the Liquidation Trustee in the following order of priority: (i) first, to satisfy the expenses of administering the Liquidation Trust, including reasonable fees and expenses of any attorneys, advisors, other professionals and employees employed by the Liquidation Trustee, and members of the Oversight Committee for expenses incurred as members of the Oversight Committee; and (ii) second, to make distributions to Liquidation Trust Beneficiaries in accordance with the terms of the Plan and this Agreement.
(d)                 Periodic Distribution Requirement.     Subject to the provisions of this Article IV and to the extent required to maintain grantor trust tax status, the Liquidation Trustee is required to distribute at least once per twelve-month period to the Liquidation Trust Beneficiaries the Liquidation Trust’s net income plus all net proceeds from the sale, realization, settlement or liquidation of the Liquidation Trust Assets, except that the Liquidation Trustee may retain an amount of net proceeds or net income reasonably necessary to maintain the value of the Liquidation Trust Assets, to satisfy current and projected expenses of the Liquidation Trust, and to meet Claims and contingent liabilities (including Disputed Claims). The Liquidation Trustee shall consult with the Oversight Committee prior to making any distributions to the Liquidation Trust Beneficiaries.
(e)     Withholding. The Liquidation Trustee may withhold from amounts distributable to any Person any and all amounts, to be determined in the Liquidation Trustee’s reasonable sole discretion, required by any law, regulation, rule, ruling, directive or other government equivalent of the United States or of any political subdivision thereof. To the extent that amounts are so withheld and paid over to the appropriate governmental entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.
(f)     Tax Identification Numbers and Tax Information. The Liquidation
Trustee is authorized to request and obtain from the Liquidation Trust Beneficiaries or any other

Person Forms W-8 and/or W-9 or such other forms or information relating to the Liquidation Trustee’s tax obligations or obligations to withhold as the Liquidation Trustee may reasonably request, and the Liquidation Trustee may condition any distribution to any Liquidation Trust Beneficiary or other distributee upon receipt of such forms or information.
4.2.    Delivery ofDistributions
Subject to the provisions of Federal Rule of Bankruptcy Procedure 2002(g), and except as otherwise provided herein, distributions and deliveries to the Liquidation Trust Beneficiaries shall be made at the address of each such Liquidation Trust Beneficiary set forth on the Debtors’ books and records unless superseded by (i) the address set forth on proofs of claim filed by any such Liquidation Trust Beneficiary or in the books and records of the transfer agent for the Debtors’ Equity Interests or (ii) the address provided in connection with a transfer pursuant to Section 14.1.
4.3.    Unclaimed Distributions
Any Cash or other property to be Distributed under the Plan shall revert to the Liquidation Trust or the Debtors, as applicable, if it is not claimed by the Entity on or before the Unclaimed Distribution Deadline. If such Cash or other property is not claimed on or before the Unclaimed Distribution Deadline, the Distribution made to such Entity shall be deemed to be reduced to zero. Any Distribution that remains unclaimed ninety (90) days after the final Distribution is made shall be paid to a charity exempt from taxation under Section 501(c)(3) of the IRC, such as the American Bankruptcy Institute, or such other charity as determined by the Liquidation Trustee.
ARTICLE V. TRUST FUNDING
5.1.    Trust Funding
The costs and expenses of the Liquidation Trust, including, without limitation, the compensation to and reimbursement of expenses of the Liquidation Trustee and the fees, costs and expenses of all professionals retained by the Liquidation Trustee in connection with the performance of the Liquidation Trustee’s duties in connection with this Agreement, and the expenses of the Oversight Committee, shall be initially paid from a fund set aside (the “Liquidation Trust Funds”) for payment of same on the Effective Date. The Liquidation Trust Funds shall not be subject to charge for claims against the Liquidation Trust, the Liquidation Trustee, or the Debtors’ Estates. Any funds remaining in the Liquidation Trust Funds after completion of the Liquidation Trustee’s activities and full payment of all costs and expenses of the Liquidation Trust including, without limitation, the fees, costs and expenses of the Liquidation Trustee and the professionals retained by the Liquidation Trustee, and the expenses of the Oversight Committee, shall be paid to the Liquidation Trust Beneficiaries according to the terms of the Plan and this Agreement.

ARTICLE VI.
PROCEDURES FOR RESOLUTION OF DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS OR EQUITY INTERESTS
6.1.     Objections to Claims; Prosecution of Disputed Claims
(a)                 The Liquidation Trustee, on behalf of the Liquidation Trust, shall have the exclusive right to object to the allowance of any Claims in Classes 1, 2, 3, 4 or 5 by no later than the Claims Objection Deadline. The Liquidation Trustee shall have the right to object to the allowance of Claims with respect to which the Liquidation Trustee disputes classification, liability or allowance in whole or in part. The Liquidation Trustee shall have the authority to settle, in his sole discretion, any and all such objections to Claims such that the remaining claim amount after the settlement is less than or equal to $500,000.00; provided, however, that the Liquidation Trustee may not settle any objection to a Claim where the remaining claim amount after the settlement exceeds $500,000.00 without Bankruptcy Court or Oversight Committee approval.
6.2.     Estimation of Claims
The Liquidation Trustee may at any time request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to Section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the Liquidation Trustee previously have objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. The Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. Subject to the provisions of Section 502(j) of the Bankruptcy Code, in the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, the amount so estimated shall constitute the maximum allowed amount of such Claim. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Liquidation Trustee may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned objection, estimation and resolution procedures are intended to be cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.
6.3.     Payments and Distributions on Disputed Claims
(a)                 Notwithstanding any provision hereof to the contrary, the Liquidation Trustee may, in his discretion, pay the undisputed portion of a Disputed Claim. Notwithstanding the foregoing, the Liquidation Trustee will set aside for each Holder of a Disputed Claim such portion of Cash as may be necessary to provide required distributions if that Claim were an Allowed Claim, either based upon the amount of the Claim as filed with the Bankruptcy Court or the amount of the Claim as estimated by the Bankruptcy Court.
(b)                 At such time as a Disputed Claim becomes, in whole or in part an Allowed Claim, the Liquidation Trustee shall distribute to the Holder thereof the distributions, if any, to which such Holder is then entitled under the Plan or this Agreement. Such distribution, if any, will be made as soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing such Disputed Claim becomes a Final Order. No interest will be paid on Disputed Claims that later become Allowed or with respect to any distribution in satisfaction thereof to a Holder.
ARTICLE VII.
LIABILITY AND EXCULPATION PROVISIONS
7.1.     Standard of Liability
(a)     In no event shall the Liquidation Trustee or his Professionals, Non- Professionals, Affiliates, representatives, employees, directors, officers or principals or members of the Oversight Committee be held personally liable for any claim, expense, liability or other obligation asserted against the Liquidation Trust. The Liquidation Trustee and all of his Non -Professionals, Professionals,    Affiliates, representatives, employees, directors, officers or principals and members of the Oversight Committee shall not be liable for any negligence or any error of judgment made in good faith with respect to any action taken or omitted to be taken in good faith, except to the extent that the action taken or omitted to be taken by each of the same or their respective Professionals, Non-Professionals, Affiliates, representatives, employees, directors, officers or principals or members of the Oversight Committee is determined by a Final Order to be solely due to their own respective gross negligence, willful misconduct, fraud or, solely in the case of the Liquidation Trustee, breach of fiduciary duty. Any act or omission taken with the approval of the Bankruptcy Court will be conclusively deemed not to constitute gross negligence or willful misconduct, provided, however, that nothing herein shall be deemed to limit the qualified immunity to which the Oversight Committee is entitled to under applicable law, which members of the Oversight Committee shall be entitled to enjoy the same protections and immunity as applicable to members of the Committee.
7.2.    Reliance by Liquidation Trustee
Except as otherwise provided herein:
(a)                 the Liquidation Trustee may rely, and shall be protected in acting upon, any resolution, certificate, statement, installment, opinion, report, notice, request, consent, order, or other paper or document reasonably believed to be genuine and to have been signed or presented by the proper party or parties;
(b)                 the Liquidation Trustee shall not be liable for any action reasonably taken or not taken by him in accordance with the advice of a Professional; and
(c)                 persons dealing with the Liquidation Trustee shall look only to the Liquidation Trust Funds to satisfy any liability incurred by the Liquidation Trustee to such person in carrying out the terms of this Agreement, and the Liquidation Trustee shall not have any personal obligation to satisfy any such liability, except to the extent that actions taken or not taken after the Effective Date by the Liquidation Trustee are determined by a Final Order to be solely due to the Liquidation Trustee’s own gross negligence, willful misconduct, fraud or breach of fiduciary duty.

7.3.     Exculpation; Indemnification
(a)                 Exculpation. From and after the Effective Date, the Liquidation Trustee, and his Professionals, Non-Professionals, Affiliates, representatives, employees,    directors, officers or principals and the Oversight Committee, shall be and hereby are exculpated by all Persons and Entities, including, without limitation, Holders of Claims and Equity Interests and other parties in interest, from any and all claims, causes of action and other assertions of liability arising out of the discharge of the powers and duties conferred upon said parties pursuant to or in furtherance of this Agreement, the Plan, or any order of the Bankruptcy Court or applicable law or otherwise, except only for actions taken or not taken, from and after the Effective Date only to the extent determined by a Final Order to be solely due to their own respective gross negligence, willful misconduct, fraud, or, solely in the case of the Liquidation Trustee, breach of fiduciary duty.
(b)                 No Holder of a Claim or Equity Interest or other party-in-interest will have or be permitted to pursue any claim or cause of action against the Liquidation Trustee or his Professionals, Non-Professionals, representatives, employees, directors, officers or principals or the Oversight Committee, for making payments in accordance with the Plan or this Agreement or for implementing the provisions of the Plan or this Agreement. Any act taken or not taken, in the case of the Liquidation Trustee, with the approval of the Bankruptcy Court, will be conclusively deemed not to constitute gross negligence, willful misconduct, or a breach of fiduciary duty.
(c)                 Indemnification. The Liquidation Trust shall indemnify, defend and hold harmless the Liquidation Trustee, his Professionals and Non-Professionals and members of the Oversight Committee, solely from Liquidation Trust Funds and Liquidation Trust Assets, from and against any and all claims, causes of action, liabilities, obligations, losses, damages or expenses (including attorneys’ fees and expenses) occurring after the Effective Date, other than to the extent determined by a Final Order to be solely due to their own respective gross negligence, willful misconduct, or, solely in the case of the Liquidation Trustee, breach of fiduciary duty, to the fullest extent permitted by applicable law.
ARTICLE VIII.
ESTABLISHMENT OF THE LIQUIDATION TRUST
8.1.     Transfer of Assets to Liquidation Trust; Assumption of Liabilities
Pursuant to the Plan, the Debtors and the Liquidation Trustee hereby establish the Liquidation Trust on behalf of the Liquidation Trust Beneficiaries, to be treated as the grantors and deemed owners of the Liquidation Trust Assets and the Debtors hereby transfer, assign, and deliver to the Liquidation Trust, on behalf of the Liquidation Trust Beneficiaries, all of their right, title, and interest in the Liquidation Trust Assets, including the related claims and Causes of Action of the Debtors, other than any claims and causes of action expressly waived, exculpated or released in accordance with the provisions of the Plan, notwithstanding any prohibition of assignability under applicable non-bankruptcy law. Such transfer includes, but is not limited to, all rights to assert, waive or otherwise exercise any attorney-client privilege, work product protection or other privilege, immunity, or confidentiality provision vested in, or controlled by, the Debtors. The Liquidation Trustee agrees to accept and hold the Liquidation

Trust Assets in the Liquidation Trust for the benefit of the Liquidation Trust Beneficiaries, subject to the terms of the Plan and this Agreement.
8.2.     Title to Assets
(a)                 On the Effective Date, the Debtors shall transfer the Liquidation Trust Assets to the Liquidation Trust for the benefit of the Liquidation Trust Beneficiaries. Notwithstanding any prohibition of assignability under applicable non-bankruptcy law, all assets and properties encompassed by the Plan shall vest in the Liquidation Trust in accordance with Section 1141 of the Bankruptcy Code. Upon the transfer of the Liquidation Trust Assets to the Liquidation Trust, the Debtors shall have no interest in or with respect to such Liquidation Trust Assets or the Liquidation Trust.
(b)     For all federal income tax purposes, all Parties and Liquidation Trust Beneficiaries shall treat the transfer of the Liquidation Trust Assets by the Debtors to the Liquidation Trust, as set forth in this Article VIII and in the Plan, as a transfer of such assets by the Debtors to the Liquidation Trust Beneficiaries entitled to distributions under this Agreement followed by a transfer by such Liquidation Trust Beneficiaries to the Liquidation Trust. Thus, the Beneficiaries shall be treated as the grantors and owners of a grantor trust for federal income tax purposes.
8.3.    Valuation of Assets
As soon as practicable after the Effective Date, the Liquidation Trustee (to the extent that the Liquidation Trustee deems it necessary or appropriate in his discretion), shall value the Liquidation Trust Assets based on the good faith determination of the Liquidation Trustee. The valuation shall be used consistently by all Parties and the Liquidation Trust Beneficiaries for all federal income tax purposes. The Bankruptcy Court shall resolve any dispute regarding the valuation of the Liquidation Trust Assets.
ARTICLE IX.
LIQUIDATION TRUST BENEFICIARIES
9.1.    Identification of Liquidation Trust Beneficiaries
In order to determine the actual names and addresses of the Liquidation Trust Beneficiaries, the Liquidation Trustee shall be entitled, but not required, to conclusively rely on (i) the names and addresses set forth in the Debtors’ Schedules, books and records or filed proofs of claim or (ii) the Debtors’ stock transfer agent. Each Liquidation Trust Beneficiary’s right to distribution from the Liquidation Trust, which is dependent upon such Liquidation Trust Beneficiary’s classification under the Plan, shall be that accorded to such Liquidation Trust Beneficiary under the Plan.

ARTICLE X. ADMINISTRATION
10.1.     Pur,pose of the Liquidation Trust
The Liquidation Trust shall be established for the primary purpose of liquidating its assets, in accordance with Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidation Trust. Accordingly, the Liquidation Trustee shall, in an expeditious but orderly manner, liquidate and convert to Cash the Liquidation Trust Assets, make timely distributions to the Liquidation Trust Beneficiaries and not unduly prolong its duration, and shall take or refrain from taking such other actions as may be necessary, in the Liquidation Trustee’s reasonable judgment, to preserve and maintain the status of the Liquidation Trust as a “liquidating trust” and as a “grantor trust” within the meaning of Treasury Regulation sections 301.7701-4(d) and 1.671-4(a). The Liquidation Trust shall not be deemed a successor-in-interest of the Debtors for any purpose other than as specifically set forth in this Agreement.
10.2.     Books and Records
The Liquidation Trustee shall maintain books and records relating to the administration of the Causes of Action and the distribution by the Liquidation Trustee of the proceeds therefrom in such detail and for such period of time as may be necessary to make full and proper accounting in respect thereof and to comply with applicable provisions of law. The Liquidation Trustee shall also maintain books and records relating to the administration of the Liquidation Trust Assets (including the Causes of Action), the income and expenses of the Liquidation Trust, and the payment of expenses of and liabilities of, claims against or assumed by, the Liquidation Trust in such detail and for such period of time as may be necessary to make full and proper accounting in respect thereof and to comply with applicable provisions of law. Except as otherwise provided herein or in the Plan, nothing in this Agreement requires the Liquidation Trustee to file any accounting or seek approval of any court with respect to the administration of the Liquidation Trust, or as a condition for making any payment or distribution out of the Liquidation Trust Assets. Subject to all applicable privileges, those Liquidation Trust Beneficiaries who hold, in the aggregate, 10% or more of the aggregate dollar value of the Allowed General Unsecured Claims or 5% or more of the total number of Allowed Equity Interests, shall have the right, in addition to any other rights they may have pursuant to this Agreement, under the Plan or otherwise, upon thirty (30) days’ prior written notice to the Liquidation Trustee, to request a reasonable inspection of the books and records held by the Liquidation Trustee, provided that, all costs associated with such inspection shall be paid in advance by such requesting Liquidation Trust Beneficiary, and further, if so requested, such Liquidation Trust Beneficiary shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Liquidation Trustee, and make such other arrangements as may be reasonably requested by the Liquidation Trustee, provided, further, that the Liquidation Trustee shall provide such additional statements, reports, submissions and information to the Oversight Committee as may reasonably be requested, including without limitation, periodic updates on the status of the Liquidation Trust, its assets (including tax refunds), and the projected timing of future distributions (to the extent known by the Liquidation Trustee).
10.3.    Compliance with Laws
Any and all distributions of Liquidation Trust Assets shall comply with all applicable laws and regulations, including, but not limited to, applicable federal and state tax and securities laws.
ARTICLE XI.
SUCCESSOR LIQUIDATION TRUSTEE
11.1.    Successor Liquidation Trustee
In the event the Liquidation Trustee is removed by the Bankruptcy Court or the Oversight Committee, resigns pursuant to this Agreement, or otherwise vacates his position, a successor Liquidation Trustee shall be appointed subject to the approval of the Bankruptcy Court or, on or after July 1, 2018, the Oversight Committee. If a successor Liquidation Trustee is not so appointed, then the Bankruptcy Court or, on or after July 1, 2018, the Oversight Committee shall appoint a successor in accordance with the best interests of the Liquidation Trust Beneficiaries. Any successor Liquidation Trustee appointed hereunder shall execute an instrument accepting such appointment. Thereupon, such successor Liquidation Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts and duties of his/her predecessor in the Liquidation Trust with like effect as if originally named herein; provided, however, that a removed or resigning Liquidation Trustee shall, nevertheless, when requested in writing by the successor Liquidation Trustee, execute and deliver any reasonable instrument or instruments conveying and transferring to such successor Liquidation Trustee all the estates, properties, rights, powers, and trusts of such removed or resigning Liquidation Trustee.
ARTICLE XII. DISPUTED CLAIMS RESERVE
12.1.    Disputed Claims Reserve
The Liquidation Trustee shall maintain a reserve for any distributable amounts required to be set aside on account of Disputed Claims and shall distribute such amounts (net of any expenses, including any taxes relating thereto), as provided in the Plan and in this Agreement, as such Disputed Claims are resolved by Final Order, and such amounts shall be distributable in respect of such Disputed Claims as such amounts would have been distributable had the Disputed Claims been Allowed Claims as of the Effective Date.

16

ARTICLE XIII. REPORTING
13.1.    Annual and Final Reports
As soon as practicable after the end of each calendar year, and as soon as practicable upon termination of the Liquidation Trust, the Liquidation Trustee shall submit to the Bankruptcy Court a written report including (i) financial statements of the Liquidation Trust at the end of that calendar year or period, and (ii) the receipts and disbursements of the Liquidation Trustee for such period.
13.2.    Federal Income Tax
(a)                 Grantor Trust Status. Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the issuance of applicable Treasury Regulations, the receipt by the Liquidation Trustee of a private letter ruling if the Liquidation Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Liquidation Trustee), the Liquidation Trustee shall file tax returns for the Liquidation Trustee as a grantor trust pursuant to Treasury Regulation section 1.671-4(a).
(b)     Allocations of Liquidation Trust Taxable Income.     Subject to the provisions of Section 13.2(a) hereof, allocations of Liquidation Trust taxable income shall be determined by reference to the manner in which an amount of cash equal to such taxable income would be distributed (without regard to any restriction on distributions described herein) if, immediately prior to such deemed distribution, the Liquidation Trust had distributed all of its other assets (valued for this purpose at their tax book value) to the Liquidation Trust Beneficiaries (treating any Holder of a Disputed Claim, for this purpose, as a current Liquidation Trust Beneficiary entitled to distributions), taking into account all prior and concurrent distributions from the Liquidation Trust (including any distributions held in reserve pending the resolution of Disputed Claims). Similarly, taxable losses of the Liquidation Trust will be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining Liquidation Trust Assets. The tax book value of the Liquidation Trust Assets for this purpose shall equal their fair market value on the Effective Date or, if later, the date such assets were acquired by the Liquidation Trust, adjusted in either case in accordance with tax accounting principles prescribed by the IRC, the Treasury Regulations and any other applicable administrative and judicial authorities and pronouncements.
(c)                 Tax Reporting Duties of Liquidation Trustee. Within sixty (60) days following the end of each calendar year, the Liquidation Trustee shall prepare and distribute a statement setting forth the information necessary for each Liquidation Trust Beneficiary to determine its share of items of income, gain, loss, deduction or credit for United States federal income tax purposes.

17

13.3.    Other
The Liquidation Trustee shall file (or cause to be filed) any other statement, returns or disclosures relating to the Liquidation Trust or the Liquidation Trust Assets, that are required by the IRS or any other Governmental Unit.
ARTICLE XIV.
TRANSFER OF LIQUIDATION TRUST BENEFICIARIES’ INTERESTS
14.1.    Transfer of Liquidation Trust Beneficiaries’ Interests
The beneficial interests that are owned by the Liquidation Trust Beneficiaries shall not be certificated. The interest of a Liquidation Trust Beneficiary shall be freely transferable by such Liquidation Trust Beneficiary; provided, however, that any transfer by a Liquidation Trust Beneficiary to another party will not be effective until and unless (i) the Liquidation Trustee receives written notice of such transfer executed by the appropriate party, (ii) the proposed transfer complies with all applicable securities laws, and (iii) the Liquidation Trustee receives address information and any tax information reasonably requested by the Liquidation Trustee (including, without limitation, IRS Forms W-8 or W-9) from the transferee and from the transferor. In the case of a deceased individual Liquidation Trust Beneficiary, his or her executor or administrator shall succeed to such decedent’s interests. The Liquidation Trustee shall not be required to record any transfer in favor of any transferee which, in the sole discretion of the Liquidation Trustee, is or might be construed to be ambiguous or to create uncertainty as to the holder of the interest in the Liquidation Trust. Until a transfer is in fact recorded on the books and records maintained by the Liquidation Trustee for the purpose of identifying Liquidation Trust Beneficiaries, the Liquidation Trustee, whether or not in receipt of documents of transfer or other documents relating to the transfer, may nevertheless make distributions and send communications to Liquidation Trust Beneficiaries, as though he has no notice of any such transfer, and in so doing the Liquidation Trustee shall be fully protected and incur no liability to any purported transferee or any other Entity.
ARTICLE XV.
LIQUIDATION TRUSTEE PROFESSIONALS
AND NON-PROFESSIONALS
15.1.    Retention of Liquidation Trustee Professionals and Non-Professionals
(a)                 The Liquidation Trustee shall have the right to retain his own professionals including, without limitation, claims, disbursing and transfer agents, legal counsel, accountants, experts and other agents or advisors, as the Liquidation Trustee deems appropriate (the “Liquidation Trustee Professionals”) and on such terms as the Liquidation Trustee deems appropriate. The Liquidation Trustee Professionals shall be compensated in accordance with Section 15.2 hereof. The Liquidation Trustee Professionals so retained need not be “disinterested” as that term is defined in the Bankruptcy Code and may include, without limitation, counsel and financial advisors of the Debtors or the Committee, provided, however, that the retention of professionals other than counsel and financial advisors of the Debtors or the

18

Committee shall require prior consent of the Oversight Committee or approval of the Bankruptcy Court.
(b)     The Liquidation Trustee shall have the right to retain non-professionals including, without limitation, employees, independent contractors or other agents as the Liquidation Trustee deems appropriate (the “Liquidation Trustee Non-Professionals”) and on such terms as the Liquidation Trustee deems appropriate. Such Liquidation Trustee Non -Professionals shall be compensated in accordance with Section 15.2 hereof. The Liquidation Trustee Non-Professionals so retained need not be “disinterested” as that term is defined in the Bankruptcy Code and may include, without limitation, employees, independent contractors or agents of the Debtors or the Committee.
15.2. Payment to Liquidation Trustee Professionals and Liquidation Trustee Non - Professionals
(a)                 After the Effective Date, Liquidation Trustee Professionals shall be required to submit reasonably detailed invoices on a monthly basis to the Liquidation Trustee, including in such invoices a description of the work performed, who performed such work, and if billing on an hourly basis, the hourly rate of each such person, plus an itemized statement of expenses. The Liquidation Trustee shall pay those invoices ten (10) days after a copy of such invoices is provided to the Liquidation Trustee, without Bankruptcy Court approval, unless the Liquidation Trustee objects. If there is a dispute as to a part of an invoice, the Liquidation Trustee shall pay the undisputed portion and the Bankruptcy Court shall resolve any disputed amount.
(b)                 After the Effective Date, Liquidation Trustee Non-Professionals shall be required to submit to the Liquidation Trustee periodic invoices containing information with sufficient detail to assess the reasonableness of the fees and charges. The Liquidation Trustee shall pay those invoices ten (10) days after a copy of such invoices is provided to the Liquidation Trustee, without Bankruptcy Court approval, unless the Liquidation Trustee objects. If there is a dispute as to a part of an invoice, the Liquidation Trustee shall pay the undisputed portion and the Bankruptcy Court shall resolve any disputed amount.
(c)                 After the Effective Date, members of the Oversight Comittee shall be required to submit to the Liquidation Trustee periodic expense statements, if any, containing information with sufficient detail to assess the reasonableness of the charges. The Liquidation Trustee shall pay those invoices ten (10) days after a copy of such invoices is provided to the Liquidation Trustee, without Bankruptcy Court approval, unless the Liquidation Trustee objects. If there is a dispute as to a part of an invoice, the Liquidation Trustee shall pay the undisputed portion and the Bankruptcy Court shall resolve any disputed amount.
(d)     All payments to Liquidation Trustee Professionals, Liquidation Trustee Non-Professionals or the Oversight Committee shall be paid out of the Liquidation Trust Funds.

19

ARTICLE XVI.
TERMINATION OF LIQUIDATION TRUST
16.1.    Duration and Extension
Notwithstanding any provision of the Plan to the contrary, the Liquidation Trust will terminate as soon as practicable, but in no event later than the fifth (5th) anniversary of the Effective Date; provided, however, that, the Bankruptcy Court, upon motion by a party-in -interest within the six (6) month period prior to the fifth (5th) anniversary (or at least six (6) months prior to the end of an extension period), may extend the term of the Liquidation Trust for a finite period (not to exceed an additional three (3) years, together with any prior extensions, without a favorable ruling from the IRS that any further extension would not adversely affect the status of the Liquidation Trust as a liquidating trust for federal income tax purposes) if such an extension is warranted by the facts and based upon a finding that such an extension is necessary to the liquidating purpose of the Liquidation Trust, further provided adequate funding exists for such extension period as determined by the Bankruptcy Court.
16.2.    Diligent Administration
The Liquidation Trustee shall, as applicable, (i) not unduly prolong the duration of the Liquidation Trust; (ii) at all times endeavor to resolve, settle or otherwise dispose of all claims that constitute Liquidation Trust Assets; (iii) effect the liquidation and distribution of the Liquidation Trust Assets to the Liquidation Trust Beneficiaries in accordance with the terms hereof, and; (iv) endeavor to terminate the Liquidation Trust as soon as reasonably practicable.
ARTICLE XVII.
AMENDMENT AND WAIVER
17.1.     Amendment and Waiver.
Any substantive provision of this Agreement may be materially amended or waived only with the written consent of the Liquidation Trustee and the Oversight Committee or by order of the Bankruptcy Court if necessary to implement the Plan; provided, however, that no change may be made to this Agreement that would adversely affect the federal income tax status of the Liquidation Trust as a “grantor trust.” Technical or non-material amendments to or waivers of portions of this Agreement may be made as necessary, to clarify this Agreement or to enable the Liquidation Trust to effectuate the terms of this Agreement, with the consent of the Liquidation Trustee.
ARTICLE XVIII.
MISCELLANEOUS PROVISIONS
18.1.    Intention of Parties to Establish Grantor Trust
This Agreement is intended to create a grantor trust for United States federal income tax purposes and, to the extent provided by law, shall be governed and construed in all respects as a grantor trust.

20

18.2.    Preservation of Privilege
In connection with the vesting and transfer of the Liquidation Trust Assets, including rights and Causes of Action, any attorney-client privilege, work-product protection, or other privilege or immunity attaching or relating to any documents or communications (of any kind, whether written or oral, electronic or otherwise) held by the Debtors shall be transferred to the Liquidation Trust and shall vest in the Liquidation Trust. Accordingly, in connection with the prosecution and/or investigation of the Causes of Action by the Liquidation Trustee, any and all directors, officers, employees, counsel, agents, or attorneys-in-fact, of the Debtors, cannot assert any attorney-client privilege, work product protection, or other privilege or immunity attaching or relating to any documents or communications (of any kind, whether written or oral, electronic or otherwise) held by the Debtors or otherwise prevent, hinder, delay, or impede production or discussion of documents or communications requested by the Liquidation Trustee in discovery (whether formal or informal, and including without limitation, depositions, written discovery, and interviews). The Debtors and the Liquidation Trustee shall take all necessary actions to protect the transfer of such privileges, protections and immunities.
18.3.    Prevailing Party
Subject to Section 7.3(c) hereof, if the Liquidation Trustee or the Liquidation Trust, as the case may be, is the prevailing party in a dispute regarding the provisions of this Agreement or the enforcement thereof, then such prevailing party shall be entitled to collect any and all costs, expenses and fees, including attorneys’ fees, from the nonprevailing party incurred in connection with such dispute or enforcement action.
18.4.    Confidentiality
The Liquidation Trustee, and each of his employees, members, agents, professionals and advisors, including the Liquidation Trustee Professionals and Liquidation Trustee Non-Professionals, and members of the Oversight Committee (each a “Confidential Party” and collectively the “Confidential Parties”) shall hold strictly confidential and not use for personal gain any material, non-public information of which they have become aware in their capacity as a Confidential Party, of or pertaining to any Entity to which any of the Liquidation Trust Assets relates; provided, however, that such information may be disclosed if (a) it is now or in the future becomes generally available to the public other than as a result of a disclosure by the Confidential Parties, or (b) such disclosure is required of the Confidential Parties pursuant to legal process including but not limited to subpoena or other court order or other applicable laws or regulations. In the event that any Confidential Party is requested to divulge confidential information pursuant to this subparagraph (b), such Confidential Party shall promptly, in advance of making such disclosure, provide reasonable notice of such required disclosure to the Liquidation Trustee to allow him sufficient time to object to or prevent such disclosure through judicial or other means and shall cooperate reasonably with the Liquidation Trustee in making any such objection, including but not limited to appearing in any judicial or administrative proceeding in support of any objection to such disclosure.
21

18.5.    Laws as to Construction
This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to rules governing the conflict of law.
18.6.    Severability
Except with respect to provisions herein that are contained in the Plan, if any provision of this Agreement or the application thereof to any person or circumstance shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and shall be valid and enforceable to the fullest extent permitted by law.
18.7.    Oversight Committee
In furtherance of the Plan, on the Effective Date, the Oversight Committee shall be established to oversee the implementation of the Plan. The Oversight Committee shall have access to the Liquidation Trustee and the right to consult with and, to the extent provided in this Agreement, direct the Liquidation Trustee in connection with the administration and implementation of the Plan on and after the Effective Date as set forth in this Agreement. The Oversight Committee shall initially consist of members of the Committee who, prior to the Effective Date, express desire to serve on the Oversight Committee.
18.8.    Notices
Any notice or other communication hereunder shall be in writing and shall be deemed to have been sufficiently given, for all purposes, if delivered by facsimile (at the numbers set forth below) and deposited, postage prepaid, in a post office or letter box addressed to the person (or their successors or replacements) for whom such notice is intended at such address as set forth below, or such other addresses as may be filed with the Bankruptcy Court:
Liquidation Trustee:
Province, Inc.
Attn: Peter Kravitz
2360 Corporate Circle, Suite 330
Henderson, NV 89074
Facsimile: 702-685-5556
E-mail: pkravitz@provincefirm.com
With a copy to:
Attn:      Facsimile: ——-

22

E-mail:
18.9.    Notices if to a Liquidation Trust Beneficiary
Any notice or other communication hereunder shall be in writing and shall be deemed to have been sufficiently given, for all purposes, if deposited, postage prepaid, in a post office or letter box addressed to the person for whom such notice is intended to the name and address set forth on such Liquidation Trust Beneficiary’s proof of claim or such other notice filed with the Bankruptcy Court and the Liquidation Trust, or if none of the above has been filed, to the address set forth in the Debtors’ Schedules or books and records or provided by the transfer agent for the Debtors’ Equity Interests or provided to the Liquidation Trustee pursuant to Section 14.1.
18.10. Survivability
Notwithstanding any Provision of the Plan to the contrary, the terms and provisions of this Agreement shall remain fully binding and enforceable notwithstanding any vacancy in the position of the Liquidation Trustee.
18.11. Headings
The section headings contained in this Agreement are solely for the convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.
18.12. Conflicts with Plan Provisions
Except as otherwise expressly stated herein, if any of the terms and/or provisions of this Agreement conflict with the terms and/or provisions of the Plan, then the Plan shall govern.

23

IN WITNESS WHEREOF, the Parties hereto have either executed and acknowledged this Agreement, or caused it to be executed and acknowledged on their behalf by their duly authorized officers all as of the date first above written.
Peter Kravitz not individually but solely as
Liquidation Trustee
By: —————————————— -
Name: Peter Kravitz
RENTECH, INC.
By: —————————————— -
Name:
Title:
RENTECH WP U.S., INC.
By: ——————————————-
Name:
Title:

24

Exhibit A
Engagement Letter

25

Exhibit B
Corporate Organizational Chart

Rentech, Inc. and Consolidated Subsidiaries


RENTECH, INC. (Colorado)
100%
Rentech Services Corporation (Colorado)
95%
ClearFuels Technology Inc. (Hawaii)
100%
Rentech Development Corporation (Delaware)
100%
SilvaGas Corporation (Delaware)
100%
GCSEC Holdings, LLC (Delaware)
100%
RTK Canada Energy Holdings, ULC (British Columbia)
100%
DSHC, LLC (Delaware) Special purpose entity
100%
Rentech WP U.S. Inc. (Delaware)
Rentech Nitrogen Holdings, Inc. (Delaware)
Rentech Energy Technology Center, LLC (Colorado)
PDU
Gulf Coast Synthetic Energy Center LLC (Delaware)
Natchez Project
Olympiad Renewable Energy Centre, ULC (British Columbia)
Olympiad Project
RTK (Luxembourg) WP S.A.R.L. (Luxembourg)
50%
Rentech Graneel LLC (Delaware)
Fulghum Graneel Oliver, LLC (Georgia)
Fulghum Graneel Woodland, LLC (Georgia)
RTK WP Holdings, ULC (British Columbia)
RTK WP Canada, ULC (British Columbia)
Wawa Facility
RTK WP Dev Canada, ULC (British Columbia)
RTK WP2 Holdings, ULC (British Columbia)
RTK WP2 Canada, ULC (British Columbia)
Atikokan Facility
RTK WP3 Canada, ULC (British Columbia)
RTK WP4 Canada, ULC (British Columbia)
Chapais Facility
RTK WP5 Canada, ULC (British Columbia)
Botwood Facility
Fulghum Fibres, Inc. (Georgia)
Fulghum Fibres Collins, Inc. (Georgia)
Fulghum Fibres Florida, Inc. (Georgia)
Fulghum Fibrefuels, Ltd (Georgia)
West Monroe Fibre Processing Company, Inc. (Georgia)
50%
Fulghum Fibres New Zealand Limited (New Zealand)
87%
Fulghum Fibres Uruguay S.A. (Uruguay)
87.5%
Fulghum Fibres Chile S.A. (Chile)
99.99%
Forestal Pacifico S.A. (Chile)
99.99%
Forestal Los Andes S.A. (Chile)
New England Wood Pellet, LLC (Delaware)
RTK CAB LI (Delaware)
Schuyler Wood Pellet, LLC (Delaware)
Deposit Wood Pellet, LLC (Delaware)
---- = No Operations/Holding Company
ALL CAPS indicates publicly-traded entity

Exhibit C
Liquidation Analysis

Rentech WP U.S. Inc and Rentech, Inc.

Liquidation Analysis

Overview:

Presented below is a summary level liquidation analysis of Rentech WP U.S. Inc and Rentech, Inc. ("RTK WP" or "RTK") based on balance sheet assets and liabilities. We have not performed a review of a detailed trial balance in its analysis, and such a review would not likely result in material changes to the analysis and conclusions. We have made a number of important assumptions in the liquidation analysis. Certain key assumptions of the analysis are included below and on the following pages.

High level assumptions related to the scenario and analysis performed include the following:

Balance Sheet Date - Asset and liability values are sourced as noted below.

Chapter 7 Filing Date - Assumes the Debtors enter chapter 7 bankruptcy liquidation on February 1, 2018

Trustee - Assumes a Trustee is appointed to oversee the liquidation of the assets and manages distributions to creditors. The Trustee is assumed to be compensated at a percentage of distribution to

Process Timeline - Assumes the bankruptcy filing and final resolution process takes four to six months

Deductions - Certain deductions from recoveries are assumed to account for costs to carry and Chapter 7 Professional Fees

Rentech WP U.S. Inc and Rentech, Inc.

Liquidation Analysis

($ in '000s)

	Balance as of Nov-17	Recovery Estimate % Low	Mid	High	Recovery Estimate $ Low (6 months)	Mid (4.5 months)	High (3 months)		Source
Balance Sheet Assets									
Cash and Equivalents - Unrestricted	$ 3,145.0	100%	100%	100%	$ 3,145.0	$ 3,145.0	$ 3,145.0		Forecasted cash balance at 2/1/18
Accounts Receivable (1)	111.4	0%	0%	0%	-	-	-		Schedule A/B part 3
Prepaid Expenses and Deposits (2)	1,901.9	0%	2%	3%	-	31.5	63.0		Schedule A/B part 2
Fixed Assets (Net) - PPE (3)	376.3	0%	1%	2%	-	3.8	7.5		11/30/17 Balance Sheet
Investment in Subsidiaries (4)	403,399.0	6%	7%	8%	23,000.0	28,000.0	32,000.0		11/30/17 Balance Sheet
Intercompany Receivables	657,715.8	0%	0%	0%	-	-	-		11/30/17 Balance Sheet
Deferred Taxes	22,384.5	0%	0%	0%	-	-	-		11/30/17 Balance Sheet
Total Assets	$ 1,089,033.9				$ 26,145.0	$ 31,180.3	$ 35,215.6	A	
Realizable Value					*2%*	*3%*	*3%*		
Deductions:									
Carrying Cost (5)					$ 1,337.4	$ 906.8	$ 725.4		
Chpt 7 Professional Fees (6)					450.0	375.0	300.0		
Chpt 11 Liquidating Trustee Fees					-	-	-		
Administrative Fees/Expenses					-	-	-		
KEIP					-	-	-		
Total Deductions					$ 1,787.4	$ 1,281.8	$ 1,025.4	B	
Proceeds Available for Distribution					**$ 24,357.6**	**$ 29,898.5**	**$ 34,190.2**	A-B=C	
Chpt 7 Trustee Fees (7)					754.0	920.2	1,049.0	D	
Proceeds Available to Secured Lenders					**$ 23,603.6**	**$ 28,978.3**	**$ 33,141.2**	C-D=E	
Secured Claims					$ 19,955.0	$ 19,955.0	$ 19,955.0	F	
Recoveries to Secured Creditors					*100%*	*100%*	*100%*	E/F=G	
Remaining to Unsecured Claims					**$ 3,648.6**	**$ 9,023.3**	**$ 13,186.2**	E-F=H	
Unsecured Claims					$ 24,300.0	$ 24,300.0	$ 24,300.0	I	
Recoveries to Unecured Creditors					*15%*	*37%*	*54%*	H/I=J	

See notes on the following page

Rentech WP U.S. Inc and Rentech, Inc.
Liquidation Analysis
Notes to Liquidation Analysis:
(I) Receivables noted are included as received in the forecasted cash balance as of February 1, 2018.
(2) Prepaid expenses consist primarily of insurance premiums, retainers and deposits on leases. Recovery of these amounts is not likely to be high as many of the insurance premiums are fully earned.
Approximately $63,000 in security deposits potentially recoverable.
(3) Fixed assets on balance sheet consists mostly of older computer equipment and software with marginal recoverable value.
(4) Assumes an EBITDA multiple of approximately 5.5x- 6.8x for NEWP business (current APA contemplates multiple of over 9x). Reduction of 50%- 75% for Fulghum from current APA. Due to small size of Atikokan and the hypothetical value of Fulghum SA (no current offer exists for Fulghum SA), we have assumed no recovery at low end and 50% of projected value at high end (mid range is average of the two).
(5) Assumes monthly carrying cost of 4 FTE’s at contract rate of $250/hour to assist in sale/winddown plus $25,000 monthly of other related costs. The total includes $113,400 in Priority Non-Tax Claims.
(6) Assumes $75,000/month for Chapter 7 bankruptcy
(7) Assumes percentage of disbursements payable to Trustee (25% of $0 - $4,999; 10% of $5,000 - $9,999; 5% of $10,000 - $999,999, 3% of$1,000,000 and greater)

Rentech WP U.S. Inc and Rentech, Inc.

Chapter 11 Analysis

Overview:

Presented below is a summary level chapter 11 recovery analysis of Rentech WP U.S. Inc and Rentech, Inc. ("RTK WP" or "RTK") based on balance sheet assets and liabilities. We have not performed a review of a detailed trial balance in this analysis, and such a review would not likely result in material changes to the analysis and conclusions. We have made a number of important assumptions in the analysis. Certain key assumptions of the analysis are included below and on the following page.

High level assumptions related to the scenario and analysis performed include the following:

Balance Sheet Date - Asset and liability values are sourced as noted below.

Liquidating Trustee - Assumes a Trustee is appointed to oversee the wind down of case as contemplated in Liquidation Trustee Agreement.

Process Timeline - Assumes the sales close as indicated in chart below.

Deductions - Certain deductions from recoveries are assumed to account for administrative costs not covered by cash on hand or DIP proceeds.

Rentech WP U.S. Inc and Rentech, Inc.

Chapter 11 Analysis

($ in '000s)

	Balance	Recovery Estimate % Low	Recovery Estimate % Mid	Recovery Estimate % High	Recovery Estimate $ Low *April*	Recovery Estimate $ Mid *March*	Recovery Estimate $ High *February*		Source
Balance Sheet Assets									
Cash and Equivalents - Unrestricted (1)	$ 3,145.0	16%	16%	16%	$ 500.0	$ 500.0	$ 500.0		Ending cash balance at confirmation
Accounts Receivable (2)	111.4	0%	0%	0%	-	-	-		Schedule A/B part 3
Prepaid Expenses and Deposits (3)	1,901.9	0%	2%	3%	-	31.5	63.0		Schedule A/B part 2
Fixed Assets (Net) - PPE (4)	376.3	0%	1%	2%	-	3.8	7.5		11/30/17 Balance Sheet
Investment in Subsidiaries (5)	403,399.0	9%	10%	11%	$ 35,976	$ 39,974	$ 43,574		11/30/17 Balance Sheet
Intercompany Receivables	657,715.8	0%	0%	0%	-	-	-		11/30/17 Balance Sheet
Deferred Taxes	22,384.5	0%	0%	0%	-	-	-		11/30/17 Balance Sheet
Total Assets	$ 1,089,033.9				$ 36,476.2	$ 40,508.8	$ 44,144.1	A	
Realizable Value					*3%*	*4%*	*4%*		
Deductions:									
Carrying Cost					$ -	$ -	$ -		
Chpt 7 Professional Fees					-	-	-		
Chpt 11 Liquidating Trustee Fees					125.0	100.0	75.0		
Bankruptcy Costs (6)					1,473.8	1,471.7	2,003.7		
KEIP (7)					1,417.4	1,574.9	1,679.5		
Total Deductions					$ 3,016.2	$ 3,146.6	$ 3,758.2	B	
Proceeds Available for Distribution					**$ 33,459.9**	**$ 37,362.2**	**$ 40,385.8**	**A-B=C**	
Chpt 7 Trustee Fees					-	-	-	D	
Proceeds Available to Secured Lenders					**$ 33,459.9**	**$ 37,362.2**	**$ 40,385.8**	**C-D=E**	
DIP Claims (8)					$ 3,000.0	$ 1,727.9	$ 107.7		
Secured Claims (8)					$ 19,955.0	$ 19,955.0	19,955.0	F	
Recoveries to Secured Creditors					*100%*	*100%*	*100%*	*E/F=G*	
Remaining to Unsecured Claims					**$ 10,504.9**	**$ 15,679.3**	**$ 20,323.1**	*E-F=H*	
Unsecured Claims					$ 24,300.0	$ 24,300.0	$ 24,300.0	I	
Recoveries to Unsecured Creditors					*43%*	*65%*	*84%*	*H/I=J*	

See notes on the following page

Rentech WP U.S. Inc and Rentech, Inc.
Chapter 11 Analysis

Notes to Chapter 11 Analysis:

(1) Cash on hand is assumed to be utilized to fund post-petition costs of Debtors.

(2) Receivables noted are included as received in the forecasted cash balances.

(3) Prepaid expenses consist primarily of insurance premiums, retainers and deposits on leases. Recovery of these amounts is not likely to be high as many of the insurance premiums are fully earned. Approximately $63,000 in security deposits potentially recoverable.

(4) Fixed assets on balance sheet consists mostly of older computer equipment and software with marginal recoverable value.

(5) Based on current deals in place with the exception of Fulghum SA which is based on potential estimated proceeds.

High -	Represents total of asset sales for NEWP, Fulghum US and Atikokan which are currently in place. Fulghum SA estimated
Mid -	Assumes no sale of Fulghum SA, all others as currently in place.
Low -	Assumes current deals are reduced by 10% and no Fulghum SA sale.

(6) Bankruptcy Costs and Priority Non-Tax Claim accrued and unpaid at confirmation, as calculated below:

	Low	Mid	High
Priority Non-Tax Claims	$ (113)	$ (113)	$ (113)
Accrued Bankruptcy Costs	(1,360)	(1,358)	(1,890)
Net Admin Fees	$ (1,474)	$(1,472)	$(2,004)

(7) Represents KEIP payments as approved by court

(8) Total secured claims include pre-petition GSO and BMO debt and and any amounts finded under the proposed $3 million DIP. As proposed, DIP would be higher in priority than pre-petition secured claims. Any DIP funding is 100% recovered in all scenarios.

Exhibit B
Notice of Effective Date

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	:	Chapter 11
Rentech WP U.S. Inc., *et al.*,[1]	:	Case No. 17-12958 (CSS)
Debtors.	:	(Jointly Administered)

NOTICE OF OCCURRENCE OF EFFECTIVE DATE OF DEBTORS' SECOND AMENDED COMBINED DISCLOSURE STATEMENT AND CHAPTER 11 PLAN OF LIQUIDATION

PLEASE TAKE NOTICE that, on April [4], 2018, the United States Bankruptcy Court for the District of Delaware entered an order [Docket No. [__]] (the "**Confirmation Order**") confirming the *Debtors' Second Amended Combined Disclosure Statement and Chapter 11 Plan of Liquidation*, dated April [__], 2018 [Docket No. [__]] (as modified and approved by the Confirmation Order, the "**Plan**").[2]

PLEASE TAKE FURTHER NOTICE that, the Effective Date of the Plan occurred on **April [15], 2018**. Each of the conditions precedent to the Effective Date enumerated in Article XIV of the Plan have been satisfied or waived in accordance with the Plan and the Confirmation Order.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Confirmation Order, the exculpation, releases, and injunction provisions in Article XII of the Plan (as modified by the Confirmation Order) are now in full force and effect.

PLEASE TAKE FURTHER NOTICE that, Professionals requesting compensation pursuant to Bankruptcy Code Sections 328, 330, 331, or 503(b) of the Bankruptcy Code for services rendered in connection with the Chapter 11 Cases prior to the Effective Date must file with the Bankruptcy Court, and serve on: (i) counsel for the Post-Effective Date Debtors, (a) Latham & Watkins LLP, 355 South Grand Avenue, Suite 100, Los Angeles, CA 90071-1560 (Attn: Peter M. Gilhuly, Esq. (email: Peter.Gilhuly@lw.com)) and (b) Young Conaway Stargatt & Taylor, LLP, Rodney Square, 1000 North King Street, Wilmington, DE 19801 (Michael R. Nestor, Esq. (email: mnestor@ycst.com)); (ii) the U.S. Trustee, J. Caleb Boggs Federal Building, 844 King Street, Suite 2207, Lockbox 35, Wilmington, DE 19801 (Attn: Juliet Sarkessian, Esq. (email: Juliet.M.Sarkessian@usdoj.gov)), (iii) counsel to the Committee, (a) Lowenstein Sandler LLP, 1251 Avenue of the Americas, New York, NY 10020 (Attn: Wojciech F. Jung, Esq. (email:

1 The Debtors, together with the last four digits of each Debtor's U.S. federal tax identification number, are Rentech WP U.S. Inc. (7863) and Rentech, Inc. (7421). The address for the Debtors is 10880 Wilshire Boulevard, Suite 1101, Los Angeles, CA 90024.

2 Capitalized terms used but not otherwise defined herein shall have those meanings ascribed to them in the Plan.

US-DOCS\99998031.3

wjung@lowenstein.com)) and (b) Whiteford Taylor Preston LLC, 405 North King Street, Suite
500, Wilmington, DE 19801 (Attn: Christopher M. Samis, Esq. (email: csamis@wtplaw.com)), and (iv) such other entities who are designated by the Bankruptcy Rules, the Confirmation Order, or other Order of the Bankruptcy Court, an application for the allowance of final compensation and reimbursement of expenses in the Chapter 11 Cases on or before May [17], 2018.
PLEASE TAKE FURTHER NOTICE that, executory contracts and unexpired leases not assumed before the Effective Date, or subject to a pending motion to assume as of the Effective Date, have been rejected pursuant to the Plan. The Confirmation Order constitutes an Order approving such rejection as of the Effective Date. If your contract or lease is rejected, you may have a Claim resulting from that rejection. The deadline to file a proof of Claim for damages, if any, relating to the rejection of a contract or lease is May [17], 2018. Absent an Order of the Bankruptcy Court to the contrary, any Claim arising from the rejection of an executory contract or unexpired lease for which proof of such Claim is not filed on or before May [17], 2018, shall be forever barred from receiving any Distribution under the Plan for such Claim. Any Allowed Claim arising from the rejection of executory contracts or unexpired leases for which proof of such Claim has been timely filed shall be, and shall be treated as, an Allowed General Unsecured Claim under the terms of the Plan, subject to any limitation under Bankruptcy Code Section 502(b) or otherwise. A proof of claim form may be obtained free of charge by contacting the Balloting Agent, (i) in writing, at Prime Clerk LLC, 830 3rd Avenue,
3rd Floor, New York, NY 10022, or (ii) by telephone at (866) 365-3445, or online at
http://cases.primeclerk.com/rentech, by clicking in the “Information Center” under the tab marked “Submit a Claim.” Such proof of claim must be submitted to the Balloting Agent at Rentech WP U.S. Inc. Claims Processing Center, c/o Prime Clerk LLC, 830 3rd Avenue, 3rd Floor, New York, NY 10022. Alternatively, a proof of claim may be submitted electronically by completing the proof of claim form that can be accessed at the Balloting Agent’s website, http://case.primeclerk.com/rentech, by clicking on the tab marked “Submit a Claim.” Prime Clerk must receive your proof of claim on or before May [17], 2018, otherwise you will be barred from receiving any Distribution under the Plan in respect of such Claim.
PLEASE TAKE FURTHER NOTICE that, each Holder of an Administrative Expense Claim arising between December 19, 2017 and the Effective Date, other than (i) a Claim covered by Article VI of the Plan (relating to Fee Claims), (ii) timely filed and Allowed Claims arising under Bankruptcy Code Section 503(b)(9); (iii) an Administrative Expense Claim that has been Allowed on or before the Administrative Expense Claim Bar Date; (iv) an Administrative Expense Claim held by a taxing authority for postpetition taxes; or (v) an Administrative Expense Claim held by employees of the Debtors or the Post-Effective Date Debtors related solely to health care costs incurred on or after December 19,2017, to be paid by the Debtors or the Post-Effective Date Debtors must file and serve on the Post-Effective Date Debtors a request for payment of such Administrative Expense Claim so that it is received on or before May [17],
2018 (the “Administrative Expense Bar Date”). Holders required to file and serve, who fail to file and serve, a request for payment of Administrative Expense Claims by the Administrative Expense Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Expense Claims against the Debtors or the Post-Effective Date Debtors and their property.

2

PLEASE TAKE FURTHER NOTICE that, the Plan and its provisions are binding on the Debtors, the Post-Effective Date Debtors, any Holder of a Claim against, or Equity Interest in, the Debtors, and such Holder’s respective successors or assigns (whether or not the Claim or Equity Interest of such Holder is Impaired under the Plan, whether or not such Holder has accepted the Plan, and whether or not such Holder is entitled to a Distribution under the Plan), all Entities that are party, or subject, to the settlements, compromises, releases, and injunctions described in the Plan, each Entity in which property is vested under the Plan, and any and all non-Debtor counterparties to executory contracts, unexpired leases, and any other prepetition agreements.
PLEASE TAKE FURTHER NOTICE that, as of the Effective Date the Rentech Liquidation Trust was formed and all assets of the Debtors were transferred and assigned to the Rentech Liquidation Trust. Peter Kravitz, a Principal at Province, Inc., will serve as trustee of the Rentech Liquidation Trust (the “Liquidation Trustee”) in accordance with the Plan and the Liquidation Trust Agreement. Effective as of the Effective Date, the board of directors of each Post-Effective Date Debtor is comprised solely of the Liquidation Trustee, and the members of the board of directors of each Debtor prior to the Effective Date, in their capacities as such, shall have no continuing obligations to either of the Post-Effective Date Debtors. Also, effective as of the Effective Date, the sole officer of each Post-Effective Date Debtor is the Liquidation Trustee. The Liquidation Trustee’s address for notice and service purposes is Province, Inc., 2360
Corporate    Circle, Suite330,Henderson,NV89074 (Attn: Peter Kravitz(email:
pkravitz@provincefirm.com)).
PLEASE TAKE FURTHER NOTICE that, the Confirmation Order and the Plan are available for inspection. You may obtain a copy by contacting the Debtors’ Balloting Agent, Prime Clerk LLC at (a) the Debtors’ website at http://cases.primeclerk.com/rentech or (b) upon request by telephone at (866) 365-3445. You may also obtain copies of any pleadings filed in these Chapter 11 Cases for a fee on the Bankruptcy Court’s website at: http://www.deb.uscourts.gov.
PLEASE TAKE FURTHER NOTICE that, the Plan and the Confirmation Order contain other provisions that may affect your rights. You are encouraged to review the Plan and the Confirmation Order in their entirety.
Dated: April _, 2018
Wilmington, Delaware
YOUNG CONAWAY STARGATT & TAYLOR, LLP
Michael R. Nestor (No. 3526) Matthew B. Lunn (No. 4119) Rodney Square
1000 North King Street
Wilmington, DE 19801
Telephone: (302) 571-6600
Facsimile: (302) 571-1253
E-mail: mnestor@ycst.com mlunn@ycst.com

3

-and-
Peter M. Gilhuly (admitted pro hac vice) Kimberly A. Posin (admitted pro hac vice) Adam E. Malatesta (admitted pro hac vice) LATHAM & WATKINS LLP
355 South Grand Avenue, Suite 100
Los Angeles, California 90071-1560
Telephone: (213) 485-1234
Facsimile: (213) 891-8763
E-mail: Peter.Gilhuly@lw.com Kim.Posin@lw.com Adam.Malatesta@lw.com
Counsel for Debtors and Debtors-in-Possession

4